As filed with the Securities and Exchange Commission on February 27, 2026

File No. 811-23803

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
AMENDMENT NO. 6	☒

SHORT DURATION INFLATION-PROTECTED INCOME PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

One Post Office Square, Boston, Massachusetts 02109

(Address of Principal Executive Offices)

(617) 482-8260

(Registrant’s Telephone Number, including Area Code)

Deidre E. Walsh

One Post Office Square, Boston, Massachusetts 02109

(Name and Address of Agent for Service)

Throughout this Amendment to the Registration Statement, certain information concerning Short Duration Inflation-Protected Income Portfolio (the “Portfolio”) is incorporated by reference from Amendment No. 2 10 to the Registration Statement of Eaton Vance Special Investment Trust (File No. 002-27962 under the Securities Act of 1933 (the “1933 Act”)) (the “Amendment”), which was filed electronically with the Securities and Exchange Commission (the “SEC”) on February 2 6 , 2026 (Accession No. 0001133228-26-002260 ). The Amendment contains the prospectus (the “Fund prospectus”) and statement of additional information (the “Fund SAI”) of Eaton Vance Short Duration Inflation-Protected Income Fund (the “Fund”), which may invest a portion of its assets in the Portfolio.

PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph B.2.(b) of the General Instructions to Form N-1A.

Item 5. Management

(a) Investment Adviser

The Portfolio’s investment adviser is Boston Management and Research (“BMR”).

(b) Portfolio Manager(s)

The Portfolio is managed by Alexander Bouzalis, Brian S. Ellis, CFA, and Michael Rosborough. Mr. Ellis has managed the Portfolio since its commencement of operations in May 2022 . Messrs. Bouzalis and Rosborough have managed the Portfolio since September 2, 2025.

Item 6. Purchase and Sale of Portfolio Interests

(a) Purchase of Portfolio Interests

Interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, pooled income funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

(b) Sales of Portfolio Interests

Interests in the Portfolio are redeemable on any Portfolio Business Day as defined in Item 11 below.

Item 7. Tax Information

It is intended that the Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolio generally is not subject to U.S. federal income tax; instead, each investor in the Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share of the Portfolio’s income, gain, loss, deductions and credits for any taxable year

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of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio. The Portfolio expects its allocations to constitute ordinary income and/or capital gains to investors subject to taxation.

Item 8. Financial Intermediary Compensation

Not applicable.

Item 9.	Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings

The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective.

(a) Investment Objective

The Portfolio’s investment objective is real return.

(b) Implementation of Investment Objective

Under normal market conditions, the Portfolio seeks to achieve its investment objective of real return by investing at least 80% of its net assets (plus any borrowings for investment purposes) in “inflation protected” instruments, which include (i) inflation-indexed debt obligations of varying maturities issued by the United States and non-U.S. governments, their agencies or instrumentalities (such as Treasury Inflation Protected Securities, or “TIPS”), corporations and other issuers and (ii) other fixed or floating-rate debt obligations (including junior and senior loans (“loans”)) with respect to which the Portfolio enters into agreements to swap nominal interest payments for payments based on changes in the U.S. Consumer Price Index (“CPI”) or other measures of inflation (the “80% Policy”). Real return is defined as total return less the estimated cost of inflation (typically measured by the change in an official inflation measure). The Portfolio will limit its real duration to 3.5 years or less and will maintain a weighted average credit quality of investment grade (rated BBB or higher by Moody’s Investors Service, Inc. (“Moody’s”), or equivalently rated by S&P Global Ratings (“S&P”) or Fitch Ratings (“Fitch”), or by Kroll Bond Rating Agency, LLC (“Kroll”) for securitized debt instruments only (such as asset-backed securities (“ABS”) and mortgage-backed securities (“MBS”)) or, if unrated, determined by the investment adviser to be of comparable quality). The Portfolio is “non-diversified,” which means it may invest a greater percentage of its assets in the securities of a single issuer than a “diversified” fund.

The Portfolio may invest up to 10% of its total assets in securities denominated in foreign currencies and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries. The Portfolio may invest in instruments rated below investment grade (sometimes referred to as “junk”) (rated below BBB by Moody’s, or equivalently rated by S&P or Fitch, or Kroll (for securitized debt instruments only), or, if unrated, determined by the investment adviser to be of comparable quality). The Portfolio may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may invest in repurchase agreements or reverse repurchase agreements. Such instruments may be entered into for purposes of investment leverage. Forward purchases of inflation-indexed debt obligations of varying maturities issued by the United States and non-U.S. governments, their agencies or instrumentalities (such as TIPS), corporations and other issuers will be considered “inflation protected” instruments for purposes of the Portfolio’s 80% Policy. The Portfolio may invest in derivative instruments, such as swap agreements, options, forward foreign currency exchange contracts, futures contracts or options on futures. Except as required

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by applicable regulation, there is no stated limit on the Portfolio’s use of derivatives for such purposes. The Portfolio also may engage in short sales, lend its securities, invest in restricted securities, MBS, commercial MBS or ABS. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as dollar rolls). The Portfolio will not purchase additional investments while outstanding borrowings exceed 5% of the value of its total assets.

The portfolio managers may sell a security when the investment adviser’s valuation target is reached, the fundamentals of the company change or to pursue more attractive investment options. When deemed by the investment adviser to be relevant to its evaluation of creditworthiness and when applicable information is available, the investment adviser considers environmental, social and/or governance issues (referred to as ESG) which may impact the prospects of an issuer (or obligor) or financial performance of an obligation. When considered, one or more ESG issues are taken into account alongside other factors in the investment decision-making process and are not the sole determinant of whether an investment can be made or will remain in the Portfolio.

(c) Risks

Set forth below are the principal characteristics and risks associated with the investments and strategies of the Portfolio. The risks of these investment strategies could adversely affect the Portfolio’s net asset value or total return. The Portfolio might not use or be exposed to all of the strategies and techniques or invest directly or indirectly in all of the types of investments described in this registration statement. While at times the Portfolio may use alternative investment strategies in an effort to limit losses, it may choose not to do so.

Principal Risks

Definitions. As used herein, the following terms have the indicated meaning: “1940 Act” means the Investment Company Act of 1940, as amended; “1933 Act” means the Securities Act of 1933, as amended; “Code” means the Internal Revenue Code of 1986, as amended; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and “investment adviser” means the Portfolio’s investment adviser but if the Portfolio is sub-advised, it refers to the sub-adviser(s) providing day-to-day management with respect to the investments or strategies discussed.

Inflation-Indexed Bonds. Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) are fixed-income securities whose principal value is periodically adjusted according to the rate of inflation. The principal amount of an inflation-indexed bond is adjusted in response to changes in the level of inflation. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, and therefore, the principal amount of such bonds cannot be reduced below par even during a period of deflation. However, the current market value of these bonds is not guaranteed and will fluctuate, reflecting the risk of changes in their yields. In certain jurisdictions outside the United States, the repayment of the original bond principal upon the maturity of an inflation-indexed bond is not guaranteed, allowing for the amount of the bond repaid at maturity to be less than par. The interest rate for inflation-indexed bonds is fixed at issuance as a percentage of this adjustable principal. Accordingly, the actual interest income may both rise and fall as the principal amount of the bonds adjusts in response to movements in the Consumer Price Index, a measure of inflation.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates (i.e. the rate of interest after allowing for inflation). If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and

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consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed by the U.S. Treasury in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal. While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

Fixed-Income Securities and Other Debt Instruments. Fixed-income securities and other debt instruments include all types of fixed and floating-rate bonds and notes, such as convertible securities and other hybrid securities (other than preferred stock); corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued by both governments and corporations; structured notes, including “indexed” securities; loans; loan participations and assignments; private debt instruments: arbitration awards and related claims; delayed funding loans and revolving credit facilities; and bank certificates of deposit, fixed time deposits, bank deposits (or investments structured to provide the same type of exposure) and bankers’ acceptances of foreign and domestic banks and other debt instruments. Fixed-income securities and other debt instruments are issued by: foreign governments or their subdivisions, agencies and government-sponsored enterprises; sovereign entities; international agencies or supranational entities; the U.S. Government, its agencies or government-sponsored enterprises (or guaranteed thereby); central or quasi-sovereign banks and U.S. and foreign corporations. Fixed-income securities and other debt instruments include deep discount bonds, such as zero coupon bonds, deferred interest bonds, bonds or securities on which the interest is payable in-kind (“PIK securities”), which are debt obligations that are issued at a significant discount from face value, and securities purchased on a forward commitment or when-issued basis. While zero coupon bonds do not make periodic payments of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. PIK securities provide that the issuer thereof may, at its option, pay interest in cash or in the form of additional securities. The market price of a fixed-income investment can decline due to market-related factors, including rising interest rates and widening credit spreads, rising inflation, a decreased liquidity due to, for example, market uncertainty about the value of a fixed-income investment (or class of fixed-income investments).

Duration. Duration measures a fixed-income security’s price sensitivity to changes in the general level of interest rates. Duration differs from maturity in that it considers a security’s coupon payments in addition to the amount of time until the security matures. As the value of a security changes over time, so will its duration. Various techniques may be used to shorten or lengthen Portfolio duration.

Interest Rate Risk. In general, the value of income securities will fluctuate based on changes in interest rates. The value of these securities is likely to increase when interest rates fall and decline when interest rates rise. Generally, securities with longer durations or maturities are more sensitive to changes in interest rates than securities with shorter durations or maturities, causing them to be more volatile. Conversely, fixed-income securities with shorter durations or maturities will be less volatile but may provide lower returns than fixed-income securities with longer durations or maturities. In a rising interest rate environment, the duration of income securities that have the ability to be prepaid or called by the issuer may be extended. In a declining interest rate environment, the proceeds from prepaid or maturing instruments may have to be reinvested at a lower interest rate. The Portfolio may own individual investments that have longer durations than the average duration of the Portfolio. Certain countries and regulatory bodies may use negative interest rates as a monetary policy tool to encourage economic growth during periods of deflation. In a negative interest rate environment, debt instruments may trade at negative yields, which means the purchaser of the instrument may receive at maturity less than the total amount invested. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or

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cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio’s investments.

Credit Risk. Investments in debt instruments are subject to the risk of non-payment of scheduled principal and interest. Changes in economic conditions or other circumstances may reduce the capacity of the party obligated to make principal and interest payments on such instruments and may lead to defaults. Such non-payments and defaults may reduce the value of Portfolio shares and income distributions. The value of debt instruments also may decline because of concerns about the issuer’s ability to make principal and interest payments. In addition, the credit ratings of debt instruments may be lowered if the financial condition of the party obligated to make payments with respect to such instruments deteriorates. In the event of bankruptcy of the issuer of a debt instrument, the Portfolio could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing the instrument. In order to enforce its rights in the event of a default, bankruptcy or similar situation, the Portfolio may be required to retain legal or similar counsel, which may increase the Portfolio’s operating expenses and adversely affect net asset value. See “Lower Rated Investments.” The Portfolio is also exposed to credit risk when it engages in certain types of derivative transactions and when it engages in transactions that expose the Portfolio to counterparty risk. See “Derivatives.”

In evaluating the quality of a particular instrument, the investment adviser (or sub-adviser, if applicable) may take into consideration, among other things, a credit rating assigned by a credit rating agency, the issuer’s financial resources and operating history, its sensitivity to economic conditions and trends, the ability of its management, its debt maturity schedules and borrowing requirements, and relative values based on anticipated cash flow, interest and asset coverage, and earnings prospects. Credit rating agencies are private services that provide ratings of the credit quality of certain investments. Credit ratings issued by rating agencies are based on a number of factors including, but not limited to, the issuer’s financial condition and the rating agency’s credit analysis, if applicable, at the time of rating. As such, the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The ratings assigned are not absolute standards of credit quality and do not evaluate market risks or necessarily reflect the issuer’s current financial condition or the volatility or liquidity of the security.

For purposes of determining compliance with the Portfolio’s credit quality restrictions, if any, the Portfolio’s investment adviser (or sub-adviser, if applicable) relies primarily on the ratings assigned by credit rating agencies but may, in the case of unrated instruments, perform its own credit and investment analysis to determine an instrument’s credit quality. A credit rating may have a modifier (such as plus, minus or a numerical modifier) to denote its relative status within the rating. The presence of a modifier does not change the security credit rating (for example, BBB- and Baa3 are within the investment grade rating) for purposes of the Portfolio’s investment limitations. If an instrument is rated differently by two or more rating agencies, the highest rating will be used for any Portfolio rating restrictions.

U.S. Treasury and Government Securities. U.S. Treasury securities (“Treasury Securities”) include U.S. Treasury obligations that differ in their interest rates, maturities and times of issuance. U.S. Government agency securities (“Agency Securities”) include obligations issued or guaranteed by U.S. Government agencies or instrumentalities and government-sponsored enterprises. Agency Securities may be guaranteed by the U.S. Government or they may be backed by the right of the issuer to borrow from the U.S. Treasury, the discretionary authority of the U.S. Government to purchase the obligations, or the credit of the agency, instrumentality or enterprise.

Government-sponsored enterprises, such as the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”), the

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Federal Home Loan Banks (“FHLBs”), the Private Export Funding Corporation (“PEFCO”), the Federal Deposit Insurance Corporation (“FDIC”), the Federal Farm Credit Banks (“FFCB”) and the Tennessee Valley Authority (“TVA”), although chartered or sponsored by Congress, are not funded by congressional appropriations and the debt and mortgage-backed securities issued by them are neither guaranteed nor issued by the U.S. Government. Because these securities are not backed by the full faith and credit of the United States, there is a risk that the U.S. Government will not provide financial support to these agencies if not obligated to do so by law. The maximum potential liability of the issuers of some U.S. government securities held by the Portfolio may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the portfolios to meet their payment obligations in the future. The interest from U.S. government securities generally is not subject to state and local taxation. Treasury Securities and Agency Securities also include any security or agreement collateralized or otherwise secured by Treasury Securities or Agency Securities, respectively.

Because of their high credit quality and market liquidity, U.S. Treasury and Agency Securities generally provide a lower current return than obligations of other issuers. While the U.S. Government has provided financial support to Fannie Mae and Freddie Mac in the past, there can be no assurance that it will support these or other government-sponsored enterprises in the future. In addition, uncertainty regarding the status of negotiations in the U.S. Government to increase the statutory debt ceiling could increase the risk that the U.S. Government may default on payments on certain U.S. government securities and may cause the credit rating of the U.S. Government to be downgraded. Any uncertainty regarding the ability of the United States to repay its debt obligations, and any default by the U.S. Government, would have a negative impact on the Portfolio’s investments in U.S. government securities.

Lower Rated Investments. Investments in obligations rated below investment grade and comparable unrated securities (sometimes referred to as “junk”) generally entail greater economic, credit and liquidity risks than investment grade securities. Lower rated investments are speculative because of increased credit risk relative to other fixed income investments. Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments. An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs. Lower rated investments generally are subject to greater price volatility and illiquidity than higher rated investments. Lower rated investments are considered primarily speculative with respect to the issuer’s capacity to pay interest and repay principal.

Because of the greater number of investment considerations involved in investing in investments that receive lower ratings, investing in lower rated investments depends more on the investment adviser’s judgment and analytical abilities than may be the case for investing in investments with higher ratings. While the investment adviser will attempt to reduce the risks of investing in lower rated or unrated securities through, among other things, active portfolio management, credit analysis and attention to current developments and trends in the economy and the financial markets, there can be no assurance that the investment adviser will be successful in doing so.

Loans. Loans may be primary, direct investments or investments in loan assignments or participation interests. A loan assignment represents a portion or the entirety of a loan and a portion or the entirety of a position previously attributable to a different lender. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement and has the same rights and obligations as the assigning investor. However, assignments through private negotiations may cause the purchaser of an assignment to have different and more limited rights than those held by the assigning investor. Loan participation interests are interests issued by a lender or other entity and represent a fractional interest in a loan. The Portfolio typically will have a contractual relationship only with the financial institution that issued

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the participation interest. As a result, the Portfolio may have the right to receive payments of principal, interest and any fees to which it is entitled only from the financial institution and only upon receipt by such entity of such payments from the borrower. In connection with purchasing a participation interest, the Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights with respect to any fund acquired by other investors through set-off against the borrower and the Portfolio may not directly benefit from the collateral supporting the loan in which it has purchased the participation interest. As a result, the Portfolio may assume the credit risk of both the borrower and the financial institution issuing the participation interest. In the event of the insolvency of the entity issuing a participation interest, the Portfolio may be treated as a general creditor of such entity. Most loans are rated below investment grade or, if unrated, are of similar credit quality.

Loan investments may be made at par or at a discount or premium to par. The interest payable on a loan may be fixed or floating rate, and paid in cash or in-kind. In connection with transactions in loans, the Portfolio may be subject to facility or other fees. Loans may be secured by specific collateral or other assets of the borrower, guaranteed by a third party, unsecured or subordinated. During the term of a loan, the value of any collateral securing the loan may decline in value, causing the loan to be under collateralized. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a borrower’s obligations under the loan. In addition, if a loan is foreclosed, the Portfolio could become part owner of the collateral and would bear the costs and liabilities associated with owning and disposing of such collateral.

Certain loans (“senior loans”) hold a senior position in the capital structure of a business entity, are typically secured with specific collateral and have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debtholders and stockholders of the borrower. Junior loans may be secured or unsecured subordinated loans, second lien loans and subordinated bridge loans. Floating-rate loans typically have rates of interest which are re-determined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium.

A lender’s repayment and other rights primarily are determined by governing loan, assignment or participation documents, which (among other things) typically establish the priority of payment on the loan relative to other indebtedness and obligations of the borrower. A borrower typically is required to comply with certain covenants contained in a loan agreement between the borrower and the holders of the loan. The types of covenants included in loan agreements generally vary depending on market conditions, the creditworthiness of the issuer, and the nature of the collateral securing the loan. Loans with fewer covenants that restrict activities of the borrower may provide the borrower with more flexibility to take actions that may be detrimental to the loan holders and provide fewer investor protections in the event covenants are breached. The Portfolio may experience relatively greater realized or unrealized losses or delays and expense in enforcing its rights with respect to loans with fewer restrictive covenants. Loans to entities located outside of the U.S. may have substantially different lender protections and covenants as compared to loans to U.S. entities and may involve greater risks. In the event of bankruptcy, applicable law may impact a lender’s ability to enforce its rights. Bankruptcy laws in foreign jurisdictions, including emerging markets, may differ significantly from U.S. bankruptcy law and the Portfolio’s rights with respect to a loan governed by the laws of a foreign jurisdiction may be more limited.

Loans may be originated by a lending agent, such as a financial institution or other entity, on behalf of a group or “syndicate” of loan investors (the “Loan Investors”). In such a case, the agent administers the terms of the loan agreement and is responsible for the collection of principal, and interest payments from the borrower and the apportionment of these payments to the Loan Investors. Failure by the agent to fulfill its obligations may delay or adversely affect receipt of payment by the Portfolio. Furthermore, unless under the terms of a loan agreement or participation (as applicable) the Portfolio has direct recourse against the borrower, the Portfolio must rely on the agent and the other Loan Investors to pursue appropriate remedies against the borrower.

Private debt may be across all types of instruments and asset classes. Loans to private companies are typically illiquid and may be difficult to value. These loans can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt, and the degree to which such assets cover the subject company’s debt obligations. Private debt investments may be rated below investment grade or, if unrated, deemed to be of equivalent quality.

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Although the overall size and number of participants in the market for many loans has grown over the past decade, such loans continue to trade in a private, unregulated inter-dealer or inter-bank secondary market and the amount of available public information about loans may be less extensive than that available for registered or exchange listed securities. With limited exceptions, the investment adviser will take steps intended to insure that it does not receive material nonpublic information about the issuers of loans that also issue publicly traded securities. Therefore, the investment adviser may have less information than other investors about certain of the loans in which it seeks to invest. Purchases and sales of loans are generally subject to contractual restrictions that must be satisfied before a loan can be bought or sold. These restrictions may (i) impede the Portfolio’s ability to buy or sell loans, (ii) negatively impact the transaction price, (iii) impact the counterparty and/or credit risks borne by the Portfolio, (iv) impede the Portfolio’s ability to timely vote or otherwise act with respect to loans, (v) expose the Portfolio to adverse tax or regulatory consequences and/or (vi) result in delayed settlement of loan transactions. It may take longer than seven days for a transaction in loans to settle, which may impact the Portfolio’s process for meeting redemptions. See “Liquidity Risk.” This is partly due to the nature or manner in which loans trade and the contractual restrictions noted above, which require a written assignment agreement and various ancillary documents for each transfer, and frequently require discretionary consents from both the borrower and the administrative agent. In light of the foregoing, the Portfolio may hold cash, sell investments or temporarily borrow to meet its cash needs, including satisfying redemption requests.

Assignments of loans through private negotiations may cause the purchaser of an assignment to have different and more limited rights than those held by the assigning investor. In connection with purchasing a participation interest, the Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement. In the event the borrower defaults, the Portfolio may not directly benefit from the collateral supporting the loan (if any) in which it has purchased the participation interest. As a result, the Portfolio may assume the credit risk of both the borrower and the financial institution issuing the participation interest. No active trading market may exist for certain loans, which may impair the ability of the Portfolio to realize full value in the event of the need to sell a loan and which may make it difficult to value the loan. To the extent that a secondary market does exist for certain loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

In addition to the risks generally associated with debt instruments, such as credit, market, interest rate and liquidity risks, loans are also subject to the risk that the value of any collateral securing a loan may decline, be insufficient to meet the obligations of the borrower or be difficult to liquidate. The specific collateral used to secure a loan may decline in value or become illiquid, which would adversely affect the loan’s value. The Portfolio’s access to collateral may be limited by bankruptcy, other insolvency laws or by the type of loan the Portfolio has purchased. For example, if the Portfolio purchases a participation instead of an assignment, it would not have direct access to collateral of the borrower. As a result, a floating-rate loan may not be fully collateralized and can decline significantly in value. Additionally, collateral on loan instruments may not be readily liquidated, and there is no assurance that the liquidation of such assets will satisfy a borrower’s obligations under the investment.

Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate a loan to presently existing or future indebtedness of the borrower, or take other action detrimental to the holders of a loan including, in certain circumstances, invalidating a loan or causing interest previously paid to be refunded to the borrower. Any such actions by a court could negatively affect the Portfolio’s performance. Loans that are secured and senior to other debtholders of a borrower tend to have more favorable loss recovery rates as compared to more junior types of below investment grade debt obligations. Due to their lower place in the borrower’s capital structure and, in some cases, their unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower.

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Investing in loans involves the risk of default by the borrower or other party obligated to repay the loan. In the event of insolvency of the borrower or other obligated party, the Portfolio may be treated as a general creditor of such entity unless it has rights that are senior to that of other creditors or secured by specific collateral or assets of the borrower. Fixed rate loans are also subject to the risk that their value will decline in a rising interest rate environment. This risk is mitigated for floating-rate loans, where the interest rate payable on the loan resets periodically by reference to a base lending rate.

U.S. federal securities laws afford certain protections against fraud and misrepresentation in connection with the offering or sale of a security, as well as against manipulation of trading markets for securities. The typical practice of a lender in relying exclusively or primarily on reports from the borrower may involve the risk of fraud, misrepresentation, or market manipulation by the borrower. It is unclear whether U.S. federal securities law protections are available to an investment in a loan. In certain circumstances, loans may not be deemed to be securities, and in the event of fraud or misrepresentation by a borrower, lenders may not have the protection of the anti-fraud provisions of the federal securities laws. However, contractual provisions in the loan documents may offer some protections, and lenders may also avail themselves of common-law fraud protections under applicable state law.

Foreign Investments. Investments in foreign issuers could be affected by factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, and potential difficulties in enforcing contractual obligations. Because foreign issuers may not be subject to uniform accounting, auditing and financial reporting standard practices and requirements and regulatory measures comparable to those in the United States, there may be less publicly available information about such foreign issuers. Adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Portfolio’s investments. Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the United States, which could affect the liquidity of the Portfolio’s assets. Evidence of ownership of certain foreign investments may be held outside the United States, and the Portfolio may be subject to the risks associated with the holding of such property overseas. Trading in certain foreign markets is also subject to liquidity risk.

Foreign investment in the securities markets of certain foreign countries is restricted or controlled to varying degrees. Foreign issuers may become subject to sanctions imposed by the United States or another country against a particular country or countries, organizations, entities and/or individuals, which could result in the immediate freeze of the foreign issuers’ assets or securities. The imposition of such sanctions could impair the market value of the securities of such foreign issuers and limit the Portfolio’s ability to buy, sell, receive or deliver the securities. In addition, as a result of economic sanctions, the Portfolio may be forced to sell or otherwise dispose of investments at inopportune times or prices, which could result in losses to the Portfolio and increased transaction costs. If a deterioration occurs in a country’s balance of payments, the country could impose temporary restrictions on foreign capital remittances. The Portfolio could also be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation, as well as by other restrictions on investment. The risks posed by such actions with respect to a particular foreign country, its nationals or industries or businesses within the country may be heightened to the extent the Portfolio invests significantly in the affected country or region or in issuers from the affected country that depend on global markets. Even if the Portfolio does not have significant investments in securities affected by sanctions, sanctions or the threat of sanctions may cause volatility in regional and global markets and may negatively impact the performance of various sectors and industries, as well

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as companies in other countries, including through global supply chain disruptions, increased inflationary pressures, and reduced economic activity, which could have a negative effect on the Portfolio’s performance. In addition, trade disputes may affect investor and consumer confidence and adversely affect financial markets and the broader economy, perhaps suddenly and to a significant degree. Events such as these and their impact on the Portfolio are difficult to predict.

In some non-U.S. securities markets, custody arrangements for securities provide significantly less protection than custody arrangements in U.S. securities markets, and prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Portfolio to credit and other risks it does not have in the United States.

The Portfolio needs a license to invest directly in securities traded in many non-U.S. securities markets. These licenses are often subject to limitations, including maximum investment amounts. Once a license is obtained, the Portfolio’s ability to continue to invest directly is subject to the risk that the license may be terminated or suspended. In some circumstances, the receipt of a non-U.S. license by one of Eaton Vance’s clients may prevent the Portfolio from obtaining a similar license. In addition, certain activities could cause the suspension or revocation of the Portfolio’s license.

The Portfolio may need to utilize complex structures to access certain non-U.S. investments. These structures may require the use of a local entity or local service provider, introducing increased costs as well as increased regulatory and counterparty risks.

Political events in foreign countries may cause market disruptions. For example, the United Kingdom (“UK”) left the European Union (“EU”) on January 31, 2020 (commonly known as “Brexit”). Market uncertainty remains regarding Brexit’s ramifications, and the range and potential implications of the possible political, regulatory, economic, and market outcomes in the UK, EU and beyond are not yet fully known. If one or more additional countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted.

In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”) could cause securities of a foreign (non-U.S.) company, including American Depositary Receipts (“ADRs”), to be delisted from U.S. stock exchanges if the company does not allow the U.S. government to oversee the auditing of its financial information. Although the requirements of the HFCAA apply to securities of all foreign (non-U.S.) issuers, the SEC has thus far limited its enforcement efforts to securities of Chinese companies. If securities are delisted, the Portfolio’s ability to transact in such securities will be impaired, and the liquidity and market price of the securities may decline. The Portfolio may also need to seek other markets in which to transact in such securities, which could increase the Portfolio’s costs.

The Portfolio may invest in securities and other instruments (including loans and arbitration awards, among other instruments ) issued, guaranteed, owed or backed by sovereign or government entities. Economic data as reported by sovereign or government entities and other issuers may be delayed, inaccurate or fraudulent. Many sovereign or government debt obligations may be rated below investment grade. Any restructuring of a sovereign or government debt obligation held by the Portfolio will likely have a significant adverse effect on the value of the obligation. In the event of default of a sovereign or government debt, the Portfolio may be unable to pursue legal action against the issuer or secure collateral on the debt, as there are typically no assets to be seized or cash flows to be attached. Furthermore, the willingness or ability of a sovereign or government entity to restructure defaulted debt or pay an arbitration award may be limited , and the Portfolio may not be able to force a restructuring or collect on an award . Therefore, losses on sovereign or government defaults may far exceed the losses from the default of a similarly rated U.S. corporate debt issuer.

Emerging Markets Investments. The risks of foreign investments can be more significant in emerging markets. Unless otherwise provided in the Portfolio’s principal investment strategies, an emerging market country is any country determined by the investment adviser to have an emerging market economy, considering factors such as the country’s political and economic stability, and the development of its financial and capital markets. Emerging markets may offer

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higher potential for gains and losses than investments in the developed markets of the world. Political and economic structures in emerging market countries generally lack the social, political and economic stability of developed countries, which may affect the value of the Portfolio’s investments in these countries and also the ability of the Portfolio to access markets in such countries. Securities markets within emerging market countries may experience low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets. Emerging markets investments may also include investments through complex structures that may lack transparency.

Governmental actions can have a significant effect on the economic conditions in emerging market countries, which also may adversely affect the value and liquidity of the Portfolio’s investments. In particular, trade disputes may result in governmental actions that could have an adverse effect on investments in emerging market countries, including but not limited to restrictions on investments in, or required divestment of, particular issuers or industries. Such actions may effectively restrict or eliminate the Portfolio’s ability to purchase or sell investments in emerging market countries, and thus may make them less liquid or more difficult to value, or may force the Portfolio to sell or otherwise dispose of such investments at inopportune times or prices. In certain emerging market countries, governments participate to a significant degree, through ownership or regulation, in their respective economies. Action by these governments could have a significant adverse effect on market prices of securities and payments of dividends. Further, investing in the securities of issuers with economic exposure to emerging market countries may present a greater risk of loss resulting from problems in security registration and custody, substantial economic or political disruptions, terrorism, armed conflicts and other geopolitical events, and the impact of tariffs and other restrictions on trade or economic sanctions. Geopolitical events such as nationalization or expropriation could even cause the loss of the Fund’s entire investment in one or more country.

There may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting, and recordkeeping standards and requirements comparable to those to which U.S. companies are subject and, therefore, material information related to an investment may not be available or reliable. The laws of emerging market countries relating to the limited liability of corporate shareholders, fiduciary duties of officers and directors, and bankruptcy of state enterprises are generally less developed than or different from such laws in the United States. It may be more difficult to make a claim or obtain a judgment in the courts of these countries than it is in the United States. In addition, due to jurisdictional limitations, U.S. authorities (e.g., SEC and the U.S. Department of Justice) may be limited in their ability to enforce regulatory or legal obligations in emerging market countries. The possibility of fraud, negligence, undue influence being exerted by an issuer or refusal to recognize ownership exists in some emerging markets. The prices at which investments may be acquired may be affected by trading by persons with information that is not publicly available and by securities transactions by brokers in anticipation of transactions in particular securities. Disruptions due to work stoppages and trading improprieties in foreign securities markets have caused such markets to close. If extended closings were to occur in stock markets where the Portfolio is heavily invested, the Portfolio’s ability to redeem Portfolio shares could become impaired. In such circumstances, the Portfolio may have to sell more liquid securities than it would otherwise choose to sell. Emerging market securities are also subject to speculative trading, which contributes to their volatility.

Foreign Currencies. The value of foreign assets and currencies as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations, application of foreign tax laws (including withholding tax), governmental administration of economic or monetary policies (in this country or abroad), and relations between nations and trading. Foreign currencies also are subject to settlement, custodial and other operational risks. Currency exchange rates can be affected unpredictably by intervention,

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or the failure to intervene, by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad. If the U.S. dollar rises in value relative to a foreign currency, a security denominated in that foreign currency will be worth less in U.S. dollars. If the U.S. dollar decreases in value relative to a foreign currency, a security denominated in that foreign currency will be worth more in U.S. dollars. A devaluation of a currency by a country’s government or banking authority will have a significant impact on the value of any investments denominated in that currency. Costs are incurred in connection with conversions between currencies.

Forward Commitments and When-Issued Securities. The Portfolio may purchase securities on a “forward commitment” or “when-issued” basis (meaning securities are purchased or sold with payment and delivery taking place in the future). In such a transaction, the Portfolio is securing what is considered to be an advantageous price and yield at the time of entering into the transaction.

The yield on a comparable security when the transaction is consummated may vary from the yield on the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may be expected to occur a month or more before delivery is due. No payment or delivery is made, however, until payment is received or delivery is made from the other party to the transaction. These transactions may create leverage in the Portfolio.

Repurchase Agreements. A repurchase agreement is the purchase by the Portfolio of securities from a counterparty in exchange for cash that is coupled with an agreement to resell those securities to the counterparty at a specified date and price. Repurchase agreements maturing in more than seven days that the investment adviser believes may not be terminated within seven days at approximately the amount at which the Portfolio has valued the agreements are considered illiquid securities. When a repurchase agreement is entered into, the Portfolio typically receives securities with a value that equals or exceeds the repurchase price, including any accrued interest earned on the agreement. The value of such securities will be marked to market daily, and cash or additional securities will be exchanged between the parties as needed. Except in the case of a repurchase agreement entered into to settle a short sale, the value of the securities delivered to the Portfolio will be at least equal to the repurchase price during the term of the repurchase agreement. The terms of a repurchase agreement entered into to settle a short sale may provide that the cash purchase price paid by the Portfolio is more than the value of purchased securities that effectively collateralize the repurchase price payable by the counterparty.

In the event of the insolvency of the counterparty to a repurchase agreement, recovery of the repurchase price owed to the Portfolio may be delayed. In a repurchase agreement, such an insolvency may result in a loss to the extent that the value of the purchased securities decreases during the delay or that value has otherwise not been maintained at an amount equal to the repurchase price. Repurchase agreements may create leverage in the Portfolio.

Reverse Repurchase Agreements. The Portfolio may enter into reverse repurchase agreements. Under a reverse repurchase agreement, the Portfolio transfers possession of a security to a counterparty, such as a bank or broker-dealer, in return for cash. At the same time, the Portfolio agrees to repurchase the security at an agreed upon time and price, which reflects an interest payment. The Portfolio may enter into such agreements when it believes it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase the Portfolio’s earned income. The Portfolio may also enter into reverse repurchase agreements as a means of raising cash to satisfy redemption requests without the necessity of selling portfolio holdings.

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In the event of the insolvency of the counterparty to a reverse repurchase agreement, recovery of the securities sold by the Portfolio may be delayed. In a reverse repurchase agreement, the counterparty’s insolvency may result in a loss equal to the amount by which the value of the securities sold by the Portfolio exceeds the repurchase price payable by the Portfolio. When the Portfolio enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities sold to the counterparty or the securities which the Portfolio purchases with the proceeds under the agreement would affect the value of the Portfolio’s assets. As a result, such agreements may increase fluctuations in the net asset value of the Portfolio’s shares. Reverse repurchase agreements, which are economically equivalent to secured borrowings create leverage for the Portfolio.

Asset-Backed Securities. Asset-backed securities represent interests in a pool of assets other than mortgages, such as home equity loans, automobile receivables , or credit card receivables or litigation finance loans . Most asset-backed securities involve consumer or commercial debts with maturities of less than 10 years. However, almost any type of fixed-income asset (including other fixed-income securities) may be used to create an asset-backed security. Asset-backed securities may take the form of commercial paper, notes or pass-through certificates. A structured asset-backed security is a multiclass instrument that is typically backed by a pool of auto loans, credit card receivables, home equity loans or student loans. Unless otherwise specified in the strategy, the Portfolio may invest in various levels of the capital structure of an issuer of asset-backed securities, including the equity or “first loss” tranche.

Unscheduled prepayments of asset-backed securities may result in a loss of income if the proceeds are invested in lower-yielding securities. Conversely, in a rising interest rate environment, a declining prepayment rate will extend the average life of many asset-backed securities, which increases the risk of depreciation due to future increases in market interest rates. In addition, issuers of asset-backed securities may have limited ability to enforce the security interest in the underlying assets, and credit enhancements (if any) may be inadequate in the event of default. Asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under U.S. federal and state law. The value of asset-backed securities may be affected by the factors described above and other factors, such as interest rate risk, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets or the entities providing credit enhancements and the ability of the servicer to service the underlying collateral. The value of asset-backed securities representing interests in a pool of utilities receivables may be adversely affected by changes in government regulations. Under certain market conditions, asset-backed securities may be less liquid and may be difficult to value. If a structured asset-backed security is subordinated to other classes backed by the same pool of collateral, the likelihood that it will make payments of principal may be substantially limited.

Mortgage-Backed Securities (“MBS”). MBS represent participation interests in pools of adjustable and fixed-rate mortgage loans. MBS may be issued by the U.S. Government (or one of its agencies or instrumentalities) or privately issued but collateralized by mortgages that are insured, guaranteed or otherwise backed by the U.S. Government, or its agencies or instrumentalities. Adjustable rate mortgages are mortgages whose interest rates are periodically reset when market rates change. Unlike conventional debt obligations, MBS provide monthly payments derived from the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans. Unless other specified in the strategy, the Portfolio may invest in various levels of the capital structure of an issuer of mortgage-backed securities, including the equity or “first loss” trances.

MBS include classes of collateralized mortgage obligations (“CMOs”), including fixed- or floating-rate tranches, real estate mortgage investment conduits (“REMICs”) and various other MBS. In choosing among CMO classes, the investment adviser will evaluate the total income potential of each class and other factors.

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MBS issued by non-government entities are subject to the risks that the underlying mortgage borrowers fail to make timely payments of interest and principal and that any guarantee or other structural feature, if present, is insufficient to enable the timely payment of interest and principal on the MBS. Although certain MBS are guaranteed as to timely payment of interest and principal by a government-sponsored entity, the market price for such securities is not guaranteed and will fluctuate.

The mortgage loans underlying MBS are generally subject to a greater rate of principal prepayments in a declining interest rate environment and to a lesser rate of principal prepayments in an increasing interest rate environment, although investment in seasoned MBS can mitigate this risk. Under certain interest and prepayment rate scenarios, the Portfolio may fail to recover the full amount of its investment in MBS, notwithstanding any direct or indirect governmental or agency guarantee. Because faster than expected prepayments must usually be invested in lower yielding securities, MBS are less effective than conventional bonds in “locking in” a specified interest rate. For premium bonds, the risk of prepayment may be enhanced. In a rising interest rate environment, a declining prepayment rate will extend the average life of many MBS. This possibility is often referred to as extension risk. Extending the average life of a mortgage-backed security increases the risk of depreciation due to future increases in market interest rates. MBS that are purchased at a premium generate current income that exceeds market rates for comparable investments, but tend to decrease in value as they mature.

CMOs are subject to the same types of risks affecting MBS as described above. CMOs with complex or highly variable prepayment terms generally entail greater market and liquidity risks than other MBS. For example, their prices are more volatile and their trading market may be more limited. The structure of certain CMO interests held by the Portfolio may cause the Portfolio to be paid interest and/or principal on its investment only after holders of other interests in that particular CMO have received the full repayment of principal or interest on their investments.

Mortgage dollar rolls involve the Portfolio selling MBS for delivery in the current month with a simultaneous contract entered to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date (a “mortgage roll”). During the roll period, the Portfolio forgoes principal and interest paid on the MBS.

MBS that include loans that have had a history of refinancing opportunities are referred to as “seasoned MBS.” MBS that are not seasoned MBS are referred to as generic MBS. Seasoned MBS tend to have a higher collateral to debt ratio than other MBS because a greater percentage of the underlying debt has been repaid and the collateral property may have appreciated in value. MBS may be “premium bonds” acquired at prices that exceed their par or principal value.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities (“CMBS”) include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property, such as loans for hotels, shopping centers, office buildings and apartment buildings. Generally, the interest and principal payments on these loans are passed on to investors in CMBS according to a schedule of payments.

CMBS are subject to the risks described under “Asset-Backed Securities” above. CMBS also are subject to many of the risks of investing in the real estate securing the underlying mortgage loans and are therefore different from the risks of other types of mortgage-backed securities. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. CMBS may be less liquid and exhibit a greater price volatility than other types of mortgage- or asset-backed securities.

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The commercial mortgage loans that underlie CMBS have certain distinct risk characteristics. Commercial mortgage loans generally lack standardized terms, which may complicate their structure, tend to have shorter maturities than residential mortgage loans and may not be fully amortizing. Commercial properties themselves tend to be unique and are more difficult to value than single-family residential properties. In addition, commercial properties, particularly industrial and warehouse properties, are subject to environmental risks and the burdens and costs of compliance with environmental laws and regulations. The values of, and income generated by, CMBS may be adversely affected by changing interest rates and other developments impacting the commercial real estate market, such as population shifts and other demographic changes, increasing vacancies (potentially for extended periods) and reduced demand for commercial and office space, maintenance or tenant improvement costs, and costs to convert properties for other uses. These developments could result from, among other things, changing tastes and preferences (such as remote work arrangements) as well as cultural, technological, global or local economic and market developments. In addition, changing interest rate environments and associated changes in lending standards and higher refinancing rates may adversely affect commercial real estate and CMBS markets. The occurrence of any of the foregoing or similar developments would likely increase default risk for the properties and loans underlying these investments as well as impact the value of, and income generated by, these investments. These developments could also result in reduced liquidity for CMBS.

Leverage Risk. Certain Fund transactions may give rise to leverage. Leverage can result from a non-cash exposure to an asset, index, rate, or underlying reference instrument. Leverage can increase both the risk and return potential of the Fund. The use of leverage may cause the Fund to maintain liquid assets or liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations. Leverage may cause the Fund’s net asset value to be more volatile than if it had not been leveraged, as certain types of leverage may exaggerate the effect of any increase or decrease in the value of the Fund’s portfolio securities. The loss on leveraged investments may substantially exceed the initial investment.

If the income from the securities purchased with funds received from leverage is not sufficient to cover the cost of leverage, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to the Fund’s shareholders as dividends and other distributions will be reduced. In the latter case, the investment adviser in its best judgment may nevertheless determine to maintain the Fund’s leveraged position if it deems such action to be appropriate.

Counterparty Risk. A financial institution or other counterparty with whom the Portfolio does business (such as trading, securities lending or as a derivatives counterparty), or that underwrites, distributes or guarantees any instruments that the Portfolio owns or is otherwise exposed to, may decline in financial condition and become unable to honor its commitments. This could cause the value of Portfolio shares to decline or could delay the return or delivery of collateral or other assets to the Portfolio. Counterparty risk is increased for contracts with longer maturities.

Derivatives. Generally, derivatives can be characterized as financial instruments whose performance is derived at least in part from the performance of an underlying reference instrument. Derivative instruments may be acquired in the United States or abroad consistent with the Portfolio’s investment strategy and may include the various types of exchange-traded and over-the-counter (“OTC”) instruments described herein and other instruments with substantially similar characteristics and risks. Portfolio obligations created pursuant to derivative instruments may give rise to leverage, which may subject the Portfolio to heightened risk of loss. The Portfolio may invest in a derivative transaction if it is permitted to own, invest in, or otherwise have economic exposure to the reference instrument. Depending on the type of derivative instrument and the Portfolio’s investment strategy, a reference instrument could be a security, instrument, index, currency, commodity, economic indicator or event (“reference instruments”).

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Derivative instruments are subject to a number of risks, including adverse or unexpected movements in the price of the reference instrument, and counterparty, liquidity, market, tax and leverage risks. Certain derivatives may also be subject to credit risk and interest rate risk. In addition, derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, indices or instruments they are designed to hedge or closely track. Use of derivative instruments may cause the realization of higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if such instruments had not been used. Success in using derivative instruments to hedge portfolio assets depends on the degree of price correlation between the derivative instruments and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative instrument, the reference instrument and the Portfolio’s assets. To the extent that a derivative instrument is intended to hedge against an event that does not occur, the Portfolio may realize losses.

OTC derivative instruments involve an additional risk in that the issuer or counterparty may fail to perform its contractual obligations. Some derivative instruments are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of market volatility, an option or commodity exchange or swap execution facility or clearinghouse may suspend or limit trading in an exchange-traded derivative instrument, which may make the contract temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the closing out of positions to limit losses. The ability to terminate OTC derivative instruments may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative instruments, the only source of price quotations may be the selling dealer or counterparty. In addition, certain provisions of the Code limit the use of derivative instruments. Derivatives permit the Portfolio to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Portfolio can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. There can be no assurance that the use of derivative instruments will benefit the Portfolio.

The U.S. and non-U.S. derivatives markets have undergone substantial changes in recent years as a result of changes under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in the United States and regulatory changes in Europe, Asia and other non-U.S. jurisdictions. In particular, the Dodd-Frank Act and related regulations require most derivatives to be cleared and traded on an exchange, expand entity registration requirements, impose business conduct requirements on counterparties, and impose other regulatory requirements that impact derivatives markets. The SEC adopted Rule 18f-4 under the 1940 Act, which applies to the Portfolio’s use of derivative investments and certain financing transactions. Among other things, Rule 18f-4 requires certain funds that invest in derivative instruments beyond a specified limited amount (generally greater than 10% of a Portfolio’s net assets) to apply a value-at-risk based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. To the extent a Portfolio uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount (up to 10% of a Portfolio’s net assets), it will not be subject to the full requirements of Rule 18f-4. In addition, to the extent that the Portfolio enters into reverse repurchase agreements or similar financing transactions, the Portfolio may elect to either treat all of its reverse repurchase agreements or similar financing transactions as derivatives transactions for purposes of Rule 18f-4 or comply (with respect to reverse repurchase agreements or similar financing transactions) with the asset segregation requirements under Section 18 of the 1940 Act. The implementation of these requirements or additional future regulation of the derivatives markets may make the use of derivatives more

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costly, may limit the availability or reduce the liquidity of derivatives, and may impose limits or restrictions on the counterparties with which the Portfolio engages in derivative transactions. Portfolio management cannot fully predict the effects of any governmental regulation of the derivatives markets, and there can be no assurance that any government regulation will not adversely affect the Portfolio’s performance or ability to achieve its investment objectives. Regulations adopted by federal banking regulators under the Dodd-Frank Act require that certain qualified financial contracts (“QFCs”) with counterparties that are part of U.S. or foreign global systemically important banking organizations be amended to include contractual restrictions on close-out and cross-default rights. QFCs include, but are not limited to, securities contracts, commodities contracts, forward contracts, repurchase agreements, securities lending agreements and swaps agreements, as well as related master agreements, security agreements, credit enhancements, and reimbursement obligations. If a covered counterparty of a Portfolio or certain of the covered counterparty’s affiliates were to become subject to certain insolvency proceedings, a Portfolio may be temporarily unable to exercise certain default rights, and the QFC may be transferred to another entity. In addition, under the rule, a Portfolio is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940 Act, provided that (i) the Portfolio intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). A Portfolio may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Portfolio treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, a Portfolio will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Portfolio reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. These requirements may impact a Portfolio’s credit and counterparty risks.

Options. Options may be traded on an exchange and OTC. By buying a put option on a particular instrument, the Portfolio acquires a right to sell the underlying instrument at the exercise price. By buying a put option on an index, the Portfolio acquires a right to receive the cash difference between the strike price of the option and the index price at expiration. A purchased put position also typically can be sold at any time by selling at prevailing market prices. Purchased put options generally are expected to limit the Portfolio’s risk of loss through a decline in the market value of the underlying security or index until the put option expires. When buying a put option, the Portfolio pays a premium to the seller of the option. If the price of the underlying security or index is above the exercise price of the option as of the option valuation date, the option expires worthless and the Portfolio will not be able to recover the option premium paid to the seller. The Portfolio may purchase uncovered put options on securities, meaning it will not own the securities underlying the option.

The Portfolio may also write (i.e., sell) put options. The Portfolio will receive a premium for selling a put option, which may increase the Portfolio’s return. In selling a put option on a security, the Portfolio has the obligation to buy the security at an agreed upon price if the price of such instrument decreases below the exercise price. By selling a put option on an index, the Portfolio has an obligation to make a payment to the buyer to the extent that the value of the index decreases below the exercise price as of the option valuation date. If the value of the underlying security or index on the option’s expiration date is above the exercise price, the option will generally expire worthless and the Portfolio, as option seller, will have no obligation to the option holder.

The Portfolio may purchase call options. By purchasing a call option on a security, the Portfolio has the right to buy the security at the option’s exercise price. By buying a call option on an index, the Portfolio acquires the right to receive the cash difference between the market price of the index and strike price at expiration. Call options typically can be exercised any time prior to option maturity or, sold at the prevailing market price.

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The Portfolio may also write (i.e., sell) a call option on a security or index in return for a premium. A call written on a security obligates the Portfolio to deliver the underlying security at the option exercise price. Written index call options obligate the Portfolio to make a cash payment to the buyer at expiration if the market price of the index is above the option strike price. Calls typically can also be bought back by the Portfolio at prevailing market prices and the Portfolio also may enter into closing purchase transactions with respect to written call options.

The Portfolio’s options positions are marked to market daily. The value of options is affected by changes in the value and dividend rates of their underlying instruments, changes in interest rates, changes in the actual or perceived volatility of the relevant index or market and the remaining time to the options’ expiration, as well as trading conditions in the options market. The hours of trading for options may not conform to the hours during which the underlying instruments are traded. To the extent that the options markets close before markets for the underlying instruments, significant price and rate movements can take place in the markets that would not be reflected concurrently in the options markets.

The Portfolio’s ability to sell the instrument underlying a call option may be limited while the option is in effect unless the Portfolio enters into a closing purchase transaction. Uncovered call options have speculative characteristics and are riskier than covered call options because there is no underlying instrument held by the Portfolio that can act as a partial hedge. As the seller of a covered call option or an index call option, the Portfolio may forego, during the option’s life, the opportunity to profit from increases in the market value of the underlying instrument covering the call option above the sum of the premium received by the Portfolio and the exercise price of the call. The Portfolio also retains the risk of loss, minus the option premium received, should the price of the underlying instrument decline.

Participants in OTC markets are typically not subject to the same credit evaluation and regulatory oversight as are members of “exchange-based” markets. OTC option contracts generally carry greater liquidity risk than exchange-traded contracts. This risk may be increased in times of financial stress, if the trading market for OTC options becomes restricted. The ability of the Portfolio to transact business with any one or a number of counterparties may increase the potential for losses to the Portfolio, due to the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement of the options.

Futures Contracts. Futures are standardized, exchange-traded contracts. Futures contracts on securities obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of the financial instrument called for in the contract at a specified future date at a specified price. An index futures contract obligates the purchaser to take, and a seller to deliver, an amount of cash equal to a specific dollar amount times the difference between the value of a specific index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying securities in the index is made. It is the practice of holders of futures contracts to close out their positions on or before the expiration date by use of offsetting contract positions, and physical delivery of financial instruments or delivery of cash, as applicable, is thereby avoided. An option on a futures contract gives the holder the right to enter into a specified futures contract.

Interest Rate Swaps. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating-rate payments.

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Credit Default Swaps. Credit default swap agreements (“CDS”) enable the Portfolio to buy or sell credit protection on an individual issuer or basket of issuers (i.e., the reference instrument). The Portfolio may enter into CDS to gain or short exposure to a reference instrument. Long CDS positions are utilized to gain exposure to a reference instrument (similar to buying the instrument) and are akin to selling insurance on the instrument. Short CDS positions are utilized to short exposure to a reference instrument (similar to shorting the instrument) and are akin to buying insurance on the instrument.

Under a CDS, the protection “buyer” in a credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event, such as a default, on a reference instrument has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the reference instrument in exchange for an equal face amount of the reference instrument described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. As a seller, the Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. The Portfolio’s obligations under a CDS will be accrued daily (offset against any amounts owed to the Portfolio).

In response to market events, federal and certain state regulators have proposed regulation of the CDS market. These regulations may limit the Portfolio’s ability to use CDS and/or the benefits of CDS. CDS may be difficult to value and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty). The Portfolio may have difficulty, be unable or may incur additional costs to acquire any securities or instruments it is required to deliver under a CDS. The Portfolio many have limited ability to eliminate its exposure under a CDS either by assignment or other disposition, or by entering into an offsetting swap agreement. The Portfolio also may have limited ability to eliminate its exposure under a CDS if the reference instrument has declined in value.

Total Return Swaps. A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in market value of a reference instrument during the specified period, in return for periodic payments from the other party that are based on a fixed or variable interest rate or the total return of the reference instrument or another reference instrument. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market.

Inflation Swaps. Inflation swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest. This can involve an exchange of fixed rate payments for floating rate payments based on a reference index (an inflation index, such as the Consumer Price Index) or an exchange of floating rate payments based on two different reference indices where one of the reference indices is an inflation index. Inflation swaps can be designated as zero coupon, where both sides of the swap compound interest over the life of the swap and then the accrued interest is paid in a lump sum at the swap’s maturity.

Forward Foreign Currency Exchange Contracts. A forward foreign currency exchange contract (“currency forward”) involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect against an adverse change in the relationship between currencies or to increase exposure to a particular foreign currency.

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Certain currency forwards may be individually negotiated and privately traded, exposing them to credit and counterparty risks. The precise matching of the currency forward amounts and the value of the instruments denominated in the corresponding currencies will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. There is additional risk that the use of currency forwards may reduce or preclude the opportunity for gain if the value of the currency should move in the direction opposite to the position taken and that currency forwards may create exposure to currencies in which the Portfolio’s securities are not denominated. In addition, it may not be possible to hedge against long-term currency changes. Currency forwards are subject to the risk of political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying currency forwards. As a result, available information may not be complete.

Short Sales. The Portfolio may engage in short sales on securities or a basket or index of securities. A short sale on an individual security typically involves the sale of a security that is borrowed from a broker or other institution to complete the sale. The seller of a short position generally realizes a profit from the transaction if the proceeds it receives on the short sale exceed the cost of purchasing the securities sold short in the market, but will generally realize a loss if the cost of closing the short position exceeds the proceeds from the short sale. The Portfolio pays interest or dividend expense with respect to securities sold short.

If the Portfolio does not own the securities sold short, the short sale exposes the Portfolio to the risk that it will be required to purchase securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss. There is no assurance that a security sold short will decline in value or make a profit for the Portfolio. In addition, there is no guarantee that any security needed to cover the short position will be available for purchase. Short selling carries a risk that the counterparty to the short sale may fail to honor its contract terms, causing a loss to the Portfolio. Further, if other short positions of the same security are closed out at the same time, a “short squeeze” can occur where demand exceeds the supply for the security sold short. A short squeeze makes it more likely that the Portfolio will need to replace the borrowed security at an unfavorable price. If the Portfolio invests the proceeds received for selling securities short in other investments, the Portfolio is employing a form of leverage.

Borrowing. The Portfolio is permitted to borrow for temporary purposes (such as to satisfy redemption requests, to remain fully invested in anticipation of expected cash inflows and to settle transactions). Any borrowings by the Portfolio are subject to the requirements of the 1940 Act. Borrowings are also subject to the terms of any credit agreement between the Portfolio and lender(s). Portfolio borrowings may be equal to as much as 33 1/3% of the value of the Portfolio’s total assets (including such borrowings) less the Portfolio’s liabilities (other than borrowings). The Portfolio will not purchase additional investments while outstanding borrowings exceed 5% of the value of its total assets.

In addition, the Portfolio will be required to maintain a specified level of asset coverage with respect to all borrowings and may be required to sell some of its holdings to reduce debt and restore coverage at times when it may not be advantageous to do so. The rights of the lender to receive payments of interest and repayments of principal of any borrowings made by the Portfolio under a credit facility are senior to the rights of holders of shares with respect to the payment of dividends or upon liquidation. In the event of a default under a credit arrangement, the lenders may have the right to cause a liquidation of the collateral (i.e., sell Portfolio assets) and, if any such default is not cured, the lenders may be able to control the liquidation as well.

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Pooled Investment Vehicles. The Portfolio may invest in pooled investment vehicles to the extent permitted by the 1940 Act, and the rules, regulations and interpretations thereunder. Pooled investment vehicles are open- and closed-end investment companies unaffiliated with the investment adviser, open-end investment companies affiliated with the investment adviser and exchange-traded funds (“ETFs”). Pooled investment vehicles are subject to the risks of investing in the underlying securities or other instruments that they own. The market for common shares of certain closed-end investment companies and ETFs, which are generally traded on an exchange and may be traded at a premium or discount to net asset value, is affected by the demand for those securities, regardless of the value of such fund’s underlying securities. Additionally, natural or environmental disasters, widespread disease or other public health issues, war, acts of terrorism or other events could result in increased premiums or discounts to such fund’s net asset value. The Portfolio will indirectly bear its proportionate share of any management fees and other operating expenses paid by unaffiliated and certain affiliated pooled investment vehicles in which it invests.

Zero Coupon and Deep Discount Bonds and Payment-in-Kind (“PIK”) Securities. Zero coupon bonds are debt obligations that do not require the periodic payment of interest and are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of purchase. The effect of owning debt obligations that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the debt obligation. This implicit reinvestment of earnings at a fixed rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. Deep discount bonds also are issued at a discount from face value, but may make periodic interest payments at a below market interest rate.

PIK securities generally carry higher interest rates compared to bonds that make cash payments of interest to reflect their payment deferral and increased credit risk. PIK interest has the effect of generating investment income and increasing the incentive fees, if any, payable at a compounding rate. Generally, the deferral of PIK interest increases the loan to value ratio.

Bonds and preferred stocks that make “in-kind” payments and other securities that do not pay regular income distributions may experience greater volatility in response to interest rate changes and issuer developments. PIK securities generally involve significantly greater credit risk than coupon loans because the Portfolio receives no cash payments until the maturity date or a specified cash payment date. Even if accounting conditions are met for accruing income payable at a future date under a PIK bond, the issuer could still default when the collection date occurs at the maturity of or payment date for the PIK bond. PIK bonds may be difficult to value accurately because they involve ongoing judgments as to the collectability of the deferred payments and the value of any associated collateral. If the issuer of a PIK security defaults, the Portfolio may lose its entire investment.

The Portfolio is required to accrue income from zero coupon and deep discount bonds and PIK securities on a current basis, even though it does not receive that income currently in cash, and the Portfolio is required to distribute that income for each taxable year. Such distributions could reduce the Portfolio’s cash position and require it to sell securities and incur a gain or loss at a time it may not otherwise want to in order to provide the cash necessary for these distributions.

Equity Securities. Equity securities include: common stocks; preferred stocks, including convertible and contingent convertible preferred stocks; equity interests in trusts, partnerships, joint ventures and other unincorporated entities or enterprises; depositary receipts, rights and warrants in underlying equity interests; and other securities that are treated as equity for U.S. federal income tax purposes. The Portfolio cannot predict the income it might receive from equity securities because issuers generally have discretion as to the payment of any dividends or distributions.

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The value of equity securities and related instruments may decline in response to adverse changes in the economy or the economic outlook; deterioration in investor sentiment; interest rate, currency, and commodity price fluctuations; adverse geopolitical, social or environmental developments; issuer- and sector-specific considerations; unexpected trading activity among retail investors; and other factors. Market conditions may affect certain types of stocks to a greater extent than other types of stocks. If the stock market declines, the value of Portfolio shares will also likely decline. Although stock prices can rebound, there is no assurance that values will return to previous levels.

Restricted Securities. Securities held by the Portfolio may be legally restricted as to resale (such as those issued in private placements), including commercial paper issued pursuant to Section 4(a) (2) of the 1933 Act, securities eligible for resale pursuant to Rule 144A thereunder, and securities of U.S. and non-U.S. issuers initially offered and sold outside the United States pursuant to Regulation S thereunder. Restricted securities may not be listed on an exchange and may have no active trading market. The Portfolio may incur additional expense when disposing of restricted securities, including all or a portion of the cost to register the securities. The Portfolio also may acquire securities through private placements under which it may agree to contractual restrictions on the resale of such securities that are in addition to applicable legal restrictions. In addition, if the investment adviser and/or sub-adviser, if applicable, receives non-public information about the issuer, the Portfolio may as a result be unable to sell the securities.

Restricted securities may be difficult to value properly and may involve greater risks than securities that are not subject to restrictions on resale. It may be difficult to sell restricted securities at a price representing fair value until such time as the securities may be sold publicly. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Portfolio could find it more difficult to sell such securities when the investment adviser and/or sub-adviser, if applicable, believes it advisable to do so or may be able to sell such securities only at prices lower than if such securities were more widely held. Holdings of restricted securities may increase the level of Portfolio illiquidity if eligible buyers become uninterested in purchasing them. Restricted securities may involve a high degree of business and financial risk, which may result in substantial losses.

Liquidity Risk. The Portfolio is exposed to liquidity risk when trading volume, lack of a market maker, or legal restrictions impair the Portfolio’s ability to sell particular investments or close derivative positions at an advantageous market price. Trading opportunities are also more limited for securities and other instruments that are not widely held or are traded in less developed markets. These factors may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell an investment or continue to hold it or keep the position open, sell other investments to raise cash or abandon an investment opportunity, any of which could have a negative effect on the Portfolio’s performance. It also may be more difficult to value less liquid investments. These effects may be exacerbated during times of financial or political stress. Increased Portfolio redemption activity also may increase liquidity risk due to the need of the Portfolio to sell portfolio investments and may negatively impact Portfolio performance.

The Portfolio will not acquire any illiquid investment if, immediately after the acquisition, the Portfolio will have invested more than 15% of its net assets in illiquid investments. Illiquid investments mean any investments that the Portfolio’s investment adviser and/or sub-adviser, as applicable, reasonably expect cannot be sold or disposed of in seven calendar days or less under then-current market conditions without the sale or disposition significantly changing the market value of the investment.

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Cash and Money Market Instruments; Temporary Defensive Positions. The Portfolio may invest in cash or money market instruments, including high quality short-term instruments or an affiliated investment company that invests in such instruments. During unusual market conditions, including for temporary defensive purposes, the Portfolio may invest up to 100% of its assets in cash or money market instruments temporarily, which may be inconsistent with its investment objective(s) and other policies, and as such, the Portfolio may not achieve its investment objective(s) during this period.

Money market instruments may be adversely affected by market and economic events, such as a sharp rise in prevailing short-term interest rates; adverse developments in the banking industry, which issues or guarantees many money market instruments; adverse economic, political or other developments affecting issuers of money market instruments; changes in the credit quality of issuers; and default by a counterparty.

Securities Lending. The Portfolio may lend its portfolio securities to broker-dealers and other institutional borrowers. During the existence of a loan, the Portfolio will continue to receive the equivalent of the interest paid by the issuer on the securities loaned, or all or a portion of the interest on investment of the collateral, if any. The Portfolio may pay lending fees to such borrowers. Loans will only be made to firms that have been approved by the investment adviser, and the investment adviser or the securities lending agent will periodically monitor the financial condition of such firms while such loans are outstanding. Securities loans will only be made when the investment adviser believes that the expected returns, net of expenses, justify the attendant risks. Securities loans currently are required to be secured continuously by collateral in cash, cash equivalents (such as money market instruments) or other liquid securities held by the custodian and maintained in an amount at least equal to the market value of the securities loaned. The Portfolio may engage in securities lending for total return as well as income, and may invest the collateral received from loans in investments in which the Portfolio may invest. The Portfolio may pay lending fees to borrowers. Upon return of the loaned securities, the Portfolio would be required to return the related collateral to the borrower and may be required to liquidate portfolio securities in order to do so. The Portfolio may lend up to one-third of the value of its total assets or such other amount as may be permitted by law.

As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially. To the extent that the portfolio securities acquired with such collateral have decreased in value, it may result in the Portfolio realizing a loss at a time when it would not otherwise do so. As such, securities lending may introduce leverage into the Portfolio. The Portfolio also may incur losses if the returns on securities that it acquires with cash collateral are less than the applicable rebate rates paid to borrowers and related administrative costs.

Issuer Non-Diversification. A “non-diversified” fund can invest more of its assets in a smaller number of issuers than diversified funds. Focusing investments in a smaller number of issuers could result in greater potential losses than for funds investing in a broader variety of issuers, and the value of a non-diversified fund’s shares may be more volatile than the values of shares of more diversified funds. However, the Portfolio intends to qualify as a regulated investment company under the Code. This requires the Portfolio to limit its investments so that, at the end of each fiscal quarter, at least 50% of the Portfolio’s total assets are invested in (i) cash and cash items, U.S. Government securities and securities of other regulated investment companies, and (ii) single issuers that are less than 5% of the total assets of the Portfolio and not more than 10% of the outstanding voting shares of the issuer. In addition, at the end of each fiscal quarter, not more than 25% of the value of the Portfolio’s total assets can be invested, including through corporations in which the Portfolio owns a 20% or more voting stock interest, in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Portfolio controls and that are engaged in the same, similar, or related trades or businesses.

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Cybersecurity Risk. With the increased use of technologies by Portfolio service providers to conduct business, such as the Internet, the Portfolio is susceptible to operational, information security and related risks. The Portfolio relies on communications technology, systems, and networks to engage with clients, employees, accounts, shareholders, and service providers, and a cyber incident may inhibit the Portfolio’s ability to use these technologies. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. A denial-of-service attack is an effort to make network services unavailable to intended users, which could cause shareholders to lose access to their electronic accounts, potentially indefinitely. Employees and service providers also may not be able to access electronic systems to perform critical duties for the Portfolio, such as trading and NAV calculation, during a denial-of-service attack. There is also the possibility for systems failures due to malfunctions, user error and misconduct by employees and agents, natural disasters, or other foreseeable and unforeseeable events.

Because technology is consistently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Portfolio’s ability to plan for or respond to a cyber attack. Similar types of cybersecurity risks also are present for issuers of securities in which the Portfolio invests, which could have material adverse consequences for those issuers and result in a decline in the market price of their securities. Furthermore, as a result of cyber attacks, technological disruptions, malfunctions or failures, an exchange or market may close or suspend trading in specific securities or the entire market, which could prevent the Portfolio from, among other things, buying or selling the Portfolio or accurately pricing its securities. Like other funds and business enterprises, the Portfolio and its service providers have experienced, and will continue to experience, cyber incidents consistently. In addition to deliberate cyber attacks, unintentional cyber incidents can occur, such as the inadvertent release of confidential information by the Portfolio or its service providers.

The Portfolio uses third party service providers who are also heavily dependent on computers and technology for their operations. Cybersecurity failures by or breaches of the Portfolio’s investment adviser or administrator and other service providers (including, but not limited to, the custodian or transfer agent), and the issuers of securities in which the Portfolio invests, may disrupt and otherwise adversely affect their business operations. This may result in financial losses to the Portfolio, impede Portfolio trading, interfere with the Portfolio’s ability to calculate its NAV, limit a shareholder’s ability to purchase or redeem shares of the Portfolio or cause violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, litigation costs, or additional compliance costs. While many of the Portfolio’s service providers have established business continuity plans and risk management systems intended to identify and mitigate cyber attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified. The Portfolio cannot control the cybersecurity plans and systems put in place by service providers to the Portfolio and issuers in which the Portfolio invests. The Portfolio and its shareholders could be negatively impacted as a result.

ESG Investment Risk. To the extent that the investment adviser considers environmental, social and/or governance (“ESG”) issues as a component in its investment decision-making process, the Portfolio’s performance may be impacted. Additionally, the investment adviser’s consideration of ESG issues in its investment decision-making process may require subjective analysis and the ability of the investment adviser to consider ESG issues may be difficult if data about a particular issuer (or obligor) is limited. The investment adviser’s consideration of ESG issues may contribute to the investment adviser’s decision to forgo opportunities to buy certain securities. ESG issues with respect to an issuer (or obligor) or the investment adviser’s assessment of such may change over time.

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Large Transactions Risk. The Portfolio may experience adverse effects when large shareholders, or a number of shareholders collectively purchase or redeem large amounts of shares of the Portfolio (“large shareholder transactions”). Such larger than normal redemptions may cause the Portfolio to sell portfolio securities at times when it would not otherwise do so, which may negatively impact the Portfolio’s NAV and liquidity. Similarly, large Portfolio share purchases may adversely affect the Portfolio’s performance to the extent that the Portfolio is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. Large shareholder transactions may also result in taxable income and/or gains for the Portfolio, which may increase taxable distributions to shareholders, and may also increase transaction costs. The effects of taxable income and/or gains resulting from large shareholder transactions would particularly impact non-redeeming shareholders who do not hold their Portfolio shares in an IRA, 401(k) plan or other tax-advantaged investment plans. To the extent that such transactions result in short-term capital gains, such gains when distributed by the Portfolio will generally be taxed at the ordinary income tax rate for individual shareholders who hold Portfolio shares in a taxable account. In addition, a large redemption could result in the Portfolio’s current expenses being allocated over a smaller asset base, leading to an increase in the Portfolio’s expense ratio. A number of circumstances may cause the Portfolio to experience large redemptions, including, but not limited to, the occurrence of significant events affecting investor demand for securities or asset classes in which the Portfolio invests; changes in the eligibility criteria for the Portfolio or share class of the Portfolio; liquidations, reorganizations, repositionings, or other announced Portfolio events; or changes in investment objectives, strategies, policies, risks, or investment personnel. Although large shareholder transactions may be more frequent under certain circumstances, the Portfolio is generally subject to the risk that shareholders can purchase or redeem a significant percentage of Portfolio shares at any time.

Geopolitical Risk. The increasing interconnectivity between global economies and markets increases the likelihood that events or conditions in one country, region, sector, industry or market or, with respect to one company, may adversely impact issuers in a different country, region, sector, industry or market. For example, adverse developments in the banking or financial services sector could impact companies operating in various sectors or industries and adversely impact the Portfolio’s investments. Securities in a Portfolio’s portfolio may underperform due to inflation (or expectations for inflation), interest rates, global demand for particular products or resources, natural disasters, health emergencies (such as epidemics and pandemics), terrorism, regulatory events and governmental or quasi-governmental actions. The occurrence of global events similar to those in recent years, such as terrorist attacks around the world, natural disasters, health emergencies, social and political discord, war, banking or debt crises and downgrades, among others, may result in market volatility and may have short and/or long term effects on both the U.S. and global financial markets. Other financial, economic and other global market and social developments or disruptions may result in similar adverse circumstances, and it is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects (which may last for extended periods).

Such global events may negatively impact broad segments of businesses and populations, cause a significant negative impact on the performance of the Portfolio’s investments, adversely affect and increase the volatility of the Portfolio’s share price, and/or exacerbate pre-existing political, social and economic risks to the Portfolio. The Portfolio’s operations may be interrupted and any such event(s) could have a significant adverse impact on the value and risk profile of the Portfolio’s portfolio. There is a risk that you may lose money by investing in the Portfolio.

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Focused Investment Risk. To the extent the Portfolio has substantial investments in a relatively small number of securities or issuers, or a particular market, industry, group of industries, currency, country, region, group of countries, asset class, or sector, the Portfolio’s net asset value may be more volatile and the Portfolio will be subject to greater risk than a fund that invests in a more diverse investment portfolio. Similarly, to the extent the Portfolio holds investments with closely correlated market prices, it will be subject to greater risk than a portfolio with investments that are not as closely correlated. Changes in the value of a single security or issuer or the impact of a single economic, political, or regulatory occurrence may have a greater adverse impact on the Portfolio’s net asset value.

A portfolio that invests in the securities of a small number of issuers has greater exposure to adverse developments affecting those issuers and a resulting decline in the market price of those issuers’ securities as compared to a portfolio that invests in the securities of a larger number of issuers. Companies that share common characteristics are often subject to similar business risks and regulatory burdens and often react similarly to specific economic, market, political or other developments.

Similarly, portfolios having a significant portion of their assets in investments tied economically to a particular geographic region, country, or market (e.g., emerging markets) or to sectors within a region, country, or market have more exposure to regional and country economic risks than do portfolios whose investments are more geographically diverse. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region, and a recession, debt crisis or decline in the value of the currency of one country can spread to other countries. Furthermore, companies in a particular geographic region or country are vulnerable to events affecting other companies in that region or country because they often share common characteristics, are exposed to similar business risks and regulatory burdens, and react similarly to specific economic, market, political, or other developments.

Recent Market Conditions. Both U.S. and international markets have experienced significant volatility in recent months and years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing, which may impact such economies and markets in ways that cannot be foreseen at this time.

The U.S. government and the U.S. Federal Reserve, as well as certain foreign governments and central banks, have from time to time taken steps to support financial markets. The U.S. government and the U.S. Federal Reserve may, conversely, reduce market support activities, including by taking action intended to increase certain interest rates. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. Changes in government activities in this regard, such as changes in interest rate policy, can negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the Portfolio invests.

Some countries, including the United States, have adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between the United Kingdom and the European Union, and the risks associated with trade negotiations between the United States and China, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, the current strength of the U.S. dollar may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.

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Regulators in the United States have proposed and adopted a number of changes to regulations involving the markets and issuers, some of which apply to the Portfolio. The full effect of various newly adopted regulations is not currently known. Additionally, it is not currently known whether any of the proposed regulations will be adopted. However, due to the scope of regulations being proposed and adopted, certain of these changes to regulation could limit the Portfolio’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, or adversely impact performance.

Tensions, war, or open conflict between nations, such as between Russia and Ukraine, in the Middle East, or in eastern Asia could affect the economies of many nations, including the United States. The duration of ongoing hostilities and any sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Portfolio and its investments or operations could be negatively impacted.

There is widespread concern about the potential effects of global climate change on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change may negatively impact certain issuers and/or industries.

General. The Portfolio’s 80% Policy will not be changed unless interestholders are given at least 60 days’ advance written notice of the change. Unless otherwise stated, the Portfolio’s investment objective and certain other policies may be changed without interestholder approval. Interestholders will receive 60 days’ advance written notice of any material change in the investment objective. The Portfolio might not use all of the strategies and techniques or invest in all of the types of securities described in this registration statement. While at times the Portfolio may use alternative investment strategies in an effort to limit its losses, it may choose not to do so.

The Portfolio’s annual operating expenses are expressed as a percentage of the Portfolio’s average daily net assets and may change as Portfolio assets increase and decrease over time. Purchase and redemption activities by Portfolio shareholders may impact the management of the Portfolio and its ability to achieve its investment objective. In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Portfolio could have an adverse impact on the remaining shareholders in the Portfolio. Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators. Changes to applicable rules and regulations or to widely accepted market conventions or standards could have an adverse effect on securities markets and market participants, as well as on the Portfolio’s ability to execute its investment strategy. With the increased use of technologies by Portfolio service providers, such as the Internet, to conduct business, the Portfolio is susceptible to operational, information security and related risks. See “Additional Information about Investment Strategies and Risks” in this Registration Statement. In addition, it is expected that confidential or material non-public information regarding an investment or potential investment opportunity may become available to the investment adviser. If such information becomes available, the investment adviser may be precluded (including by applicable law or internal policies or procedures) from pursuing an investment or disposition opportunity with respect to such investment or investment opportunity and the investment adviser may be restricted in its ability to cause the Portfolio to buy or sell securities of an issuer for substantial periods of time when the Portfolio otherwise could realize profit or avoid loss. This may adversely affect the Portfolio’s flexibility with respect to buying or selling securities and may impair the Portfolio’s liquidity.

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(d) Portfolio Holdings

The mutual funds advised by Eaton Vance Management (“Eaton Vance”) or Boston Management and Research (“BMR”) (“Eaton Vance funds”) have established policies and procedures with respect to the disclosure of portfolio holdings and other information concerning Portfolio characteristics. A description of these policies and procedures is incorporated by reference from “Shareholder Account Features – Information about the Funds” in the Fund prospectus.

Item 10. Management, Organization and Capital Structure

(a) Management

The Portfolio’s investment adviser is Boston Management and Research (“BMR”). BMR is an indirect, wholly-owned subsidiary of Morgan Stanley. BMR has offices at One Post Office Square, Boston, MA 02109. EV LLC (“EV”) serves as trustee of BMR. BMR and its predecessor organization has been managing assets since 1924 and managing mutual funds since 1931. Morgan Stanley (NYSE: “MS”), whose principal offices are at 1585 Broadway, New York, New York 10036, is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. As of December 31, 2025 , Morgan Stanley’s asset management operations had aggregate assets under management or supervision of approximately $1. 9 trillion.

The investment adviser manages the Portfolio’s investments pursuant to an investment advisory agreement. Under its investment advisory agreement with the Portfolio, BMR receives the following advisory fee based on average daily net assets. The fee is payable monthly.

Average Daily Net Assets for the Month	Annual Fee Rate
Up to $1 billion	0.45%
$1 billion but less than $2.5 billion	0.43%
$2.5 billion but less than $5 billion	0.41%
$5 billion and over	0.40%

For the fiscal year ended October 31, 2025 , the investment adviser fee amounted to 0.45% of the Portfolio’s average daily net assets.

The Portfolio is managed by Alexander Bouzalis, Brian S. Ellis, CFA, and Michael Rosborough. Mr. Ellis has managed the Portfolio since May 2022. Messrs. Bouzalis and Rosborough have managed the Portfolio since September 2, 2025. Messrs. Bouzalis, Ellis and Rosborough are Managing Directors of Morgan Stanley and Vice Presidents of Eaton Vance. Messrs. Bouzalis, Ellis and Rosborough manage other funds and portfolios and have been employees of the Morgan Stanley organization for more than five years.

Information about certain conflicts of interest to which the investment adviser, sub- adviser and Morgan Stanley may be subject is incorporated by reference from “Potential Conflicts of Interest” in the Fund prospectus.

(b) Capital Stock

The Portfolio was organized as a trust with transferable interests, commonly referred to as a “Massachusetts business trust” on March 10, 2022 and intends to be treated as a partnership for federal tax purposes. In accordance with the Declaration of Trust of each Portfolio, there will normally be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Portfolio holding office have been elected by investors. In such an event the Trustees of the Portfolio then in office will call an investors’ meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the investors in accordance with the Portfolio’s Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

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The Portfolio’s Declaration of Trust provides that any Trustee may be removed, with or without cause, by (i) the affirmative vote of investors holding two-thirds of the outstanding interests or, (ii) the affirmative vote of, or a written instrument executed by, at least two-thirds of the remaining Trustees, provided however, that the removal of any noninterested Trustee shall additionally require the affirmative vote of, or a written instrument executed by, at least two-thirds of the remaining noninterested Trustees. The Portfolio’s By-laws provide that the Portfolio will indemnify its Trustees and officers against liabilities and expenses incurred in connection with any litigation or proceeding in which they may be involved because of their offices with the Portfolio. However, no indemnification will be provided to any Trustee or officer for any liability to the Portfolio or interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The Portfolio’s Declaration of Trust provides that any legal proceeding brought by or on behalf of an investor seeking to enforce any provision of, or based upon any matter arising out of, related to or in connection with, the Declaration of Trust, the Portfolio or the interests of the Portfolio must be brought exclusively in the United States District Court for the District of Massachusetts or, if such court does not have jurisdiction for the matter, then in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. If an investor brings a claim in another venue and the venue is subsequently changed through legal process to the foregoing Federal or state court, then the investor will be required to reimburse the Portfolio and other persons for the expenses incurred in effecting the change in venue.

The Portfolio’s Declaration of Trust also provides that, except to the extent explicitly permitted by Federal law, an investor may not bring or maintain a court action on behalf of a Portfolio (commonly referred to as a derivative claim) without first making demand on the Trustees requesting the Trustees to bring the action. Within 90 days of receipt of the demand, the Trustees will consider the merits of the claim and determine whether commencing or maintaining an action would be in the best interests of a Portfolio. Any decision by the Trustees to bring, maintain or settle, or to not bring, maintain or settle the action, will be final and binding upon investors and therefore no action may be brought or maintained after a decision is made to reject a demand. In addition, each Portfolio’s Declaration of Trust provides that, to the maximum extent permitted by law, each investor acknowledges and agrees that any alleged injury to a Portfolio’s property, any diminution in the value of an investor’s interests and any other claim arising out of or relating to an allegation regarding the actions, inaction or omissions of or by the Trustees, the officers of the Portfolio or the investment adviser of a Portfolio is a legal claim belonging only to a Portfolio and not to the investors individually and, therefore, that any such claim is subject to the demand requirement for derivative claims referenced above.

Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as a Portfolio) could be deemed to have personal liability for the obligations of a Portfolio. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Portfolio’s Declaration of Trust contains an express disclaimer of liability on the part of Portfolio interestholders and the By-laws provide that the Portfolio, upon request by the interestholder, shall assume the defense on behalf of any Portfolio interestholders. Moreover, the By-laws also provide for indemnification out of Portfolio property of any interestholder held personally liable solely by reason of being or having been an interestholder for all loss or expense arising from such liability. The assets of the Portfolio are readily marketable and will ordinarily substantially exceed its liabilities. In light of the nature of the Portfolio’s business and the nature of its assets, management believes that the possibility of the Portfolio’s liabilities exceeding its assets, and therefore the interestholder’s risk of personal liability, is remote.

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Item 11. Shareholder Information

(a) Pricing

The net asset value (“NAV”) of the Portfolio is determined as of the close of the New York Stock Exchange (the “NYSE”) (each a “Portfolio Business Day”) (normally 4:00 p.m. Eastern time) on each day that the NYSE is open for business (typically Monday through Friday) (the “Pricing Time”). Interests in the Portfolio generally will not be priced on days that the NYSE is closed. If the NYSE is closed due to inclement weather, technology problems or any other reason on a day it would normally be open for business, or the NYSE has an unscheduled early closing on a day it has opened for business, the Portfolio reserves the right to treat such day as a business day and accept purchase and redemption orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE for that day, so long as BMR believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Portfolio may elect to remain open and price its interests on days when the NYSE is closed but the primary securities markets on which the Portfolio’s securities trade remain open. Trading of securities that are primarily listed on foreign exchanges may take place on weekends and other days when the Portfolio does not price its interests.

The Portfolio’s Board of Trustees has adopted procedures for valuing investments (the “Procedures”) and has delegated to the investment adviser the daily valuation of such investments. Information concerning the Procedures is incorporated by reference from “Valuing Shares” in the Fund prospectus.

(b) and (c) Purchases and Redemptions

As described above, interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. The Portfolio reserves the right to transact in-kind to the extent permitted under the Investment Company Act of 1940, as amended (the “1940 Act”) and its rules, or any relief from those provisions. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order. The placement agent for the Portfolio is Eaton Vance Distributors, Inc. (“EVD”), an indirect wholly-owned subsidiary of Morgan Stanley. The principal business address of EVD is One Post Office Square, Boston, Massachusetts 02109. EVD receives no compensation from the Portfolio for serving as the placement agent.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Pricing Time. The value of each investor’s interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor’s share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor’s percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Pricing Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Pricing Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio for the current Portfolio Business Day.

An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Pricing Time. The proceeds of a

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withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted as determined by the SEC or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as determined by the SEC, or during any other period permitted by order of the SEC for the protection of investors.

(d) Dividends and Distributions

The Portfolio will allocate at least annually among its investors each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio’s net investment income consists of all income accrued on the Portfolio’s assets, less all actual and accrued expenses of the Portfolio, determined in accordance with accounting principles generally accepted in the United States of America. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

(e) Frequent Purchases and Redemptions of Portfolio Interests

In general, frequent purchases and redemptions of investment company shares may dilute the value of shares held by long-term shareholders. Excessive purchases and redemptions may disrupt efficient portfolio management, forcing an investment company to sell portfolio securities at inopportune times to raise cash, or cause increased expenses such as increased brokerage costs, realization of taxable capital gains, including short-term capital gains taxable as ordinary income, without attaining any investment advantage, or increased administrative costs. The Portfolio receives purchase and redemption requests from its investors (including the Fund) on a regular basis. These requests are primarily in response to transaction activity prompted by shareholders in such investors or allocation decisions by the managers of such investors. The Boards of Trustees of the Eaton Vance funds have adopted policies for the Funds that invest in the Portfolio to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of shares of those Funds. While the Portfolio does not have a policy with respect to frequent purchases and redemptions of Portfolio interests, the investment adviser of the Funds that invest in the Portfolio attempts to avoid short-term trading when allocating Fund assets. Additional information about these policies is included under “Purchasing Shares – Restrictions on Excessive Trading and Market Timing” in the Fund prospectus.

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(f) Tax Consequences

Under the anticipated method of operation of the Portfolio, the Portfolio intends to be classified as a partnership under the Code and intends not to be subject to any U.S. federal income tax. However, each investor in the Portfolio will be required to take into account its allocable share of the Portfolio’s taxable ordinary income and capital gain in determining its U.S. federal income tax liability, if any, for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio. The determination of each investor’s allocable share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.

The Portfolio expects to manage its assets in such a way that an investment company investing in the Portfolio will be able to satisfy the income and asset diversification requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio or other regulated investment companies that so manage their assets.

Item 12. Distribution Arrangements

Not applicable.

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PART B

This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meaning given them in Part A. A copy of the Part A of the Registration Statement may be obtained without charge on the SEC’s website at http://www.sec.gov.

Item 14. Cover Page and Table of Contents

Short Duration Inflation-Protected Income Portfolio

Item 15. Portfolio History

The Portfolio is organized as a Massachusetts Business trust under the laws of the Commonwealth of Massachusetts under a Declaration of Trust dated March 10, 2022.

Item 16. Description of the Portfolio and Its Investments and Risks

(a)	Classification

The Portfolio is a non-diversified, open-end management company.

(b)	Investment Strategies and Risks

Part A contains information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

Strategies and Risks

This Part B provides additional information about the investment policies and operations of the Portfolio. The following tables indicate the types of investments that the Portfolio is permitted (but not required) to make. The Portfolio may make other types of investments, provided the investments are consistent with the Portfolio’s investment objective and policies and the Portfolio’s investment restrictions do not expressly prohibit it from doing so. This table should be read in conjunction with the investment summaries for the Portfolio contained in the Part A in order to provide a more complete description of the Portfolio’s investment policies. The tables generally exclude investments that the Portfolio may make solely for temporary defensive

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purposes or as a result of corporate actions. Information about the various investment types and practices and the associated risks checked below is included in alphabetical order in this Part B under “Additional Information about Investment Strategies” in Appendix A.

Investment Type	SDIPIP
Asset-Backed Securities (“ABS”)	√
Auction Rate Securities
Build America Bonds
Call and Put Features on Securities	√
Collateralized Mortgage Obligations (“CMOs”)	√
Commercial Mortgage-Backed Securities (“CMBS”)	√
Commodity-Related Investments
Common Stocks	√
Contingent Convertible Securities
Convertible Securities
Credit Linked Securities	√
Derivative Instruments and Related Risks	√
Direct Investments
Derivative-Linked and Commodity-Linked Hybrid Instruments
Emerging Market Investments	√
Equity Investments	√
Equity-Linked Securities
Event-Linked Instruments
Exchange-Traded Funds (“ETFs”)	√
Exchange-Traded Notes (“ETNs”)
Fixed-Income Securities	√
Foreign Currency Transactions	√
Foreign Investments	√
Forward Foreign Currency Exchange Contracts	√
Forward Rate Agreements	√
Futures Contracts	√
Hybrid Securities	√
Illiquid Investments	√
Indexed Securities	√
Inflation-Indexed (or Inflation-Linked) Bonds	√
Junior Loans	√(1)
Liquidity or Protective Put Agreements
Loans	√
Lower Rated Investments	√
Master Limited Partnerships (“MLPs”)
Money Market Instruments	√
Mortgage-Backed Securities (“MBS”)	√
Mortgage Dollar Rolls	√
Municipal Lease Obligations (“MLOs”)
Municipal Obligations
Option Contracts	√
Pooled Investment Vehicles	√
Preferred Stock
Real Estate Investments	√
Repurchase Agreements	√
Residual Interest Bonds
Reverse Repurchase Agreements	√
Rights and Warrants
Royalty Bonds
Senior Loans	√
Short Sales	√
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Investment Type	SDIPIP
Stripped Securities	√
Structured Notes	√
Swap Agreements	√(2)
Swaptions	√
Trust Certificates
U.S. Government Securities	√
Unlisted Securities
Variable Rate Instruments	√
When-Issued Securities, Delayed Delivery and Forward Commitments	√
Zero Coupon Bonds, Deep Discount Bonds and Payment-In-Kind (“PIK”) Securities	√

Other Disclosures Regarding Investment Practices	SDIPIP
Artificial Intelligence Technology Risk	√
Average Effective Maturity
Benchmark Reference Rates Risk	√
Borrowing for Investment Purposes
Borrowing for Temporary Purposes	√
Cybersecurity Risk	√
Diversified Status
Dividend Capture Trading
Duration	√
ESG Investment Risk	√
Indirect Exposure to Crypto Assets Risk	√
Investing in a Portfolio	√
Investments in the Subsidiary
Operational Risk	√
Option Strategy
Participation in the ReFlow Liquidity Program(3)	√
Portfolio Turnover	√
Regulatory and Legal Risk	√
Restricted Securities	√
Securities Lending	√
Short-Term Trading	√
Significant Exposure to Health Sciences Companies
Significant Exposure to Smaller Companies
Significant Exposure to Technology Companies
Significant Exposure to Utilities and Financial Services Sectors
Tax-Managed Investing
(1)	The adviser intends to limit commitments in bridge loan facilities to less than 5% of the Portfolio’s assets.
(2)	Will enter into interest rate and total return swaps only on a net basis (i.e., the two payment streams are netted out, with a Portfolio (or Fund) receiving or paying, as the case may be, only the net amount of the two payments). See “Swap Agreements” for additional information.
(3)	A fund investing in a Portfolio may participate in the ReFlow Liquidity Program.

(c)	Portfolio Policies

The following investment restrictions of the Portfolio are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of the Portfolio’s outstanding voting securities, which as used in this SAI means the lesser of: (a) 67% of the shares of the Portfolio present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting; or (b) more than 50% of the outstanding shares of the Portfolio. Accordingly, the Portfolio may not:

(1)	Borrow money or issue senior securities except as permitted by the 1940 Act;
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(2)	Purchase any securities or evidences of interest therein on “margin” that is to say in a transaction in which it has borrowed all or a portion of the purchase price and pledged the purchased securities or evidences of interest therein as collateral for the amount so borrowed;

(3)	Engage in the underwriting of securities;

(4)	Buy or sell real estate (although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate);

(5)	Make loans to other persons except by (a) the acquisition of debt securities and making portfolio investments, (b) entering into repurchase agreements, (c) lending portfolio securities, and (d) lending cash consistent with applicable law;

(6)	Concentrate its investments in any particular industry, but, if deemed appropriate for the Portfolio’s objective, up to (but less than) 25% of the value of its assets may be invested in any one industry.

In addition, the Portfolio may:

(7)	Purchase and sell commodities and commodities contracts of all types and kinds (including without limitation futures contracts, options on futures contracts and other commodities-related investments) to the extent permitted by law.

In connection with Restriction (6) above, more than 25% of the value of the Portfolio’s assets may be invested in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. For purposes of determination of industry classification, the investment adviser generally considers an issuer to be in a particular industry if a third party has designated the issuer to be in that industry. If deemed appropriate, the investment adviser may assign an industry classification to the issuer.

The Portfolio’s borrowing policy is consistent with the 1940 Act and guidance of the SEC or its staff, and will comply with any applicable SEC exemptive order.

Notwithstanding its investment policies and restrictions, the Portfolio may, in compliance with the requirements of the 1940 Act, invest: (i) all of its assets in an open-end management investment company with substantially the same investment objective(s), policies and restrictions as the Portfolio; or (ii) in more than one open-end management investment company sponsored by Eaton Vance or its affiliates, provided any such company has investment objective(s), policies and restrictions that are consistent with those of the Portfolio.

In addition, to the extent a registered open-end investment company acquires securities of a fund in reliance on Section 12(d)(1)(G) under the 1940 Act, such acquired fund shall not acquire any securities of a registered open-end investment company in reliance on Sections 12(d)(1)(F) or 12(d)(1)(G) under the 1940 Act.

Whenever an investment policy or investment restriction set forth in Part A or this Part B states a requirement with respect to the percentage of assets that may be invested in any security or other asset, or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the acquisition by the Portfolio of such security or asset. Accordingly, unless otherwise noted, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by the investment adviser if the security is not rated by a rating agency), will not compel the Portfolio to dispose of such

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security or other asset. However, the Portfolio must always be in compliance with the borrowing policy set forth above. If the Portfolio is required to reduce borrowings, it will do so in a manner that is consistent with the 1940 Act and guidance of the SEC or its staff, and that complies with any applicable SEC exemptive order.

(d)	Temporary Defensive Positions

During unusual market conditions, the Portfolio may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objective(s) and other policies.

(e)	Portfolio Turnover

Not applicable.

(f)	Disclosure of Portfolio Holdings

Information concerning the policies of the Eaton Vance funds (including the Portfolio) regarding the disclosure of portfolio holdings information is incorporated by reference from “Disclosure of Portfolio Holdings and Related Information” in the Fund SAI.

Item 17. Management of the Portfolio

(a) – (c) Management Information, Leadership Structure and Board of Trustees, and Compensation

The Trustees of the Portfolio are responsible for the overall management and supervision of the affairs of the Portfolio. The Board members and officers of the Portfolio are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Board members hold indefinite terms of office. Each Trustee holds office until his or her successor is elected and qualified, subject to a prior death, resignation, retirement, disqualification or removal. Under the terms of the Portfolio’s current Trustee retirement policy, an Independent Trustee must retire and resign as a Trustee on the earlier of: (i) the first day of July following his or her 76th birthday; or (ii), with limited exception, December 31st of the 20th year in which he or she has served as a Trustee. However, if such retirement and resignation would cause the Portfolio to be out of compliance with Section 16 of the 1940 Act or any other regulations or guidance of the SEC, then such retirement and resignation will not become effective until such time as action has been taken for the Portfolio to be in compliance therewith. The “noninterested Trustees” consist of those Trustees who are not “interested persons” of the Portfolio, as that term is defined under the 1940 Act. The business address of each Board member and officer is One Post Office Square, Boston, Massachusetts 02109. As used in this Part B, “BMR” refers to Boston Management and Research, “EV” refers to EV LLC, “Eaton Vance” refers to Eaton Vance Management, “MSIM” refers to Morgan Stanley Investment Management, Inc. and “EVD” refers to Eaton Vance Distributors, Inc. (see “Principal Underwriter” under “Other Service Providers”). EV is the trustee of each of Eaton Vance and BMR. Each of Eaton Vance, BMR, EVD and EV are indirect wholly owned subsidiaries of Morgan Stanley. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with Eaton Vance listed below.

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Name and Year of Birth	Portfolio Position(s)	Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years
Noninterested Trustees
ALAN C. BOWSER 1962	Trustee	Since 2022	Private investor. Formerly, Co-Head of the Americas Region, Chief Diversity Officer, Partner and a Member of the Operating Committee at Bridgewater Associates, an asset management firm (2011-2023). Formerly, Managing Director and Head of Investment Services at UBS Wealth Management Americas (2007-2010). Formerly, Managing Director and Head of Client Solutions, Citibank Private Bank (1999 – 2007).	122	Independent Director of Stout Risius Ross (a middle market professional services advisory firm) (since 2021).
CYNTHIA E. FROST 1961	Trustee	Since 2014	Private investor. Formerly, Chief Investment Officer of Brown University (university endowment) (2000-2012). Formerly, Portfolio Strategist for Duke Management Company (university endowment manager) (1995-2000). Formerly, Managing Director, Cambridge Associates (investment consulting company) (1989-1995). Formerly, Consultant, Bain and Company (management consulting firm) (1987-1989). Formerly, Senior Equity Analyst, BA Investment Management Company (1983-1985).	122	None
GEORGE J. GORMAN 1952	Trustee	Since 2014	Principal at George J. Gorman LLC (consulting firm). Formerly, Senior Partner at Ernst & Young LLP (a registered public accounting firm) (1974-2009).	122	None
VALERIE A. MOSLEY 1960	Trustee	Since 2014	Private investor. Chairwoman and Chief Executive Officer of Valmo Ventures (a consulting and investment firm). Founder of Upward Wealth, Inc., dba BrightUp, a fintech platform. Formerly, Partner and Senior Vice President, Portfolio Manager and Investment Strategist at Wellington Management Company, LLP (investment management firm) (1992-2012). Formerly, Chief Investment Officer, PG Corbin Asset Management (1990-1992). Formerly worked in institutional corporate bond sales at Kidder Peabody (1986-1990).	122

Director of DraftKings, Inc. (digital sports entertainment and gaming company) (since September 2020). Formerly, Director of Dynex Capital, Inc. (mortgage REIT) (2013-2020), Groupon, Inc. (e-commerce provider) (2020-2022), and Envestnet, Inc. (provider of intelligent systems for wealth management and financial wellness) (2018-2024).

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Name and Year of Birth	Portfolio Position(s)	Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years
KEITH QUINTON 1958	Trustee	Since 2018	Private investor, researcher and lecturer. Formerly, Independent Investment Committee Member at New Hampshire Retirement System (2017-2021). Formerly, Portfolio Manager and Senior Quantitative Analyst at Fidelity Investments (investment management firm) (2001-2014).	122	Formerly, Director (2016-2021) and Chairman (2019-2021) of New Hampshire Municipal Bond Bank.
MARCUS L. SMITH 1966	Trustee	Since 2018	Private investor and independent corporate director. Formerly, Chief Investment Officer, Canada (2012-2017), Chief Investment Officer, Asia (2010-2012), Director of Asian Research (2004-2010) and portfolio manager (2001-2017) at MFS Investment Management (investment management firm).	122	Director of First Industrial Realty Trust, Inc. (an industrial REIT) (since 2021). Director of MSCI Inc. (global provider of investment decision support tools) (since 2017).
NANCY WISER STEFANI 1967	Trustee	Since 2022	Private investor. Formerly, Executive Vice President, Global Head of Operations, Wells Fargo Asset Management (2011-2021) and Treasurer of Wells Fargo open-end and closed-end funds (2012-2021); Former Chief Operating Officer and Chief Compliance Officer at LightBox Capital Management (2008-2011) and GMN Capital Management (2006-2007).	122	None
SUSAN J. SUTHERLAND 1957	Trustee	Since 2015	Private investor. Formerly, Director of Ascot Group Limited (2017-2025) and Ascot Underwriting Limited ( 2023-2025 ), a UK based subsidiary of Ascot Group Limited (insurance and reinsurance), Director of Hagerty Holding Corp. (insurance) (2015-2018) and Montpelier Re Holdings Ltd. (insurance and reinsurance) (2013-2015). Formerly, Associate, Counsel and Partner at Skadden, Arps, Slate, Meagher & Flom LLP (law firm) (1982-2013).	122	Formerly, Director of Kairos Acquisition Corp. (insurance/InsurTech acquisition company) (2021-2023).
SCOTT E. WENNERHOLM 1959	Chairperson of the Board and Trustee	Chairperson of the Board since 2025 and Trustee since 2016	Private investor. Formerly, Trustee at Wheelock College (postsecondary institution) (2012-2018). Formerly, Consultant at GF Parish Group (executive recruiting firm) (2016-2017). Formerly, Chief Operating Officer and Executive Vice President at BNY Mellon Asset Management (investment management firm) (2005-2011). Formerly, Chief Operating Officer and Chief Financial Officer at Natixis Global Asset Management (investment management firm) (1997-2004). Formerly, Vice President at Fidelity Investments Institutional Services (investment management firm) (1994-1997).	122	None

(1)	Includes both funds and portfolios in a hub and spoke structure.
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Name and Year of Birth	Trust Position(s)	Length of Service	Principal Occupation(s) During Past Five Years
KENNETH A. TOPPING 1966	President	Since 2023	Vice President and Chief Administrative Officer of Eaton Vance and BMR and Chief Operating Officer for Public Markets at Morgan Stanley Investment Management, Inc. Officer of 104 registered investment companies managed by Eaton Vance or BMR. Also Vice President of Calvert Research and Management (“CRM”) since 2021.
DEIDRE E. WALSH 1971	Vice President and Chief Legal Officer	Since 2021	Vice President of Eaton Vance and BMR. Officer of 122 registered investment companies managed by Eaton Vance or BMR. Also Vice President of CRM and officer of 44 registered investment companies advised or administered by CRM since 2021.
JAMES F. KIRCHNER 1967	Treasurer	Since 2013	Vice President of Eaton Vance and BMR. Officer of 122 registered investment companies managed by Eaton Vance or BMR. Also Vice President of CRM and officer of 44 registered investment companies advised or administered by CRM since 2016.
NICHOLAS S. DI LORENZO 1987	Secretary	Since 2022	Officer of 122 registered investment companies managed by Eaton Vance or BMR. Formerly, associate (2012-2021) and counsel (2022) at Dechert LLP.
LAURA T. DONOVAN 1976	Chief Compliance Officer	Since 2024	Vice President of Eaton Vance and BMR. Officer of 122 registered investment companies managed by Eaton Vance or BMR.

The Board has general oversight responsibility with respect to the business and affairs of the Portfolio. The Board has engaged an investment adviser and (if applicable) a sub-adviser(s) (collectively the “adviser”) to manage the Portfolio and an administrator to administer the Portfolio and is responsible for overseeing such adviser and administrator and other service providers to the Portfolio. The Board is currently composed of nine Trustees who are not “interested persons” of the Portfolio, as that term is defined in the 1940 Act (each a “noninterested Trustee”). In addition to six regularly scheduled meetings per year, the Board holds special meetings or informal conference calls to discuss specific matters that may require action prior to the next regular meeting. As discussed below, the Board has established six committees to assist the Board in performing its oversight responsibilities.

The Board has appointed a noninterested Trustee to serve in the role of Chairperson. The Chairperson’s primary role is to participate in the preparation of the agenda for meetings of the Board and the identification of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also presides at all meetings of the Board and acts as a liaison with service providers, officers, attorneys, and other Board members generally between meetings. The Chairperson may perform such other functions as may be requested by the Board from time to time. In addition, the Board may appoint a noninterested Trustee to serve in the role of Vice-Chairperson. The Vice-Chairperson has the power and authority to perform any or all of the duties and responsibilities of the Chairperson in the absence of the Chairperson and/or as requested by the Chairperson. Except for any duties specified herein or pursuant to the Portfolio’s Agreements and Declaration of Trust or By-laws, the designation of Chairperson or Vice-Chairperson does not impose on such noninterested Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Portfolio is subject to a number of risks, including, among others, investment, compliance, operational, and valuation risks. Risk oversight is part of the Board’s general oversight of Portfolio and is addressed as part of various activities of the Board and its Committees. As part of its oversight of Portfolio, the Board directly, or through a Committee,

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relies on and reviews reports from, among others, Portfolio management, the adviser, the administrator, the principal underwriter, the Chief Compliance Officer (the “CCO”), and other Portfolio service providers responsible for day-to-day oversight of Portfolio investments, operations and compliance to assist the Board in identifying and understanding the nature and extent of risks and determining whether, and to what extent, such risks can or should be mitigated. The Board also interacts with the CCO and with senior personnel of the adviser, administrator, principal underwriter and other Portfolio service providers and provides input on risk management issues during meetings of the Board and its Committees. Each of the adviser, administrator, principal underwriter and the other Portfolio service providers has its own, independent interest and responsibilities in risk management, and its policies and methods for carrying out risk management functions will depend, in part, on its individual priorities, resources and controls. It is not possible to identify all of the risks that may affect the Portfolio or to develop processes and controls to eliminate or mitigate their occurrence or effects. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Portfolio’s goals.

The Board, with the assistance of management and with input from the Board’s various committees, reviews investment policies and risks in connection with its review of Portfolio performance. The Board has appointed a Portfolio CCO who oversees the implementation and testing of the Portfolio compliance program and reports to the Board regarding compliance matters for the Portfolio and its principal service providers. In addition, as part of the Board’s periodic review of the advisory, subadvisory (if applicable), distribution and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which they are responsible. With respect to valuation, the Board approves and periodically reviews valuation policies and procedures applicable to valuing the Portfolio’s shares. The administrator, the investment adviser and the sub-adviser (if applicable) are responsible for the implementation and day-to-day administration of these valuation policies and procedures and provides reports to the Audit Committee of the Board and the Board regarding these and related matters. In addition, the Audit Committee of the Board or the Board receives reports periodically from the independent public accounting firm for the Portfolio regarding tests performed by such firm on the valuation of all securities, as well as with respect to other risks associated with mutual funds. Reports received from service providers, legal counsel and the independent public accounting firm assist the Board in performing its oversight function.

The Portfolio’s Declaration of Trust does not set forth any specific qualifications to serve as a Trustee. The Charter of the Governance Committee also does not set forth any specific qualifications, but does set forth certain factors that the Committee may take into account in considering noninterested Trustee candidates. In general, no one factor is decisive in the selection of an individual to join the Board. Among the factors the Board considers when concluding that an individual should serve on the Board are the following: (i) knowledge in matters relating to the mutual fund industry; (ii) experience as a director or senior officer of public companies; (iii) educational background; (iv) reputation for high ethical standards and professional integrity; (v) specific financial, technical or other expertise possessed by the individual or other experience or background of the individual, and the extent to which such expertise, experience or background would complement the Board members’ existing mix of skills, core competencies and qualifications and diversity of experiences and background; (vi) perceived ability to contribute to the ongoing functions of the Board, including the ability and commitment to attend meetings regularly and work collaboratively with other members of the Board; (vii) the ability to qualify as a noninterested Trustee for purposes of the 1940 Act and any other actual or potential conflicts of interest involving the individual and the Portfolio; and (viii) such other factors as the Board determines to be relevant in light of the existing composition of the Board and any anticipated vacancies.

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Among the attributes or skills common to all Board members are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other members of the Board, management, sub-advisers, other service providers, counsel and independent registered public accounting firms, and to exercise effective and independent business judgment in the performance of their duties as members of the Board. Each Board member’s ability to perform his or her duties effectively has been attained through the Board member’s business, consulting, public service and/or academic positions and through experience from service as a member of the Boards of the Eaton Vance family of funds (“Eaton Vance Fund Boards”) (and/or in other capacities, including for any predecessor funds), public companies, or non-profit entities or other organizations as set forth below. Each Board member’s ability to perform his or her duties effectively also has been enhanced by his or her educational background, professional training, and/or other life experiences. Six of the nine currently serving noninterested Trustees bring gender and/or racial diversity to the Board.

In respect of each current member of the Board, the individual’s substantial professional accomplishments and experience, including in fields related to the operations of registered investment companies, were a significant factor in the determination that the individual should serve as a member of the Board. The following is a summary of each Board member’s particular professional experience and additional considerations that contributed to the Board’s conclusion that he or she should serve as a member of the Board:

Alan C. Bowser. Mr. Bowser has served as a Board member of the Eaton Vance open-end funds since 2022 and of the Eaton Vance closed-end funds since 2023. Mr. Bowser has over 25 years of experience in the financial services industry, most of which has been dedicated to leading investment advisory teams serving institutions, family offices, and ultra-high net worth individuals in the U.S. and Latin America. From 2011-2023, Mr. Bowser served in several capacities at Bridgewater Associates, an asset management firm, including most recently serving as Chief Diversity Officer and Co-Head of the Americas Region in addition to being a Partner and a member of the Operating Committee. Prior to joining Bridgewater Associates, he was Managing Director and Head of Investment Services at UBS Wealth Management Americas from 2007 to 2010 and, before that, Managing Director and Head of Client Solutions for the Latin America Division at the Citibank Private Bank from 1999 to 2007. Mr. Bowser has been an Independent Director of Stout Risius Ross since 2021, a founding Board Member and current Board Chair of the Black Hedge Fund Professionals Network and has served on the Boards of the Robert Toigo Foundation, the New York Urban League, the University of Pennsylvania, and as Vice Chairman of the Greater Miami Chamber of Commerce Task Force on Ethics. In 2020, he was recognized as one of the top 100 “EMPower Ethnic Minority Executive Role Models” and in 2022 he was recognized by Business Insider magazine as one of 14 “Diversity Trailblazers” making corporate America more inclusive. Mr. Bowser received a Bachelor of Science degree in Economics, summa cum laude, from The Wharton School, University of Pennsylvania, and a Master of Philosophy in Politics from Oxford University.

Cynthia E. Frost. Ms. Frost has served as a member of the Eaton Vance Fund Boards since 2014. From 2000 through 2012, Ms. Frost was the Chief Investment Officer of Brown University, where she oversaw the evaluation, selection and monitoring of the third party investment managers who managed the university’s endowment. From 1995 through 2000, Ms. Frost was a Portfolio Strategist for Duke Management Company, which oversaw Duke University’s endowment. Ms. Frost also served in various investment and consulting roles at Cambridge Associates from 1989-1995, Bain and Company from 1987-1989 and BA Investment Management Company from 1983-1985. She serves as a member of the investment committee of The MCNC Endowment. Ms. Frost earned a Bachelor of Arts degree, with honors, in Economics from Stanford University and a Master of Business Administration degree, Edward Tuck Scholar, from Amos Tuck School, Dartmouth College. Ms. Frost was a CFA® charterholder during her professional investment career.

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George J. Gorman. Mr. Gorman has served as a member of the Eaton Vance Fund Boards since 2014 and is the Chairperson of the Audit Committee and the Contract Review Committee. From 1974 through 2009, Mr. Gorman served in various capacities at Ernst & Young LLP, including as a Senior Partner in the Asset Management Group (from 1988) specializing in managing engagement teams responsible for auditing mutual funds registered with the SEC, hedge funds and private equity funds. Mr. Gorman also has experience serving as an independent trustee of other mutual fund complexes, including the Bank of America Money Market Funds Series Trust from 2011-2014 and the Ashmore Funds from 2010-2014. Mr. Gorman received a Bachelor of Science degree, cum laude, in Business and Administration from Duquesne University and a Master of Business Administration degree from Amos Tuck School, Dartmouth College. He is a CPA in New York and Massachusetts.

Valerie A. Mosley. Ms. Mosley has served as a member of the Eaton Vance Fund Boards since 2014. In 2020, she founded Upward Wealth, Inc., doing business as BrightUp, a fintech platform focused on helping everyday workers grow their net worth and reinforce their self-worth. From 1992 through 2012, Ms. Mosley served in several capacities at Wellington Management Company, LLP, an investment management firm, including as a Partner, Senior Vice President, Portfolio Manager and Investment Strategist. Ms. Mosley also served as Chief Investment Officer at PG Corbin Asset Management from 1990-1992 and worked in institutional corporate bond sales at Kidder Peabody from 1986-1990. She is a Director of DraftKings, Inc., a digital sports entertainment and gaming company. In addition, she is also a board member of Caribou Financial, Inc., an auto loan refinancing company. Ms. Mosley previously served as a Director of Dynex Capital, Inc., a mortgage REIT, from 2013-2020, a Director of Progress Investment Management Company, a manager of emerging managers, until 2020, a Director of Groupon, Inc., an e-commerce platform from 2020-2022, and a Director of Envestnet, Inc., a provider of intelligent systems for wealth management and financial wellness, from 2018-2024. She serves as a trustee or board member of several major non-profit organizations and endowments. Ms. Mosley earned a Bachelor of Arts degree in History from Duke University and a Master of Business Administration degree from The Wharton School, University of Pennsylvania. Ms. Mosley was a CFA® charterholder during her professional investment career.

Keith Quinton. Mr. Quinton has served as a member of the Eaton Vance Fund Boards since 2018 and is the Chairperson of the Closed-End Fund Committee. He had over thirty years of experience in the investment industry before retiring from Fidelity Investments, where he served as a portfolio manager and senior quantitative analyst from 2001 through 2014. Prior to joining Fidelity, Mr. Quinton was a vice president and quantitative analyst at MFS Investment Management from 2000-2001. From 1997 through 2000, he was a senior quantitative analyst at Santander Global Advisors and, from 1995 through 1997, Mr. Quinton was senior vice president in the quantitative equity research department at Putnam Investments. Prior to joining Putnam Investments, Mr. Quinton served in various investment roles at Eberstadt Fleming, Falconwood Securities Corporation and Drexel Burnham Lambert, where he began his career in the investment industry as a senior quantitative analyst in 1983. Mr. Quinton served as an Independent Investment Committee Member of the New Hampshire Retirement System, a five member committee that manages investments based on the investment policy and asset allocation approved by the board of trustees (2017-2021), and as a Director (2016-2021) and Chairman (2019-2021) of the New Hampshire Municipal Bond Bank. Mr. Quinton earned an Artium Baccalaurei degree in Russian from Dartmouth College and a Master of Business Administration degree from Amos Tuck School, Dartmouth College. Mr. Quinton was a CFA® charterholder during his professional investment career.

Marcus L. Smith. Mr. Smith has served as a member of the Eaton Vance Fund Boards since 2018 and is the Chairperson of the Portfolio Management Committee. He was elected to the Governing Council of the Independent Directors Council (IDC), where he serves on the Education and Engagement Committee. Mr. Smith has been an Independent Director at First Industrial Realty Trust, Inc. (NYSE: FR), a fully integrated REIT specializing in industrial real

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estate, since 2021, where he serves on the Audit, Investment, and Nominating & Governance Committees. Since 2017, he has served on the Board of Directors of MSCI Inc. (NYSE: MSCI), a leading global provider of investment decision support tools, where he chairs the Audit Committee and is a member of the Strategy & Finance Committee. Mr. Smith was previously a Director of DCT Industrial Trust Inc. (NYSE: DCT) from 2017 until its acquisition by Prologis in 2018, serving on the Audit and Nominating & Corporate Governance Committees. He spent over two decades at MFS Investment Management, where he led the $23 billion International Equity portfolio and held senior roles including Chief Investment Officer for Canada and Asia. Earlier in his career, Mr. Smith was a senior consultant at Andersen Consulting (now Accenture) and served as a U.S. Army Reserve Officer. His nonprofit engagements include current board roles with Facing History and Ourselves, the Core Knowledge Foundation, and the Harvard Medical School Advisory Council on Education. He previously served as a trustee of the University of Mount Union (2008-2020) and on the Boston Advisory Board of the Posse Foundation (2015-2021). Mr. Smith earned a Bachelor of Science degree in Computer Science, cum laude, from the University of Mount Union and a Master of Business Administration degree from The Wharton School, University of Pennsylvania.

Nancy Wiser Stefani. Ms. Stefani has served as a member of the Eaton Vance Fund Boards since 2022 and is the Chairperson of the Compliance Reports and Regulatory Matters Committee. Prior to its acquisition in 2024, she also served as a corporate Director for Rimes Technologies, a data management company based in London (2022-2024). Ms. Stefani has over 35 years of experience in the investment management and financial services industry. From 2011-2021, Ms. Stefani served as an Executive Vice President, Global Head of Operations and Treasurer of Wells Fargo Funds, at Wells Fargo Asset Management, where she oversaw operations and governance matters. In the role of governance, Ms. Stefani served as chairman of the board for the Wells Fargo Asset Management United Kingdom and Luxembourg legal entities as well as the Luxembourg funds. Additionally, Ms. Stefani served as the Treasurer for the Wells Fargo Funds from 2012-2021. Prior to joining Wells Fargo Asset Management, Ms. Stefani served as Chief Operating Officer and Chief Compliance Officer at LightBox Capital Management, from 2008-2011, and GMN Capital Management, from 2006-2007, where she oversaw all non-investment activities. She currently serves on the University of Minnesota Foundation Board of Trustees (since 2022) and previously served on several other non-profit boards including her alma mater Providence College Business Advisory board, Boston Scores and the National Black MBA Advisory board. Ms. Stefani earned a Bachelor of Science degree in Business Administration from Providence College.

Susan J. Sutherland. Ms. Sutherland has served as a member of the Eaton Vance Fund Boards since 2015 and is the Chairperson of the Governance Committee. She is formerly a Director of Ascot Group Limited from 2017-2025 and of Ascot Underwriting Limited from 2023-2025, a UK based subsidiary of Ascot Group Limited . Ascot Group Limited, through its related businesses including Syndicate 1414 at Lloyd’s of London, is a leading global underwriter of specialty property and casualty insurance and reinsurance. In addition, Ms. Sutherland was a Director of Kairos Acquisition Corp. from 2021 until its dissolution in 2023, which had concentrated on acquisition and business combination efforts within the insurance and insurance technology (also known as “InsurTech”) sectors. Ms. Sutherland was also a Director of Montpelier Re Holdings Ltd., a global provider of customized reinsurance and insurance products, from 2013 until its sale in 2015 and of Hagerty Holding Corp., a leading provider of specialized automobile and marine insurance from 2015-2018. From 1982 through 2013, Ms. Sutherland was an associate, counsel and then a partner in the Financial Institutions Group of the global law firm Skadden, Arps, Slate, Meagher & Flom LLP, where she primarily represented U.S. and international insurance and reinsurance companies, investment banks and private equity firms in insurance-related corporate transactions. In addition, Ms. Sutherland has also served as a board member of prominent non-profit organizations. Ms. Sutherland earned a Bachelor of Arts degree in political science, with highest honors, from Denison University and a Juris Doctor degree from New York University School of Law, where she was a Root-Tilden Scholar.

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Scott E. Wennerholm. Mr. Wennerholm has served as a member of the Eaton Vance Fund Boards since 2016 and is the Independent Chairperson of the Board . He has over 30 years of experience in the financial services industry in various leadership and executive roles. Mr. Wennerholm served as Chief Operating Officer and Executive Vice President at BNY Mellon Asset Management from 2005-2011. He also served as Chief Operating Officer and Chief Financial Officer at Natixis Global Asset Management from 1997-2004 and was a Vice President at Fidelity Investments Institutional Services from 1994-1997. In addition, Mr. Wennerholm served as a Trustee at Wheelock College, a postsecondary institution from 2012-2018. Mr. Wennerholm earned Bachelor of Arts degrees in Business Administration and in Philosophy from Furman University and a Master of Business Administration degree from Boston University. He has held FINRA licenses in Series 7, 24, 27, and 63.

The Board(s) of the Portfolio has several standing Committees, including the Governance Committee, the Audit Committee, the Portfolio Management Committee, the Compliance Reports and Regulatory Matters Committee, the Closed-End Fund Committee and the Contract Review Committee. Each of the Committees are comprised of only noninterested Trustees.

Mses. Sutherland (Chairperson), Frost, Mosley and Stefani, and Messrs. Bowser, Gorman, Quinton, Smith and Wennerholm are members of the Governance Committee. The purpose of the Governance Committee is to consider, evaluate and make recommendations to the Board with respect to the structure, membership and operation of the Board and the Committees thereof, including the nomination and selection of noninterested Trustees and a Chairperson of the Board and the compensation of such persons.

The Governance Committee will, when a vacancy exists, consider a nominee for Trustee recommended by a shareholder, provided that such recommendation is submitted in writing to the Trust’s Secretary at the principal executive office of the Portfolio. Such recommendations must be accompanied by biographical and occupational data on the candidate (including whether the candidate would be an “interested person” of the Trust), a written consent by the candidate to be named as a nominee and to serve as Trustee if elected, record and ownership information for the recommending shareholder with respect to the Portfolio, and a description of any arrangements or understandings regarding recommendation of the candidate for consideration.

Messrs. Wennerholm (Chairperson), Gorman and Quinton and Ms. Stefani are members of the Audit Committee. The Board has designated the former and current Chairpersons of the Audit Committee, Messrs. Gorman and Wennerholm, each a noninterested Trustee, as “audit committee financial experts” as that term is defined in the applicable SEC rules. The Audit Committee’s purposes are to (i) oversee the Portfolio’s accounting and financial reporting processes, its internal control over financial reporting, and, as appropriate, the internal control over financial reporting of certain service providers; (ii) oversee or, as appropriate, assist Board oversight of the quality and integrity of the Portfolio’s financial statements and the independent audit thereof; (iii) oversee, or, as appropriate, assist Board oversight of, the Portfolio’s compliance with legal and regulatory requirements that relate to the Portfolio’s accounting and financial reporting, internal control over financial reporting and independent audits; (iv) approve prior to appointment the engagement and, when appropriate, replacement of the independent registered public accounting firm, and, if applicable, nominate the independent registered public accounting firm to be proposed for shareholder ratification in any proxy statement of the Portfolio; (v) evaluate the qualifications, independence and performance of the independent

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registered public accounting firm and the audit partner in charge of leading the audit; and (vi) prepare, as necessary, audit committee reports consistent with the requirements of applicable SEC and stock exchange rules for inclusion in the proxy statement of the Portfolio.

Messrs. Gorman (Chairperson), Bowser, Quinton, Smith and Wennerholm, and Mses. Frost, Mosley, Stefani and Sutherland are members of the Contract Review Committee. The purposes of the Contract Review Committee are to consider, evaluate and make recommendations to the Board concerning the following matters: (i) contractual arrangements with each service provider to the Portfolio, including advisory, sub-advisory, transfer agency, custodial and fund accounting, distribution services and administrative services; (ii) any and all other matters in which any service provider (including Eaton Vance or any affiliated entity thereof) has an actual or potential conflict of interest with the interests of the Portfolio or interestholders therein; and (iii) any other matter appropriate for review by the noninterested Trustees, unless the matter is within the responsibilities of the other Committees of the Board.

Messrs. Smith (Chairperson), Gorman and Wennerholm and Mses. Frost and Mosley are members of the Portfolio Management Committee. The purposes of the Portfolio Management Committee are to: (i) assist the Board in its oversight of the portfolio management process employed by the Portfolio and its investment adviser and sub-adviser(s), if applicable, relative to the Portfolio’s stated objective(s), strategies and restrictions; (ii) assist the Board in its oversight of the trading policies and procedures and risk management techniques applicable to the Portfolio; and (iii) assist the Board in its monitoring of the performance results of all funds and portfolios, giving special attention to the performance of certain funds and portfolios that it or the Board identifies from time to time.

Mses. Stefani (Chairperson) and Sutherland and Messrs. Bowser and Quinton are members of the Compliance Reports and Regulatory Matters Committee. The purposes of the Compliance Reports and Regulatory Matters Committee are to: (i) assist the Board in its oversight role with respect to compliance issues and certain other regulatory matters affecting the Portfolio; (ii) serve as a liaison between the Board and the Portfolio’s CCO; and (iii) serve as a “qualified legal compliance committee” within the rules promulgated by the SEC.

Messrs. Quinton (Chairperson) and Bowser and Mses. Frost and Sutherland are members of the Closed-End Fund Committee. The purpose of the Committee is to assist the Board of the Eaton Vance Closed-End Funds in the oversight of the Closed-End Funds, including secondary market trading, capital structure, distribution policies and other matters as delegated by the Board. The Closed-End Fund Committee was established in October 2024.

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Share Ownership. The following table shows the dollar range of equity securities beneficially owned by each Trustee in all Eaton Vance Funds overseen by the Trustee, which may include shares, if any, deemed to be beneficially owned by a noninterested Trustee through a deferred compensation plan as of December 31, 2025 . Interests in the Portfolio cannot be purchased by a Trustee.

Name of Trustee	Aggregate Dollar Range of Equity Securities Beneficially Owned in Funds Overseen by Trustee in the Eaton Vance Family of Funds
Noninterested Trustees
Alan C. Bowser	Over $100,000
Cynthia E. Frost	Over $100,000
George J. Gorman	Over $100,000
Valerie A. Mosley	Over $100,000
Keith Quinton	Over $100,000
Marcus L. Smith	Over $100,000
Nancy Wiser Stefani	Over $100,000
Susan J. Sutherland	Over $100,000
Scott E. Wennerholm	Over $100,000

As of December 31, 2025 , no noninterested Trustee or any of their immediate family members owned beneficially or of record any class of securities of Morgan Stanley, EVD, any sub-adviser, if applicable, or any person controlling, controlled by or under common control with Morgan Stanley or EVD or any sub-adviser, if applicable, collectively (“Affiliated Entity”).

During the calendar years ended December 31, 2024 and December 31, 2025 , no noninterested Trustee (or their immediate family members) had:

(1)	Any direct or indirect interest in any Affiliated Entity;
(2)	Any direct or indirect material interest in any transaction or series of similar transactions with (i) the Trust or any fund; (ii) another fund managed or distributed by any Affiliated Entity; (iii) any Affiliated Entity; or (iv) an officer of any of the above; or
(3)	Any direct or indirect relationship with (i) the Trust or any fund; (ii) another fund managed or distributed by any Affiliated Entity; (iii) any Affiliated Entity; or (iv) an officer of any of the above.

During the calendar years ended December 31, 2024 and December 31, 2025 , no officer of any Affiliated Entity served on the Board of Directors of a company where a noninterested Trustee of the Portfolio or any of their immediate family members served as an officer.

Noninterested Trustees may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, an eligible Board member may elect to have all or a portion of his or her deferred fees invested in the shares of one or more funds in the Eaton Vance family of funds, and the amount paid to the Board members under the Deferred Compensation Plan will be determined based upon the performance of such investments. Deferral of Board members’ fees in accordance with the Deferred Compensation Plan will have a negligible effect on the assets, liabilities, and net income of a participating fund or portfolio, and do not require that a participating Board member be retained. There is no retirement plan for Board members.

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The fees and expenses of the Trustees of the Portfolio are paid by the Portfolio. A Board member who is a member of the Eaton Vance organization receives no compensation from the Portfolio. During the fiscal year ended October 31, 2025 , the Trustees of the Portfolio earned the following compensation in their capacities as Board members of the Portfolio. For the year ended December 31, 2025 , the Board members earned the following compensation in their capacities as members of the Eaton Vance Fund Boards(1):

Source of Compensation	Alan C. Bowser	Cynthia E. Frost	George J. Gorman	Valerie A. Mosley	Keith Quinton	Marcus L. Smith	Nancy Wiser Stefani	Susan J. Sutherland	Scott E. Wennerholm
Trust(1)	$17,679	$17,544	$22,753	$18,512	$19,482	$18,886	$18,401	$19,501	$19,530
Trust and Fund Complex(2)	$414,216	$408,750	$530,000(3)	$431,250(4)	$453,901	$440,000	$428,750	$454,341	$455,000

(1)	The Trust consisted of 8 Funds as of October 31, 2025.
(2)	As of March 1, 2026 , the Eaton Vance fund complex consists of 122 registered investment companies or series thereof. Mr. Mark R. Fetting, who served as a Trustee of the Trust since 2016 and Chairperson of the Board since 2025, passed away unexpectedly on August 9, 2025. For the fiscal year ended October 31, 2025, Mr. Fetting received Trustee fees of $ 20,570 from the Trust. For the calendar year ended December 31, 2025 , he received $ 479,341 from the Trust and Fund Complex.
(3)	Includes $ 120,000 of deferred compensation.
(4)	Includes $ 30,000 of deferred compensation.

(d) Sales Loads

Not applicable.

(e) Code of Ethics

Information concerning relevant codes of ethics is incorporated by reference from “Investment Advisory and Administrative Services – Code of Ethics” in the Fund SAI.

(f) Proxy Voting Policies

Information concerning relevant proxy voting policies is incorporated by reference from “Management and Organization – Proxy Voting Policy” and any related Appendix in the Fund SAI.

Item 18. Control Persons and Principal Holders of Securities

(a) and (b) Control Persons and Principal Holders

As of February 1, 2026 , the Fund controlled the Portfolio by virtue of owning approximately 100% of the value of the outstanding interests in the Portfolio. Because the Fund controls the Portfolio, the Fund may take actions with respect to the Portfolio without the approval of any other investor. The Fund has informed the Portfolio that they will vote in accordance with the requirements of the 1940 Act whenever requested to vote on Portfolio matters. The Fund is a separate series of the Trust, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The address of the Fund and the Trust is One Post Office Square, Boston, MA 02109.

(c) Management Ownership

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities. Interests in the Portfolio cannot be purchased by a Trustee or officer of the Portfolio. The Trustees and officers of the Portfolio as a group do not own any interests in the Portfolio.

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Item 19. Investment Advisory and Other Services

(a)	and (c) Investment Adviser and Services Provided by Each Investment Adviser

Investment Advisory Services. BMR manages the investments and affairs of the Portfolio and provides related office facilities and personnel subject to the supervision of the Portfolio’s Board of Trustees. The investment adviser furnishes investment research, advice and supervision, furnishes an investment program and determines what securities will be purchased, held or sold by the Portfolio and what portion, if any, of the Portfolio’s assets will be held uninvested. The investment advisory agreement between the Portfolio and BMR (the “Investment Advisory Agreement” or the “Agreement”) requires the investment adviser to pay the compensation and expenses of all officers and Trustees who are members of the investment adviser’s organization and all personnel of the investment adviser performing services relating to research and investment activities.

The Investment Advisory Agreement continues in effect through and including the second anniversary of its execution and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the vote of a majority of the noninterested Trustees of Portfolio cast at a meeting specifically called for the purpose of voting on such approval pursuant to the requirements of the 1940 Act and (ii) by the Board of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio. The Agreement may be terminated at any time without penalty on sixty (60) days’ written notice by either party, or by vote of the majority of the outstanding voting securities of the Portfolio, and the Agreement will terminate automatically in the event of its assignment. The Agreement provides that the investment adviser may render services to others. The Agreement also provides that the investment adviser shall not be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the Agreement, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties thereunder, or for any losses sustained in the acquisition, holding or disposition of any security or other investment. The Agreement is not intended to, and does not, confer upon any person not a party to it any right, benefit or remedy of any nature.

Commodity Futures Trading Commission Registration (“CFTC”). The CFTC has adopted certain regulations that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swaps agreements) or markets itself as providing investment exposure to such instruments. The investment adviser is registered with the CFTC as a commodity pool operator with respect to its management of the Portfolio. As the commodity pool operator of the Portfolio, the investment adviser has claimed relief under the Commodity Exchange Act from certain reporting and recordkeeping requirements. The investment adviser claims an exemption from registration as a “commodity trading advisor.” The CFTC has neither reviewed nor approved the Portfolio’s investment strategies or this Registration Statement.

(b)	Principal Underwriter

EVD, an indirect wholly-owned subsidiary of Morgan Stanley, is the Portfolio’s placement agent. The principal business address of EVD is One Post Office Square, Boston, Massachusetts 02109.

(d) - (g)

Not applicable

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(h) Other Service Providers

Custodian. State Street Bank and Trust Company (“State Street”), One Congress Street, Boston, MA 02114-2016, serves as custodian to the Portfolio. State Street has custody of all cash and securities of the Portfolio, maintains the general ledger of the Portfolio and computes the daily net asset value of shares of the Portfolio. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with the Portfolio’s investments, receives and disburses all funds and performs various other ministerial duties upon receipt of proper instructions from the Portfolio. State Street also provides services in connection with the preparation of shareholder reports and Form N-CSR filings and the electronic filing of such reports with the SEC.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP (“Deloitte”), 115 Federal Street, Suite 15, Boston, MA 02110-1894, independent registered public accounting firm, audits the Portfolio’s financial statements. Deloitte and/or its affiliates provide other audit and related services to the Portfolio.

(i) Securities Lending

Not applicable.

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Item 20. Portfolio Managers

(a)	and (b) Other Accounts Managed and Compensation

Information concerning other accounts managed by the portfolio manager(s) of the Portfolio and their compensations is incorporated by reference from “Investment Advisory and Administrative Services” in the Fund SAI.

Information about certain conflicts of interest to which the investment adviser and Morgan Stanley may be subject is incorporated by reference from “Potential Conflicts of Interest” in the Fund SAI.

(c) Portfolio Ownership

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities.

The following table shows the dollar range of equity securities beneficially owned (or held notionally through IMAP) by the portfolio managers in the Eaton Vance family of funds as of December 31, 2025 . Interests in a Portfolio cannot be purchased by a portfolio manager.

Portfolio Managers	Aggregate Dollar Range of Equity Securities Beneficially Owned in the Eaton Vance Family of Funds
Alexander Bouzalis	None
Brian S. Ellis, CFA	$500,001 - $1,000,000
Michael Rosborough	None

Item 21. Brokerage Allocation and Other Practices

Information concerning the brokerage practices of the Portfolio is incorporated by reference from “Portfolio Securities Transactions” in the Fund SAI.

Item 22. Capital Stock and Other Securities

Under the Portfolio’s Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon termination of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio (“Holders”) or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders’ positive book capital account balances after adjusting book capital accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio’s debts and obligations or distribute the Portfolio’s assets to the Holders in liquidation. The Trustees may authorize the issuance of certificates of beneficial interest to evidence that ownership of interests in the Portfolio.

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Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders, but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

The Portfolio’s Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio’s name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder’s interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined book capital account balances represent such specified percentage or fraction of the combined book capital account balance of all, or a specified group of, Holders. Unless provided otherwise in the Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees and without any authorization, vote or consent of the Holders, except as may otherwise be required by applicable law, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, consented to by Holders of not less than two-thirds of all interests, or (ii) by the approval of a majority of the Trustees then in office to be followed by written notice to the Holders.

In relative part, the Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

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Item 23. Purchase, Redemption and Pricing of Shares

See Item 11 herein. The Procedures adopted by the Board for valuing Portfolio assets are incorporated by reference from “Calculation of Net Asset Value” in the Fund SAI.

Item 24. Taxation of the Portfolio

It is intended that the Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. Consequently, the Portfolio does not expect that it will be required to pay any U.S. federal income tax, and a Holder will be required to take into account in determining its U.S. federal income tax liability its allocable share of the Portfolio’s income, gains, losses, deductions and credits for any taxable year of the Portfolio ending with or within the taxable year of such Holder, without regard to whether the Holder has received or will receive any cash or property distributions from the Portfolio. The determination of each Holder’s allocable share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the Treasury Regulations.

Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity, depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. It is the Portfolio’s position that, in the case of a Holder that seeks to qualify as a RIC , the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to earn the gross income of the Portfolio attributable to that share for applicable purposes of Subchapter M of the Code.

In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder that is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code). The Portfolio will allocate at least annually to each Holder such Holder’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit (including unrealized gains at the end of the Portfolio’s fiscal year on certain options and futures transactions that are required to be marked-to-market) in a manner intended to comply with the Code and applicable Treasury Regulations.

To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) (“liquid proceeds”) exceed a Holder’s adjusted basis of its interest in the Portfolio, the Holder will generally realize a gain for U.S. federal income tax purposes. If, upon a complete withdrawal, a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder’s adjusted basis of its interest exceeds the liquid proceeds of such withdrawal and the Holder’s basis in any unrealized receivables, the Holder will generally realize a loss for U.S. federal income tax purposes. In addition, on a distribution to a Holder from the Portfolio, (i) income may be recognized if the distribution changes a distributee’s share of any unrealized receivables held by the Portfolio and (ii) gain or loss may be recognized to a Holder that contributed property to the Portfolio. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder’s adjusted basis of an interest in the Portfolio will generally be the aggregate price paid therefor

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(including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder’s distributive share of items of income (including income exempt from U.S. federal income taxation) and net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder’s distributive share of items of Portfolio deductions or loss, (ii) the amount of any cash distributions (including distributions of income exempt from U.S. federal income taxation and cash distributions on withdrawals from the Portfolio) and the adjusted basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder’s distributive share of the Portfolio’s nondeductible expenditures not properly chargeable to the Holder’s capital account. Increases or decreases in a Holder’s share of the Portfolio’s liabilities may also result in corresponding increases or decreases in such adjusted basis.

A partnership has the option to make an election to adjust the basis of the partnership’s assets in the event of certain distributions of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease such basis depending on the relevant facts. There can be no assurance that the Portfolio will make such an election in the future. However, this basis adjustment is mandatory in certain circumstances.

The Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments to the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of the income recognized by Holders, including Holders who intend to qualify as RICs.

The Portfolio’s investments, if any, in securities issued with original issue discount (possibly including certain asset-related securities) or securities acquired at a market discount (if an election is made to include accrued market discount in current income) will cause it to realize income prior to the receipt of cash payments with respect to these securities. In order to enable a Holder to distribute its proportionate share of this income, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold in order to generate cash that the Holder may withdraw from the Portfolio for subsequent distribution to such Holder’s shareholders.

The Portfolio’s investments in commodity-linked instruments, if any, can be limited by the Portfolio’s intention to satisfy the requirements of Subchapter M of the Code relating to sources of income because income and gains from certain commodity-linked instruments do not constitute qualifying income to a RIC. The tax treatment of some other commodity-linked instruments in which the Portfolio might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a RIC. If the Portfolio were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Portfolio’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Portfolio would fail to satisfy the requirements of Subchapter M of the Code relating to sources of income.

The Portfolio may be subject to foreign taxes on its income (including, in some cases, capital gains) from certain foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty , if any . The anticipated extent of the Portfolio’s investment in foreign securities is such that it is not expected that a Holder that is a RIC which invests its assets in the Portfolio will be eligible to pass through to its shareholders foreign taxes paid by the Portfolio and allocated to the Holder, so that shareholders of such RIC will not be entitled to foreign tax credits or deductions for foreign taxes paid by the Portfolio and allocated to the RIC.

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Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Equity investments in “passive foreign investment companies” (“PFICs”) by the Portfolio could subject Holders of the Portfolio to adverse U.S. federal income tax consequences and other charges on certain distributions from such companies and on disposition of investments in such companies; however the tax consequences of such investments may be mitigated in certain cases if the Portfolio makes an election to mark such investments to market annually or treat the PFICs as “qualified electing funds.” There can be no assurance that the Portfolio will make such an election. Treasury Regulations have recently been proposed that, if and when finalized, would generally require Holders, rather than the Portfolio, to make such elections with respect to PFICs in which the Portfolio invests. There can be no assurance that the Portfolio will be able to provide to Holders information adequate to make and maintain such elections. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investments by the Portfolio in the stock of certain PFICs may be limited, or an election with respect to PFICs may be made, if available, in order to enable a Holder that is a RIC to preserve its qualification as a RIC or to reduce the imposition of tax on the Holders.

“Qualified dividend income” received by an individual is generally taxed at the rates applicable to long-term capital gain. In order for a dividend that the Portfolio allocates to Holders to be qualified dividend income, the Portfolio must meet holding period and other requirements with respect to the dividend-paying stock. A dividend will not be treated as qualified dividend income (at either the Portfolio or the Holder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a PFIC.

An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states and localities may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various state and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each Holder is advised to consult his own tax advisor.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations, as well as the U.S. federal, state, local or non-U.S. tax consequences of investing in the Portfolio. It is not possible to predict at this time whether or to what extent any changes in the Code or interpretations thereof will occur. Current and prospective investors should consult their own tax advisors regarding pending and proposed legislation or other changes.

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Item 25. Underwriters

The placement agent for the Portfolio is EVD. Investment companies, common and commingled trust funds, pooled income funds and similar entities may continuously invest in the Portfolio.

Item 26. Calculation of Performance Data

Not applicable.

Item 27. Financial Statements

The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Deloitte & Touche LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Portfolio of Investments as of October 31, 2025

Statement of Assets and Liabilities as of October 31, 2025

Statement of Operations for the fiscal year ended October 31, 2025

Statement of Changes in Net Assets for fiscal year ended October 31, 2025 and for the period ended October 31, 2024

Financial Highlights for the fiscal year ended October 31, 2025 and for the period ended October 31, 2024

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

For purposes of the EDGAR filing of this amendment to the Portfolio’s registration statement, the Portfolio incorporates by reference the above audited financial statements as previously filed electronically with the SEC on Form N-CSR on December 30, 2025 pursuant to Section 30(b)(2) of the 1940 Act (Accession No. 0001193125- 25-337018 ).

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APPENDIX A

ADDITIONAL INFORMATION ABOUT INVESTMENT STRATEGIES AND RISKS

The categories checked in the table included under “Strategies and Risks” above are all of the investments the Portfolio is permitted to make, including its principal investments and the investment practices the Portfolio is permitted to engage in. Information about the various investment types and practices and the associated risks checked there is included in alphabetical order below. References to “Fund” in this section include the Portfolio.

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Artificial Intelligence Technology Risk

The Fund, its third-party vendors, clients or counterparties with which it interacts directly or indirectly may use or rely on proprietary and/or third-party technology, including artificial intelligence solutions. Artificial intelligence (“AI”) refers to computer systems capable of performing tasks that typically require human intelligence, including but not limited to machine learning, natural language processing, and generative and agentic AI technologies. These systems are designed to analyze data, learn from patterns, make decisions and solve problems. Actual usage of AI will vary and is likely to change over time. Investors should be aware that the use of AI tools, while potentially beneficial, presents a range of risks and may result in material adverse consequences (such as operational errors and investment/risks) for the Fund and/or its third-party vendors, clients or counterparties, and no assurance can be given that any controls adopted to govern the use of AI will fully mitigate the risks associated with AI technologies. In addition, AI technologies and their current and potential future applications, and the regulatory frameworks within which they operate, continue to quickly evolve, and it is impossible to anticipate the full scope of future AI capabilities or rules and the associated risks.

Risk of Errors: AI tools may produce inaccurate, biased, insufficient, discriminatory, misleading, incomplete, undetectable manipulative or otherwise flawed responses due to (among other things) limitations in training data, algorithmic design or operational oversight. Such deficiencies may result in operational errors, investment losses, reputational, financial, or social harm, legal liability, regulatory scrutiny or other adverse effects. The deployment and supervision of AI tools may increase operational and compliance risks. Inappropriate use of AI tools or overreliance on AI outputs without adequate human oversight may further exacerbate these risks.

Explainability Risk: The Fund may have limited visibility into the data sources, methodologies or decision-making processes underlying AI tools, which may complicate the assessment of reliability and risks of such AI tools. Errors or defects in the coding or design of AI tools may only become apparent after widespread deployment of such tools. Additionally, AI tools may present challenges in transparency, explainability, and traceability. Users of AI tools may not be able to fully explain how decisions are made or how data is processed, which could lead to operational, regulatory, or reputational risks.

Regulatory/Legal Risks: The legal and regulatory environment relating to AI is uncertain and evolving and future changes, such as those related to privacy, data protection and intellectual property, could have an impact on the use of AI and existing or emerging technologies that could impact the Fund and/or its third-party vendors, clients or counterparties. It is possible that future changes in applicable legal and regulatory requirements could increase compliance costs. Any of these risks could adversely affect the Fund and/or its third-party vendors, clients or counterparties. Additionally, regulatory actions or legal challenges may impose restrictions or obligations that affect operational efficiency or compliance posture. There is no assurance the Fund can successfully assert proprietary rights in output generated by its use of AI tools.

Third-Party Use and Operational Resilience Risk: The Fund may not be able to control the use of AI technologies in third-party products or services, including those provided by the Fund’s service providers and/or other entities with which it interacts directly or indirectly. The use of third-party and open-source AI tools (if any) can pose additional risks relating to data protection and information security, including the potential exposure of confidential information to unauthorized recipients and the misuse of intellectual property, which could adversely affect the Fund. Reliance on a limited number of foundation models or third-party vendors may create concentration risk, potentially impacting operational resiliency and increasing vulnerability to systemic disruption.

Cybersecurity Risk: AI tools may be subject to heightened security vulnerabilities, cyber attacks, and/or other acts by malicious actors. Unauthorized persons who gain access to AI tools used by the Fund and/or its third-party vendors, clients or counterparties, or the underlying datasets thereof, may be able to access the Fund’s or investor’s data, to impede or disrupt the Fund and/or its third-party vendors, clients or counterparties’s ability to perform their functions, or corrupt the underlying AI tool through techniques such as data poisoning, which may cause the AI tools to produce erroneous outputs.

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Additional Risks of AI Tools: The misuse of AI tools, whether intentional or inadvertent, may expose the Fund to additional risks. In addition, AI tools and technology are evolving rapidly and the integration of AI in systems and operations create new risks that can be difficult to assess and anticipate. For example, “agentic AI” (generally, a more autonomous version of AI) is a new area of AI that may be considered particularly speculative and risks may be heightened with respect to the use of “agentic AI” by the Fund and/or its third-party vendors, clients or counterparties.

Investments in Artificial Intelligence Companies. The Fund may invest in companies involved in, or exposed to AI and related technologies (“AI Companies”), which are subject to a wide additional range of risks that may adversely affect the performance of the Fund’s investment.

Market and Business Risks: Many AI Companies have limited product lines, markets, financial resources or personnel and may be particularly sensitive to fluctuations in consumer demand, rapid changes in business cycles, world economic growth, technological progress and industry trends. Securities of AI Companies, especially smaller or start-up firms, tend to be more volatile than those of companies that do not rely heavily on the growth of such technology and business. In addition, prices of securities of AI Companies may be based on expectations that might not materialize and are particularly subject to investor sentiment that could shift and, in each case, such developments could cause losses for the Fund’s investments in AI Companies.

Technology and Product Risks: AI Companies face intense competition and the risk of rapid product obsolescence. The success of their products and services is not guaranteed and may be impacted by unpredictable changes in growth rates and frequent new product introductions. Many AI Companies invest heavily in research and development, mergers and acquisitions and other innovation efforts, which may not yield successful outcomes or favorable financial results. For example, in addition, “agentic AI” (generally, a more autonomous version of AI) is a new area of AI that may be considered particularly speculative. Risks associated with investment in, or exposure to, AI Companies are heightened for companies devoting substantial resources to “agentic AI”.

Intellectual Property Risks: AI Companies are heavily dependent on intellectual property rights, including patents, copyrights, trademarks and trade secrets. Loss, impairment or misappropriation of these rights could materially affect their operations and financial prospects. There is no assurance that AI Companies will be able to adequately protect their proprietary technologies or prevent competitors from developing substantially similar or superior technologies.

Cybersecurity and Data Risks: AI Companies are potential targets for cyberattacks, which could result in reputational harm, legal liability and operational disruption. AI technology is highly reliant on the collection and analysis of large datasets. Inaccurate, incomplete or biased data may lead to flawed outputs and decision-making errors. AI Companies may also rely on a limited number of foundation models or third-party vendors, which may create concentration risk, potentially impacting operational resiliency and increasing vulnerability to systemic disruption.

Regulatory Risks: The legal and regulatory environment relating to AI is uncertain and evolving and future changes, such as those related to privacy, data protection and intellectual property, could have an impact on the operations of AI Companies. In addition, AI Companies could face increasing government and regulatory scrutiny in the future and may be subject to adverse government or legal action, which may limit the development of this technology and impede the growth of AI Companies. Similarly, the collection, storage, processing and safeguarding of data from consumers and other sources could face increased regulatory scrutiny. AI Companies may face regulatory fines and penalties, including forced break-ups, that could hinder their ability to operate on an ongoing basis.

Sector and Geographic Concentration Risks: Customers and suppliers of AI Companies may be concentrated in specific countries, regions or industries. Adverse events affecting these areas could negatively impact performance. Additionally, country, government, and/or region-specific legislation, regulations or restrictions could have an adverse impact on AI Companies. AI Companies may face increased risk from trade agreements between countries that develop these technologies and countries in which customers of these technologies are based. Lack of resolution or potential imposition of trade tariffs may hinder the companies’ ability to successfully deploy their inventories. AI Companies may also be exposed to risks from other sectors, such as robotics, which may amplify the impact of negative developments.

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Special Risks Related to Cyber Security. The Fund and its service providers are susceptible to cyber security risks that include, among other things, theft, unauthorized monitoring, release, misuse, loss, destruction or corruption of confidential and highly restricted data; denial of service attacks; unauthorized access to relevant systems; compromises to networks or devices that the Fund and its service providers use to service the Fund’s operations; or operational disruption or failures in the physical infrastructure or operating systems that support the Fund and its service providers. The Fund and its service providers are also subject to the cybersecurity and data risks discussed with respect to their use of AI tools, to the extent applicable, and the risk of AI tools and AI generated-content being used in criminal or negligent ways, including for cyberattacks. AI Companies in which the Fund invests are also particularly subject to these and other cybersecurity risks. Cyber attacks against or security breakdowns of the Fund or its service providers may adversely impact the Fund and its shareholders, potentially resulting in, among other things, financial losses; the inability of Fund shareholders to transact business and the Fund to process transactions; inability to calculate the Fund’s NAV; violations of applicable privacy and other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs; and/or additional compliance costs. The Fund may incur additional costs for cyber security risk management and remediation purposes. In addition, cyber security risks may also impact issuers of securities in which the Fund invests, which may cause the Fund’s investment in such issuers to lose value. There can be no assurance that the Fund or its service providers will not suffer losses relating to cyber attacks or other information security breaches in the future.

Asset-Backed Securities (“ABS”)

Asset-backed securities represent interests in a pool of assets other than mortgages, such as automobile loans, educational loans, home equity loans, credit card receivables, equipment or automobile leases, commercial mortgage-backed securities (“MBS”), utilities receivables, litigation finance loans, secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers of one or more lending banks, or a combination of these bonds and loans. ABS are “pass through” securities, meaning that principal and interest payments made by the borrower on the underlying assets are passed through to the ABS holder. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. ABS are subject to interest rate risk and prepayment risk. Some ABS may receive prepayments that can change their effective maturities. Issuers of ABS may have limited ability to enforce the security interest in the underlying assets or may have no security in the underlying assets, and credit enhancements provided to support the securities, if any, may be inadequate to protect investors in the event of default. In addition, ABS may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under U.S. federal and state law. The value of ABS may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets or the entities providing credit enhancements and the ability of the servicer to service the underlying collateral. The value of ABS representing interests in a pool of utilities receivables may be adversely affected by changes in government regulations. While certain ABS may be insured as to the payment of principal and interest, this insurance does not protect the market value of such obligations or the Fund’s net asset value. The value of an insured security will be affected by the credit standing of its insurer. The Fund may invest in various levels of the capital structure of an issuer of asset-backed securities, including the equity or “first loss” tranche.

Collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”) are types of ABS that are backed solely by a pool of other debt securities. CDOs and CLOs are typically issued in various classes with varying priorities. The risks of an investment in a CDO or CLO depend largely on the type of the collateral securities and the class of the CDO or CLO in which the Fund invests. In addition to interest rate, prepayment, default and other risks of ABS and fixed income securities, in general, CDOs and CLOs are subject to additional risks, including the possibility that distributions from collateral securities will not be adequate to make interest or other payments, the quality of the collateral may decline in value or default, the Fund may invest in CDOs or CLOs that are subordinate to other classes, and the complex structure may produce disputes with the issuer or unexpected investment results. The Fund’s investment in CDOs and CLOs may decrease in market value if they experience loan defaults or credit impairment, the disappearance of a subordinate tranche or class of debt, or due to market anticipation of defaults and investor aversion to the securities as a class. The liquidity of ABS

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(particularly below investment grade ABS) may change over time. During periods of deteriorating economic conditions, such as recessions, or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving loans, sales contracts, receivables and other obligations underlying asset-backed securities.
Auction Rate Securities

Auction rate securities, such as auction preferred shares of closed-end investment companies, are preferred securities and debt securities with dividends/coupons based on a rate set at auction. The auction is usually held weekly for each series of a security, but may be held less frequently. The auction sets the rate, and securities may be bought and sold at the auction. Provided that the auction mechanism is successful, auction rate securities normally permit the holder to sell the securities in an auction at par value at specified intervals. The dividend is reset by a “Dutch” auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The dividend rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is the risk that an auction will fail due to insufficient demand for the securities. Security holders that submit sell orders in a failed auction may not be able to sell any or all of the shares for which they have submitted sell orders. Security holders may sell their shares at the next scheduled auction, subject to the same risk that the subsequent auction will not attract sufficient demand for a successful auction to occur. Broker-dealers may also try to facilitate secondary trading in the auction rate securities, although such secondary trading may be limited and may only be available for shareholders willing to sell at a discount. Since mid-February 2008, existing markets for certain auction rate securities have become generally illiquid and investors have not been able to sell their securities through the regular auction process. It is uncertain when or whether there will be a revival of investor interest in purchasing securities sold through auctions. There may be limited or no active secondary markets for many auction rate securities. Auction rate securities that do trade in a secondary market may trade at a significant discount from their liquidation preference. There have been a number of governmental investigations and regulatory settlements involving certain broker-dealers with respect to their prior activities involving auction rate securities.

Valuations of such securities is highly speculative, however, dividends on auction rate preferred securities issued by a closed-end fund may be reported, generally on IRS Form 1099, as exempt from U.S. federal income tax to the extent they are attributable to tax-exempt interest income earned by the Fund on the securities and distributed to holders of the preferred securities, provided that the preferred securities are treated as equity securities for U.S. federal income tax purposes, and the closed-end fund complies with certain requirements under the Code. Investments in auction rate preferred securities of closed-end funds are subject to limitations on investments in other U.S. registered investment companies, which limitations are prescribed by the 1940 Act.

Average Effective Maturity

Average effective maturity is a weighted average of all the maturities of bonds owned by the Fund. Average effective maturity takes into consideration all mortgage payments, puts and adjustable coupons. In the event the Fund invests in multiple Portfolios, its average weighted maturity is the sum of its allocable share of the average weighted maturity of each of the Portfolios in which it invests, which is determined by multiplying the Portfolio’s average weighted maturity by the Fund’s percentage ownership of that Portfolio.

Benchmark Reference Rates Risk

Many debt securities, derivatives, and other financial instruments utilize benchmark or reference rates for variable interest rate calculations, including the Euro Interbank Offer Rate, Sterling Overnight Index Average Rate, and the Secured Overnight Financing Rate (each a “Reference Rate”). Instruments in which the Fund invests may pay interest at floating rates based on such Reference Rates or may be subject to interest caps or floors based on such Reference Rates. The Fund and issuers of instruments in which the Fund invests may also obtain financing at floating rates based on such Reference Rates. The elimination of a Reference Rate or any other changes to or reforms of the determination or supervision of Reference Rates could have an adverse impact on the market for, or value of, any instruments or payments linked to those Reference Rates.

For example, some Reference Rates, as well as other types of rates and indices, are described as “benchmarks” and have been the subject of ongoing national and international regulatory reform,

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including under the European Union regulation on indices used as benchmarks in financial instruments and financial contracts. As a result, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Such changes could cause increased market volatility and disruptions in liquidity for instruments that rely on or are impacted by such benchmarks. Additionally, there could be other consequences which cannot be predicted.
Borrowing for Investment Purposes

There is no assurance that a borrowing strategy will be successful. Upon the expiration of the term of the Fund’s existing credit arrangement, the lender may not be willing to extend further credit to the Fund or may be willing to do so at an increased cost to the Fund. If the Fund is not able to extend its credit arrangement, it may be required to liquidate holdings to repay amounts borrowed from the lender. Borrowing to increase investments generally will magnify the effect on the Fund’s net asset value of any increase or decrease in the value of the security purchased with the borrowings. Successful use of a borrowing strategy depends on the investment adviser’s ability to predict correctly interest rates and market movements. There can be no assurance that the use of borrowings will be successful. In connection with its borrowings, the Fund will be required to maintain specified asset coverage with respect to such borrowings by both the 1940 Act and the terms of its credit facility with the lender. The Fund may be required to dispose of portfolio investments on unfavorable terms if market fluctuations or other factors reduce the required asset coverage to less than the prescribed amount. Borrowings involve additional expense to the Fund.

Borrowing for Temporary Purposes

The Fund may borrow for temporary purposes (such as to satisfy redemption requests, to remain fully invested in advance of the settlement of share purchases, and to settle transactions). The Fund’s ability to borrow is subject to its terms and conditions of its credit arrangements, which in some cases may limit the Fund’s ability to borrow under the arrangement. The Fund will be required to maintain a specified level of asset coverage with respect to all borrowings and may be required to sell some of its holdings to reduce debt and restore coverage at times when it may not be advantageous to do so. The rights of the lender to receive payments of interest and repayments of principal of any borrowings made by the Fund under a credit arrangement are senior to the rights of holders of shares with respect to the payment of dividends or upon liquidation. In the event of a default under a credit arrangement, the lenders may have the right to cause a liquidation of the collateral (i.e., sell Fund assets) and, if any such default is not cured, the lenders may be able to control the liquidation as well. Credit arrangements are subject to annual renewal, which cannot be assured. If the Fund does not have the ability to borrow for temporary purposes, it may be required to sell securities at inopportune times to meet short-term liquidity needs. Because the Fund is a party to a joint credit arrangement, it may be unable to borrow some or all of its requested amounts at any particular time. Borrowings involve additional expense to the Fund.

Build America Bonds

Build America Bonds are taxable municipal obligations issued pursuant to the American Recovery and Reinvestment Act of 2009 (the “Act”) or other legislation providing for the issuance of taxable municipal debt on which the issuer receives federal support. The Act authorized state and local governments to issue taxable bonds on which, assuming certain specified conditions were satisfied, issuers could either (i) receive reimbursement from the U.S. Treasury with respect to its interest payments on the bonds (“direct pay” Build America Bonds); or (ii) provide tax credits to investors in the bonds (“tax credit” Build America Bonds). The federal interest subsidy or tax credit continues for the life of the bonds. Unlike most other municipal obligations, interest received on Build America Bonds is subject to U.S. federal income tax and may be subject to state income tax. The subsidy that issuers of direct pay Build America Bonds receive from the U.S. Treasury has been reduced as a result of budgetary sequestration, which has resulted, and which may continue to result, in a delay or reduction in subsidy payments. Any interruption, delay, reduction, and/or offset of the reimbursement from the U.S. Treasury may reduce the demand for direct pay Build America Bonds and/or potentially trigger extraordinary call features of the bonds. This may, in turn, reduce market prices and cause the value of the Fund shares to fall. Pursuant to the terms of the Act, the issuance of Build America Bonds ceased on December 31, 2010. As a result, the availability of such bonds is limited, which may adversely affect their liquidity.

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Call and Put Features on Securities

Issuers of securities may reserve the right to call (redeem) the securities. If an issuer redeems a security with a call right during a time of declining interest rates, the holder of the security may not be able to reinvest the proceeds in securities providing the same investment return as provided by the securities redeemed. Some securities may have “put” or “demand” features that allow early redemption by the holder. Longer term fixed-rate securities may give the holder a right to request redemption at certain times (often annually after the lapse of an intermediate term). This “put” or “demand” feature enhances a security’s liquidity by shortening its effective maturity and enables the security to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the holder of the security would be subject to the longer maturity of the security, which could experience substantially more volatility. Securities with a “put” or “demand” feature are more defensive than conventional long term securities (protecting to some degree against a rise in interest rates) while providing greater opportunity than comparable intermediate term securities, because they can be retained if interest rates decline.

Collateralized Mortgage Obligations (“CMOs”)

CMOs are backed by a pool of mortgages or mortgage loans. The key feature of the CMO structure is the prioritization of the cash flows from the pool of mortgages among the several classes, or tranches, of the CMO, thereby creating a series of obligations with varying rates and maturities. Senior CMO classes will typically have priority over residual CMOs as to the receipt of principal and or interest payments on the underlying mortgages. CMOs also issue sequential and parallel pay classes, including planned amortization and target amortization classes, and fixed and floating rate CMO tranches. CMOs issued by U.S. government agencies are backed by agency mortgages, while privately issued CMOs may be backed by either government agency mortgages or private mortgages. Payments of principal and interest are passed through to each CMO tranche at varying schedules resulting in bonds with different coupons, effective maturities and sensitivities to interest rates. Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class, concurrently on a proportionate or disproportionate basis. Sequential pay CMOs generally pay principal to only one class at a time while paying interest to several classes. CMOs generally are secured by an assignment to a trustee under the indenture pursuant to which the bonds are issued as collateral consisting of a pool of mortgages. Payments with respect to the underlying mortgages generally are made to the trustee under the indenture. CMOs are designed to be retired as the underlying mortgages are repaid. In the event of sufficient early prepayments on such mortgages, the class or series of CMO first to mature generally will be retired prior to maturity. Therefore, although in most cases the issuer of CMOs will not supply additional collateral in the event of such prepayments, there will be sufficient collateral to secure CMOs that remain outstanding. Floating rate CMO tranches carry interest rates that are tied in a fixed relationship to an index subject to an upper limit, or “cap,” and sometimes to a lower limit, or “floor.” CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Commercial Mortgage-Backed Securities (“CMBS”)

CMBS include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property, such as hotels, office buildings, retail stores, hospitals and other commercial buildings. CMBS may have a lower repayment uncertainty than other mortgage-related securities because commercial mortgage loans generally prohibit or impose penalties on prepayment of principal. The risks of investing in CMBS reflect the risks of investing in the real estate securing the underlying mortgage loans, including the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payment, and the ability of a property to attract and retain tenants. CMBS may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities. In addition, at times the commercial real estate market has experienced substantially lower valuations combined with higher interest rates, leading to difficulty in refinancing debt and, as a result, the CMBS market has experienced (and could in the future experience) greatly reduced liquidity and valuations.

The values of, and income generated by, CMBS may be adversely affected by changing interest rates and other developments impacting the commercial real estate market, such as population shifts and other demographic changes, increasing vacancies (potentially for extended periods) and reduced demand for commercial and office space, maintenance or tenant improvement costs, and costs to convert properties for other uses. These developments could result from, among other things, changing tastes and preferences (such as remote work arrangements) as well as cultural, technological, global or

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local economic and market developments. In addition, changing interest rate environments and associated changes in lending standards and higher refinancing rates may adversely affect the commercial real estate and CMBS markets. The occurrence of any of the foregoing developments would likely increase default risk for the properties and loans underlying these investments as well as impact the value of, and income generated by, these investments. These developments could also result in reduced liquidity for CMBS.

Investments in risk retention tranches of CMBS or other eligible securitizations (“risk retention tranches”), which are eligible residual interests typically held by the sponsors of such securitizations pursuant to the final rules implementing the credit risk retention requirements of Section 941 of the Dodd-Frank Act (the “U.S. Risk Retention Rules”). The risk retention tranche is the most subordinate, “first-loss” tranche of a CMBS, meaning that investors are the first to suffer losses if defaults occur in the underlying mortgage pool. In the case of CMBS transactions, the U.S. Risk Retention Rules generally permit all or a portion of the retained credit risk associated with certain securitizations (i.e., retained risk) to be held by an unaffiliated “third party purchaser,” such as the Fund, if, among other requirements, the third-party purchaser holds its retained interest, unhedged, for at least five years following the closing of the CMBS transaction, after which it is entitled to transfer its interest in the securitization only to another person that meets the requirements for a third-party purchaser. Even after the required holding period has expired, due to the generally illiquid nature of such investments, no assurance can be given as to what, if any, exit strategies will ultimately be available for any given position. In addition, the U.S. Risk Retention Rules impose additional restrictions and responsibilities on the holders of the risk retention tranches, including restrictions on changes in ownership and corporate structure, and responsibilities for special servicing and decision-making during defaults.

There is limited guidance on the application of the final U.S. Risk Retention Rules to specific securitization structures. There can be no assurance that the applicable federal agencies charged with the implementation of the final U.S. Risk Retention Rules (the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development, and the Federal Housing Finance Agency) could not take positions in the future that differ from the interpretation of such rules taken or embodied in such securitizations, or that the final U.S. Risk Retention Rules will not change.

Furthermore, in situations where the Fund invests in risk retention tranches of securitizations structured by third parties, the Fund may be required to execute one or more letters or other agreements, the exact form and nature of which will vary (each, a “Risk Retention Agreement”) under which it will make certain undertakings designed to ensure such securitization complies with the final U.S. Risk Retention Rules. Such Risk Retention Agreements may include a variety of representations, warranties, covenants and other indemnities, each of which may run to various transaction parties. If the Fund breaches any undertakings in any Risk Retention Agreement, it will be exposed to claims by the other parties thereto, including for any losses incurred as a result of such breach, which could be significant and exceed the value of the Fund’s investments.

Commodity-Related Investments

The value of commodities investments will generally be affected by overall market movements and factors specific to a particular industry or commodity, which may include weather, embargoes, tariffs, and health, political, international and regulatory developments. Economic and other events (whether real or perceived) can reduce the demand for commodities, which may reduce market prices and cause the value of Fund shares to fall. The frequency and magnitude of such changes cannot be predicted. Exposure to commodities and commodities markets may subject the Fund to greater volatility than investments in traditional securities. No active trading market may exist for certain commodities investments, which may impair the ability of the Fund to sell or to realize the full value of such investments in the event of the need to liquidate such investments. In addition, adverse market conditions may impair the liquidity of actively traded commodities investments. Certain types of commodities instruments (such as total return swaps and commodity-linked notes) are subject to the risk that the counterparty to the instrument will not perform or will be unable to perform in accordance with the terms of the instrument. To the extent commodity-related investments are held through the Subsidiary, the Subsidiary is not subject to U.S. laws (including securities laws) and their protections. The Subsidiary is subject to the laws of the Cayman Islands, a foreign jurisdiction, and can be affected by developments in that jurisdiction.

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Certain commodities are subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks and result in greater volatility than investments in traditional securities. The commodities that underlie commodity futures contracts and commodity swaps may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Fund is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.

In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for the Fund. If the nature of hedgers and speculators in futures markets has shifted when it is time for the Fund to reinvest the proceeds of a maturing contract in a new futures contract, the Fund might reinvest at higher or lower futures prices, or choose to pursue other investments.

Common Stocks

Common stock represents an equity ownership interest in the issuing corporation. Holders of common stock generally have voting rights in the issuer and are entitled to receive common stock dividends when, as and if declared by the corporation’s board of directors. Common stock normally occupies the most subordinated position in an issuer’s capital structure. Returns on common stock investments consist of any dividends received plus the amount of appreciation or depreciation in the value of the stock.

Although common stocks have historically generated higher average returns than fixed-income securities over the long term and particularly during periods of high or rising concerns about inflation, common stocks also have experienced significantly more volatility in returns and may not maintain their real value during inflationary periods. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks. Common stock prices fluctuate for many reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuer occur. In addition, common stock prices may be sensitive to rising interest rates as the costs of capital rise and borrowing costs increase.

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Contingent Convertible Securities

Contingent convertible securities (sometimes referred to as “CoCos”) are convertible securities with loss absorption characteristics. These securities provide for mandatory conversion into common stock of the issuer under certain circumstances. The mandatory conversion may be automatically triggered, for instance, if a company fails to meet the capital minimum with respect to the security, the company’s regulator makes a determination that the security should convert or the company receives specified levels of extraordinary public support. Since the common stock of the issuer may not pay a dividend, investors in these instruments could experience a reduced income rate, potentially to zero; and conversion would deepen the subordination of the investor, hence worsening standing in a bankruptcy. In addition, some such instruments have a set stock conversion rate that would cause an automatic write-down of capital if the price of the stock is below the conversion price on the conversion date. Under similar circumstances, the liquidation value of certain types of contingent convertible securities may be adjusted downward to below the original par value. The write down of the par value would occur automatically and would not entitle the holders to seek bankruptcy of the company. In certain circumstances, contingent convertible securities may write down to zero and investors could lose the entire value of the investment, even as the issuer remains in business. CoCos may be subject to redemption at the option of the issuer at a predetermined price. See also “Hybrid Securities.”

Convertible Securities

A convertible security is a bond, debenture, note, preferred security, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security entitles the holder to receive interest paid or accrued or the dividend paid on such security until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower interest or dividend yields than comparable nonconvertible securities. The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. A convertible security ranks senior to common stock in a corporation’s capital structure but is usually subordinated to comparable nonconvertible securities. Convertible securities may be purchased for their appreciation potential when they yield more than the underlying securities at the time of purchase or when they are considered to present less risk of principal loss than the underlying securities. Generally speaking, the interest or dividend yield of a convertible security is somewhat less than that of a non-convertible security of similar quality issued by the same company. A convertible security may be subject to redemption or conversion at the option of the issuer after a particular date and under certain circumstances (including at a specified price) established in the convertible security’s governing instrument. If a convertible security held by a Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.

Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the securities are issued, which may increase the effects of currency risk.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the securities to be redeemed by the issuer at a premium over the stated principal amount of the debt securities under certain circumstances. Certain convertible securities may include loss absorption characteristics that make the securities more equity-like. This is particularly true of convertible securities issued by companies in the financial services sector. See “Contingent Convertible Securities.”

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Synthetic convertible securities may include either cash-settled convertibles or manufactured convertibles. Cash-settled convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a cash-settled convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured convertibles are created by the investment adviser or another party by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed-income (“fixed-income component”) or a right to acquire equity securities (“convertibility component”). The fixed-income component is achieved by investing in nonconvertible fixed-income securities, such as nonconvertible bonds, preferred securities and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index. A manufactured convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security that has a unitary market value, a manufactured convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value” of such a manufactured convertible is the sum of the values of its fixed-income component and its convertibility component. More flexibility is possible in the creation of a manufactured convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the investment adviser may combine a fixed-income instrument and an equity feature with respect to the stock of the issuer of the fixed-income instrument to create a synthetic convertible security otherwise unavailable in the market. The investment adviser may also combine a fixed-income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the investment adviser believes such a manufactured convertible would better promote the Fund’s objective than alternative investments. For example, the investment adviser may combine an equity feature with respect to an issuer’s stock with a fixed-income security of a different issuer in the same industry to diversify the Fund’s credit exposure, or with a U.S. Treasury instrument to create a manufactured convertible with a higher credit profile than a traditional convertible security issued by that issuer. A manufactured convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined” to create a manufactured convertible. For example, the Fund may purchase a warrant for eventual inclusion in a manufactured convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions. The value of a manufactured convertible may respond to certain market fluctuations differently from a traditional convertible security with similar characteristics. For example, in the event the Fund created a manufactured convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the manufactured convertible would be expected to outperform a traditional convertible of similar maturity that is convertible into that stock during periods when Treasury instruments outperform corporate fixed-income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

Credit Linked Securities	See also “Derivative Instruments and Related Risks” herein. Credit linked securities are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative instrument or basket of derivative instruments, such as credit default swaps, interest rate swaps, and other securities in order to provide exposure to certain fixed-income markets. Credit linked securities may be used as a cash management tool in order to gain exposure to a certain market and to remain fully invested when more traditional income producing securities are not available. Like an investment in a bond, investments in credit linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. An issuer may sell one or more credit default swaps under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the reference instrument (in this case a debt obligation) upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the reference instrument. This, in turn, would reduce the amount of
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income and principal that the holder of the credit linked security would receive. Credit linked securities generally will be exempt from registration under the 1933 Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments.

Cybersecurity Risk

With the increased use of technologies by Fund service providers to conduct business, such as the Internet, the Fund is susceptible to operational, information security and related risks. The Fund relies on communications technology, systems, and networks to engage with clients, employees, accounts, shareholders, and service providers, and a cyber incident may inhibit the Fund’s ability to use these technologies. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites or via “ransomware” that renders the systems inoperable until appropriate actions are taken. A denial-of-service attack is an effort to make network services unavailable to intended users, which could cause shareholders to lose access to their electronic accounts, potentially indefinitely. Employees and service providers also may not be able to access electronic systems to perform critical duties for the Fund, such as trading, NAV calculation, shareholder accounting or fulfillment of Fund share purchases and redemptions, during a denial-of-service attack. There is also the possibility for systems failures due to malfunctions, user error and misconduct by employees and agents, natural disasters, or other foreseeable and unforeseeable events.

Because technology is consistently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund’s ability to plan for or respond to a cyber attack. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could have material adverse consequences for those issuers and result in a decline in the market price of their securities. Furthermore, as a result of cyber attacks, technological disruptions, malfunctions or failures, an exchange or market may close or suspend trading in specific securities or the entire market, which could prevent the Fund from, among other things, buying or selling the Fund or accurately pricing its securities. Like other funds and business enterprises, the Fund and its service providers have experienced, and will continue to experience, cyber incidents consistently. In addition to deliberate cyber attacks, unintentional cyber incidents can occur, such as the inadvertent release of confidential information by the Fund or its service providers.

The Fund uses third party service providers who are also heavily dependent on computers and technology for their operations. Cybersecurity failures or breaches by the Fund’s investment adviser or administrator and other service providers (including, but not limited to, the custodian or transfer agent), and the issuers of securities in which the Fund invests, may disrupt and otherwise adversely affect their business operations. This may result in financial losses to the Fund, impede Fund trading, interfere with the Fund’s ability to calculate its NAV, limit a shareholder’s ability to purchase or redeem shares of the Fund or cause violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, litigation costs or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While many of the Fund’s service providers have established business continuity plans and risk management systems intended to identify and mitigate cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. The Fund cannot control the cybersecurity plans and systems put in place by service providers to the Fund and issuers in which the Fund invests. The Fund and its shareholders could be negatively impacted as a result.

Derivative Instruments and Related Risks

Generally, derivatives can be characterized as financial instruments whose performance is derived at least in part from the performance of an underlying reference instrument. Derivative instruments may be acquired in the United States or abroad and include the various types of exchange-traded and over-the-counter (“OTC”) instruments described herein and other instruments with substantially similar characteristics and risks. Depending on the type of derivative instrument and the Fund’s investment strategy, a derivative instrument may be based on a security, instrument, index, currency, commodity, economic indicator or event (referred to as “reference instruments”).

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Derivative instruments are subject to a number of risks, including adverse or unexpected movements in the price of the reference instrument, and counterparty, credit, interest rate, leverage, liquidity, market and tax risks. Use of derivative instruments may cause the realization of higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if such instruments had not been used. Success in using derivative instruments to hedge portfolio assets depends on the degree of price correlation between the derivative instruments and the hedged asset. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates or indices they are designed to hedge or closely track. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative instrument, the reference instrument and the Fund’s assets. To the extent that a derivative instrument is intended to hedge against an event that does not occur, the Fund may realize losses.

OTC derivative instruments involve an additional risk in that the issuer or counterparty may fail to perform its contractual obligations. Some derivative instruments are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of market volatility, an option or commodity exchange or swap execution facility or clearinghouse may suspend or limit trading in an exchange-traded derivative instrument, which may make the contract temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the closing out of positions to limit losses. The ability to terminate OTC derivative instruments may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative instruments, the only source of price quotations may be the selling dealer or counterparty. In addition, certain provisions of the Code limit the use of derivative instruments. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. There can be no assurance that the use of derivative instruments will benefit the Fund.

The regulation of derivatives has undergone substantial change in recent years. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related regulations require most derivatives to be margined and/or cleared and traded on an exchange, expand entity registration requirements, impose business conduct requirements on counterparties, and impose other regulatory requirements that impact derivatives markets. The implementation of these requirements or additional future regulation of the derivatives markets may make the use of derivatives more costly, may limit the availability or reduce the liquidity of derivatives, and may impose limits or restrictions on the counterparties with which the Fund engages in derivative transactions. Fund management cannot fully predict the effects of any governmental regulation of the derivatives markets, and there can be no assurance that any government regulation will not adversely affect the Fund’s performance or ability to achieve its investment objective.

The CFTC and various exchanges have imposed (and continue to evaluate and monitor) limits on the number of speculative positions that any person, or group of persons acting in concert, may hold or control in certain futures and options on futures contracts. Additionally, U.S. federal position limits now apply to swaps that are economically equivalent to futures contracts that are subject to CFTC set speculative limits. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of determining whether the applicable position limits have been exceeded, unless an exemption applies. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that positions of different clients managed by the investment adviser and its affiliates may be aggregated for this purpose. It is possible that the trading decisions of the investment adviser may have to be modified and that positions held by the Fund may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the profitability of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund’s investment strategy. The Fund may also be affected by other non-U.S. regulators and trading venues, such as those of the European Union and United Kingdom, that impose position limits on commodity derivative contracts.

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The SEC adopted Rule 18f-4 under the 1940 Act, which applies to the Fund’s use of derivative investments and certain financing transactions. Among other things, Rule 18f-4 requires certain funds that invest in derivative instruments beyond a specified limited amount (generally greater than 10% of a fund’s net assets) to apply a value-at-risk based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. To the extent a Fund uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount (up to 10% of a Fund’s net assets), it will not be subject to the full requirements of Rule 18f-4. In addition, to the extent that the Fund enters into reverse repurchase agreements or similar financing transactions, the Fund may elect to either treat all of its reverse repurchase agreements or similar financing transactions as derivatives transactions for purposes of Rule 18f-4 or comply (with respect to reverse repurchase agreements or similar financing transactions) with the asset coverage requirements under Section 18 of the 1940 Act. Limits or restrictions applicable to the counterparties with which a Fund engages in derivative transactions also could prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change the availability of certain investments.

Legislation may be enacted that could negatively affect the assets of the Fund. Legislation or regulation may also change the way in which the Fund itself is regulated. The effects of any new governmental regulation cannot be predicted and there can be no assurance that any new governmental regulation will not adversely affect the Fund’s performance or ability to achieve its investment objective(s).

Derivative-Linked and Commodity-Linked Hybrid Instruments

A derivative-linked or commodity-linked hybrid instrument (referred to herein as a “hybrid instrument”) is a type of potentially high-risk derivative that combines a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid instrument is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed-income securities) the principal amount payable at maturity of a hybrid instrument may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid instrument is a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil.

The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures and currencies. An investment in a hybrid instrument may entail significant risks that are not associated with a similar investment in a traditional debt instrument that has a fixed principal amount, is denominated in U.S. dollars or bears interest either at a fixed rate or a floating rate determined by reference to a common, nationally published benchmark. The risks of a particular hybrid instrument will depend upon the terms of the instrument, but may include the possibility of significant changes in the benchmark(s) or the prices of the underlying assets to which the instrument is linked. Such risks generally depend upon factors unrelated to the operations or credit quality of the issuer of the hybrid instrument, which may not be foreseen by the purchaser, such as economic and political events, the supply and demand of the underlying assets and interest rate movements. Hybrid instruments may be highly volatile and their use by the Fund may not be successful. Hybrid instruments may also carry liquidity risk since the instruments are often “customized” to meet the portfolio needs of a particular investor, and therefore, the number of investors that are willing and able to buy such instruments in the secondary market may be smaller than that for more traditional debt securities.

Hybrid instruments may bear interest or pay preferred dividends at below market (or even relatively nominal) rates. Alternatively, hybrid instruments may bear interest at above market rates but bear an increased risk of principal loss (or gain). The latter scenario may result if “leverage” is used to structure the hybrid instrument. Leverage risk occurs when the hybrid instrument is structured so that a given change in a benchmark or underlying asset is multiplied to produce a greater value change in the hybrid instrument, thereby magnifying the risk of loss as well as the potential for gain.

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Hybrid instruments are potentially more volatile and carry greater market risks than traditional debt instruments. Depending on the structure of the particular hybrid instrument, changes in a benchmark may be magnified by the terms of the hybrid instrument and have an even more dramatic and substantial effect upon the value of the hybrid instrument. Also, the prices of the hybrid instrument and the benchmark or underlying asset may not move in the same direction or at the same time.

Hybrid instruments can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return and creating exposure to a particular market or segment of that market. The value of a hybrid instrument or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid instrument. Under certain conditions, the redemption value of a hybrid instrument could be zero. The purchase of hybrid instruments also exposes the Fund to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the net asset value of the Fund.

Certain hybrid instruments may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked hybrid instruments may be either equity or debt securities, leveraged or unleveraged, and are considered hybrid instruments because they have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable. The Fund will invest only in commodity-linked hybrid instruments that qualify under applicable rules of the CFTC for an exemption from the provisions of the CEA. Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies as defined in the 1940 Act. As a result, the Fund’s investments in these products may be subject to limits applicable to investments in investment companies and restrictions contained in the 1940 Act.

Direct Investments

Direct investments include (i) the private purchase from an enterprise of an equity interest in the enterprise in the form of shares of common stock or equity interests in trusts, partnerships, joint ventures or similar enterprises, and (ii) the purchase of such an equity interest in an enterprise from a principal investor in the enterprise. At the time of making a direct investment, the Fund will enter into a shareholder or similar agreement with the enterprise and one or more other holders of equity interests in the enterprise. These agreements may, in appropriate circumstances, provide the ability to appoint a representative to the board of directors or similar body of the enterprise and for eventual disposition of the investment in the enterprise. Such a representative would be expected to monitor the investment and protect the Fund’s rights in the investment and would not be appointed for the purpose of exercising management or control of the enterprise.

Diversified Status

With respect to 75% of its total assets, an investment company that is registered with the SEC as a “diversified” fund: (1) may not invest more than 5% of its total assets in the securities of any one issuer (except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and securities of other investment companies); and (2) may not own more than 10% of the outstanding voting securities of any one issuer.

Dividend Capture Trading

In a typical dividend capture trade, the Fund would buy a stock prior to its ex-dividend date and sell the stock at a point either on or after the ex-dividend date. The use of a dividend capture trading strategy exposes the Fund to higher portfolio turnover, increased trading costs and potential for capital loss or gain, particularly in the event of significant short-term price movements of stocks subject to dividend capture trading.

Duration

Duration measures the time-weighted expected cash flows of a fixed-income security, which can determine its sensitivity to changes in the general level of interest rates. Securities with longer durations generally tend to be more sensitive to interest rate changes than securities with shorter durations. A mutual fund with a longer dollar-weighted average duration generally can be expected to be more sensitive to interest rate changes than a fund with a shorter dollar-weighted average duration. Duration differs from maturity in that it considers a security’s coupon payments in addition to the amount of time until the security matures. Various techniques may be used to shorten or lengthen Fund duration. As the value of a security changes over time, so will its duration. The duration of a Fund that invests in

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underlying funds is the sum of its allocable share of the duration of each of the underlying funds in which it invests, which is determined by multiplying the underlying fund’s duration by the Fund’s percentage ownership of that underlying fund.
Emerging Market Investments

The risks described under “Foreign Investments” herein generally are heightened in connection with investments in emerging markets. Also, investments in securities of issuers domiciled in countries with emerging capital markets may involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments; (iv) governmental actions or policies that may limit investment opportunities, such as restrictions on investment in, or required divestment of, certain issuers or industries; (v) the lack or relatively early development of legal structures governing private and foreign investments and private property; (vi) delays in settling portfolio transactions and heightened risk of loss from custody practices; (vii) greater debt burdens relative to the size of the economy; and (viii) investments through complex structures that may lack transparency.. Governmental actions may effectively restrict or eliminate the Fund’s ability to purchase or sell investments in emerging market countries, and thus may make them less liquid or more difficult to value, or may force the Fund to sell or otherwise dispose of such investments at inopportune times or prices. Trading practices in emerging markets also may be less developed, resulting in inefficiencies relative to trading in more developed markets, which may result in increased transaction costs.

Repatriation of investment income, capital and proceeds of sales by foreign investors may require governmental registration and/or approval in emerging market countries. There can be no assurance that repatriation of income, gain or initial capital from these countries will occur. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors. Also, lending money and trading loans, for instance, may be considered a regulated activity in some foreign jurisdictions, which may result in licensing and certain other requirements. The Fund could be adversely affected by delays in, or a refusal to grant, required licenses, governmental approval, as well as by the application to the Fund of any restrictions on its investments.

Political and economic structures in emerging market countries may undergo significant evolution and rapid development, and these countries may lack the social, political and economic stability characteristic of more developed countries. In such a dynamic environment, there can be no assurance that any or all of these capital markets will continue to present viable investment opportunities. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the entire value of an investment in the affected market could be lost. In addition, unanticipated political or social developments may affect the value of investments in these countries and the availability of additional investments. The small size and inexperience of the securities markets in certain of these countries and the limited volume of trading in securities in these countries may make investments in the countries illiquid and more volatile than investments in developed markets.

Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the United States, such as price/earnings ratios, may not be applicable. Certain emerging market securities may be held by a limited number of persons. This may adversely affect the timing and pricing of the acquisition or disposal of securities. The prices at which investments may be acquired may be affected by trading by persons with material non-public information and by securities transactions by brokers in anticipation of transactions in particular securities.
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Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because brokers and counterparties in such markets may be less well capitalized, and custody and registration of assets in some countries may be unreliable. The Fund seeks, where possible, to use counterparties whose financial status reduces this risk. However, there can be no certainty that the Fund will be successful in eliminating or reducing this risk, particularly as counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries. There may be risks that settlement may be delayed and that cash or instruments belonging to the Fund may be in jeopardy because of failures of or defects in the settlement systems. In some cases, this may make it difficult to conduct transactions and may result in additional costs and delays in trading and settlement. The inability of a Fund to make intended investments or dispose of a portfolio investment due to settlement problems or the risk of intermediary or counterparty failures could cause a Fund to miss attractive investment opportunities and/or result either in losses to the Fund due to subsequent declines in the value of such portfolio investment or, if the Fund has entered into a contract to sell the investment, could result in possible liability. In addition, if a Fund sells investments with extended settlement times, the settlement proceeds from the sales may not be available to meet a Fund’s redemption obligations, or for reinvestment in other instruments, for a substantial period of time.

The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets. As an alternative to investing directly in emerging markets, exposure may be obtained through derivative investments.

Emerging market or developing countries also pose the risk of nationalization, expropriation or confiscatory taxation, political changes, government regulation, social instability or diplomatic developments (including war) that could adversely affect the economies of such countries or the value of the Fund’s investments in those countries. Additionally, some countries also may have different legal systems that may make it difficult or expensive for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. For instance, there may be difficulties in obtaining and/or enforcing legal judgements against non-U.S. companies and non-U.S. persons, including company directors or officers, in foreign jurisdictions. Shareholders of emerging market issuers often have limited rights and few practical remedies in jurisdictions located in emerging markets. In addition, due to jurisdictional limitations, U.S. authorities (e.g., the SEC and the U.S. Department of Justice) may be limited in their ability to enforce regulatory or legal obligations in emerging market countries. Such risks vary from jurisdiction to jurisdiction and company to company. In addition, issuers of certain instruments may include special purpose vehicles (“SPVs”) that hold underlying assets to which a Fund seeks to gain exposure. A Fund may have the right to receive payments only from the SPV and may not have direct rights against the issuer of the underlying assets. Investors in such SPVs generally pay their share of the SPV’s administrative and other expenses, including management fees. In some cases, the terms on which the Fund may be permitted to participate in an investment may be different than those afforded to local investors.

Also, the Fund may invest in sovereign debt instruments, which are issued or guaranteed by foreign governmental entities. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the relative size of the debt service burden to the economy as a whole, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrears on their debts and such disbursements may be conditioned, for instance, on a governmental entity’s implementation of economic reforms and/or economic performance. Failure to implement such reforms and/or achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity and result in default.

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Investments in China may involve a high risk of currency fluctuations, currency non-convertibility, interest rate fluctuations and higher rates of inflation as a result of internal social unrest or conflicts with other countries. Increasing trade tensions, particularly regarding trading arrangements between the U.S., other trading partners and China, may result in additional tariffs or other actions that could have an adverse impact on an investment in the China region, including but not limited to restrictions on investments in certain Chinese companies or industries considered important to national interests, restrictions on monetary repatriation, intervention in the financial markets, such as by imposing trading restrictions, or banning or curtailing short selling, or other adverse government actions, circumstances and intervention efforts. Changes in political conditions and the political administration of trading counterparties may increase the risk of the imposition of sanctions, tariffs or other adverse trading policies. In addition, the adoption or continuation of protectionist trade policies by one or more countries could lead to a decrease in demand for Chinese products and reduced flows of foreign capital to China’s and other countries’ economies. Accounting, auditing, financial, and other reporting standards, practices and disclosure requirements in China are different, sometimes in fundamental ways, from those in the United States and certain western European countries subjecting the Fund’s investments in Chinese securities to additional associated risks, including a lack of reliable audits and other financial information regarding many Chinese companies and heightened risk of market manipulation and fraud, which may be increased through actions taken by the Chinese government. These differences (including absence of information relative to issuers in many developed countries) may result in the unavailability of material information about Chinese issuers and/or inaccurate or incomplete financial records of an issuer’s operations in China. The unavailability of reliable, complete or other information and lack of comparable accounting, auditing and financial reporting standards present additional risks, such as risks associated with difficulties verifying issuers’ financial information.

To the extent the Fund invests in securities of Chinese issuers, it may be subject to certain risks associated with variable interest entities (“VIEs”). VIEs are widely used by China-based companies where China restricts or prohibits foreign ownership in certain sectors, including telecommunications, technology, media, and education. In a typical VIE structure, a shell company is set up in an offshore jurisdiction and enters into contractual arrangements with a China-based operating company. The VIE lists on a U.S. exchange and investors then purchase the stock issued by a VIE. The VIE structure is designed to provide investors with economic exposure to the Chinese company that replicates equity ownership, without providing actual equity ownership.

VIE structures do not offer the same level of investor protections as direct ownership and investors may experience significant or total losses if VIE structures are altered, contractual disputes emerge, or the legal status of the VIE structure is prohibited under Chinese law. Additionally, significant portions of the Chinese securities markets may also become rapidly illiquid, as Chinese issuers have the ability to suspend the trading of their equity securities, and have shown a willingness to exercise that option in response to market volatility and other events. The Chinese government has not approved VIE structures and the legal status of the VIE structure remains uncertain under Chinese law. There is risk that the Chinese government may cease to tolerate such VIE structures at any time or impose new restrictions on the structure, in each case either generally or with respect to specific issuers. If new laws, rules or regulations relating to VIE structures are adopted, investors, including the Fund, could suffer substantial, detrimental, and possibly permanent losses with no recourse available. A decline or worsening in diplomatic or other relations between the U.S. and China could increase the risks associated with he VIE structure. In addition, VIEs may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements. Delisting would significantly decrease the liquidity and value of the securities of these companies, decrease the ability of the Fund to invest in such securities and may increase the expenses of the Fund if it is required to seek alternative markets in which to invest in such securities.

Sukuk. The Fund may invest in Sukuk, which are foreign or emerging market securities based on Islamic principles. Sukuk are securities with cash flows similar to conventional bonds, issued by an issuer, which is usually an SPV incorporated by the sovereign or corporate entity seeking financing, to obtain an upfront payment in exchange for an income stream and a future promise to return capital. Sukuk are designed to comply with Islamic religious law, commonly known as Sharia and, accordingly, do not pay interest. Instead, Sukuk securities represent a contractual obligation of the issuer or issuing

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vehicle to make periodic distributions (such as income or other periodic payments) to the investor on pre-defined distribution dates and to return capital on a specified date, and such contractual payment obligation is linked to the issuer or issuing vehicle and not from interest on the investor’s money for Sukuk. Sukuk may be linked to income streams relating to tangible assets, but even in respect of such Sukuk, the Fund will not have a direct interest in, or recourse to, the underlying asset or pool of assets. In the event of a default or the insolvency of the issuer, the resolution process can be expected to take longer than for conventional bonds. Sukuk remain relatively new instruments, and evolving interpretations of Islamic law by courts, regulators and prominent scholars may affect liquidity, prices, free transferability and the ability and willingness of issuers of Sukuk to make payments in ways that cannot now be foreseen. In addition, issuers have, in the past, challenged the Islamic compliance of certificates. If any such or analogous events should occur, the Fund may be required to hold its Sukuk for longer than intended, even if their value or other condition is deteriorating. In such circumstances, the Fund may not be able to achieve expected returns on its investment in Sukuk or any returns at all. Issuers of Sukuk may include SPVs established by corporations and financial institutions, foreign governments and agencies of foreign governments. Underlying assets may include, without limitation, real estate (developed and undeveloped), lease contracts, forward-sale commodity contracts and machinery and equipment. Although the Sukuk market has grown significantly in recent years, there may be times when the market is illiquid and where it is difficult for the Fund to make an investment in or dispose of Sukuk at the desired time. Sukuk involve many of the same risks that conventional bonds incur, such as credit risk and interest rate risk, as well as the risks associated with foreign or emerging market securities. In addition to these risks, there are certain risks specific to Sukuk, such as those relating to their structures. Furthermore, the global Sukuk market is significantly smaller than conventional bond markets, which may impact liquidity and the ability for the Fund to sell Sukuk at a desired time.

The unique characteristics of Sukuk may lead to uncertainties regarding their tax treatment within the Fund. In light of tax requirements applicable to the Fund, it may be necessary or advisable for the Fund to sell one or more Sukuk (or another investment) sooner than otherwise anticipated. As a result, the Fund may incur taxable gains or investment losses, as well as costs associated with such transaction.

Equity Investments

Equity investments include common stocks; preferred stocks; depositary receipts; equity interests in trusts, partnerships, joint ventures and other unincorporated entities or enterprises; convertible and contingent convertible preferred stocks; rights and warrants and other securities that are treated as equity for U.S. federal income tax purposes (see “Preferred Stock” and “Hybrid Securities”). Market conditions may affect certain types of stocks to a greater extent than other types of stocks.

Equity-Linked Securities

See also “Derivative Instruments and Related Risks” herein. Equity-linked securities are privately issued securities whose investment results are designed to correspond generally to the performance of a specified stock index or “basket” of securities, or sometimes a single stock. These securities are used for many of the same purposes as derivative instruments and share many of the same risks. Equity-linked securities may be considered illiquid and thus subject to the Fund’s restrictions on investments in illiquid securities.

ESG Investment Risk

To the extent that the investment adviser considers environmental, social and/or governance (“ESG”) issues, the Fund’s performance may be impacted. Additionally, the investment adviser’s consideration of ESG issues may require subjective analysis based on qualitative assessments and the ability of the investment adviser to consider ESG issues may be impacted by data availability for a particular company or issuer (or obligor), including if the data is inaccurate, incomplete, unavailable or based on estimates. The investment adviser’s consideration of ESG issues may contribute to the investment adviser’s decision to forgo opportunities to buy certain securities. ESG issues with respect to an issuer (or obligor) or the investment adviser’s assessment of such may change over time. The consideration of ESG issues within the investment adviser’s investment decision-making process for a Fund may vary across asset classes, industries and sectors. When deemed by the investment adviser to be relevant to its evaluation of creditworthiness and when applicable information is available, the investment adviser considers ESG issues which may impact the prospects of an issuer (obligor) or financial performance of an obligation. When considered, one or more ESG issues are taken into account alongside other factors in the investment decision-making process and are not the sole determinant of whether an investment can be made or will remain in the Fund’s portfolio.

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Event-Linked Instruments

The Fund may obtain event-linked exposure by investing in or gaining exposure to event-linked instruments, including “event-linked bonds”, “event-linked swaps” or other “event-linked instruments” (including reinsurance trusts, segregated accounts, and sidecars) . Event-linked instruments are obligations for which the return of capital and dividend/interest payments are contingent on, or formulaically related to, the non-occurrence of a pre-defined “trigger” event. For some event-linked instruments, the trigger event’s magnitude may be based on losses to a company or industry, industry indexes or readings of scientific instruments rather than specified actual losses. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics relating to such events.

Some event-linked instruments are referred to as “catastrophe bonds.” Catastrophe bonds entitle a Fund to receive principal and interest payments so long as no trigger event occurs of the description and magnitude specified by the instrument. If a trigger event occurs, the Fund may lose a portion of its entire principal invested in the bond.

Event-linked instruments may be sponsored by government agencies, insurance companies or reinsurers and issued by special purpose corporations or other off-shore or on-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a specific reinsurance transaction). Typically, event-linked instruments are issued by off-shore entities and may be non-dollar denominated. As a result, the Fund may be subject to currency risk.

Often, event-linked instruments provide for extensions of maturity that are mandatory or optional at the discretion of the issuer or sponsor, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase the instrument’s volatility and potentially make it more difficult to value. In addition, pricing of event-linked instruments is subject to the added uncertainty caused by the inability to generally predict whether, when or where a natural disaster or other triggering event will occur. If a trigger event occurs, the Fund may lose all or a portion of its investment in an event-linked instrument or the notional amount of an event-linked swap. Such losses may be substantial. Event-linked instruments carry large uncertainties and major risk exposures to adverse conditions. In addition to the specified trigger events, event-linked instruments also may expose the Fund to issuer, credit, counterparty, restricted securities, liquidity, and valuation risks as well as exposures to specific geographic areas, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked instruments are generally rated below investment grade or the unrated equivalent and have the same or similar risks as high yield debt securities (also known as junk bonds) and are subject to the risk that the Fund may lose some or all of its investment in such instruments if the particular trigger occurs. Event-linked instruments may be rated by a nationally recognized statistical rating agency, but are often unrated. Frequently, the issuer of an event-linked instrument will use an independent risk model to calculate the probability and economic consequences of a trigger event.

The Fund may invest in event-linked instruments in one or more of three ways: may purchase event-linked instruments when initially offered; may purchase event-linked instruments in the secondary, over-the-counter market; or may gain indirect exposure to event-linked instruments using derivatives. As the market for event-linked instruments evolves, the Fund may invest in new types of event-linked instruments. However, there can be no assurance that a liquid market in these instruments will develop. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Fund may be forced to liquidate positions when it would not be advantageous to do so. Investments that seek to gain exposure to reinsurance contracts, typically through the purchase of preferred shares or notes issued by a reinsurance trust (or segregated account thereof) or special purpose vehicle whose performance is tied to the underlying reinsurance portfolio. An investment in a reinsurance trust or sidecar is used as collateral to back the insurance policies underwritten by the vehicle. The collateral is generally held in a trust account (which may be managed by the Adviser or an affiliate), where it is typically invested in short-term assets. Investments linked to reinsurance transactions are typically illiquid and difficult to value and may involve significant insurance brokerage fees, fronting fees, structuring fees, and other transaction costs, as well as significant risk of loss.

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Event-linked instruments typically are restricted to qualified institutional buyers and, therefore, are not subject to registration with the SEC or any state securities commission and are not always listed on any national securities exchange. The amount of public information available with respect to event-linked instruments is generally less extensive than that which is available for issuers of registered or exchange listed securities. There can be no assurance that future regulatory determinations will not adversely affect the overall market for event-linked instruments.

Exchange-Traded Funds (“ETFs”)

ETFs are pooled investment vehicles that trade their shares on stock exchanges at market prices (rather than net asset value) and are only redeemable from the ETF itself in large increments or in exchange for baskets of securities. As an exchange traded security, an ETF’s shares are priced continuously and trade throughout the day. ETFs may track a securities index, a particular market sector, a particular segment of a securities index or market sector (“Passive ETFs”), or they may be actively managed (“Active ETFs”). An investment in an ETF generally involves the same primary risks as an investment in a fund that is not exchange-traded that has the same investment objectives, strategies and policies of the ETF, such as liquidity risk, sector risk and foreign and emerging market risk, as well as risks associated with equity securities, fixed income securities, real estate investments and commodities, as applicable. In addition, a Passive ETF may fail to accurately track the market segment or index that underlies its investment objective or may fail to fully replicate its underlying index, in which case the Passive ETF’s investment strategy may not produce the intended results. The way in which shares of ETFs are traded, purchased and redeemed involves certain risks. An ETF may trade at a price that is lower than its net asset value. Secondary market trading of an ETF may result in frequent price fluctuations, which in turn may result in a loss to a Fund. Additionally, there is no guarantee that an active market for the ETF’s shares will develop or be maintained. An ETF may fail to meet the listing requirements of any applicable exchanges on which it is listed. Further, trading in an ETF may be halted if the trading in one or more of the securities held by an ETF is halted. The existence of extreme market volatility or potential lack of an active trading market for an ETF’s shares could result in such shares trading at a significant premium or discount to their NAV and/or being more volatile than an ETF’s underlying securities.

A Fund will indirectly bear its proportionate share of any management fees and other operating expenses of an ETF in which it invests. A Fund may pay brokerage commissions in connection with the purchase and sale of shares of ETFs.

Exchange-Traded Notes (“ETNs”)

ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Fund invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Fund’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Fund characterizes and treats ETNs for tax purposes. Further, the IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

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The market value of ETN shares may differ from that of their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Fixed-Income Securities

Fixed-income securities include bonds, preferred, preference and convertible securities, notes, debentures, asset-backed securities (including those backed by mortgages), loan participations and assignments, equipment lease certificates, equipment trust certificates and conditional sales contracts. Generally, issuers of fixed-income securities pay investors periodic interest and repay the amount borrowed either periodically during the life of the security and/or at maturity. Some fixed-income securities, such as zero coupon bonds, do not pay current interest, but are purchased at a discount from their face values, and values accumulate over time to face value at maturity. The market prices of fixed-income securities fluctuate depending on such factors as interest rates, credit quality and maturity. In general, market prices of fixed-income securities decline when interest rates rise and increase when interest rates fall. Fixed-income securities are subject to risk factors such as sensitivity to interest rate and real or perceived changes in economic conditions, payment expectations, credit quality, liquidity and valuation. Fixed-income securities with longer maturities (for example, over ten years) are more affected by changes in interest rates and provide less price stability than securities with short-term maturities (for example, one to ten years). Fixed-income securities bear the risk of principal and interest default by the issuer, which will be greater with higher yielding, lower grade securities. During an economic downturn, the ability of issuers to service their debt may be impaired. The rating assigned to a fixed-income security by a rating agency does not reflect assessment of the volatility of the security’s market value or of the liquidity of an investment in the securities. Credit ratings are based largely on the issuer’s historical financial condition and a rating agency’s investment analysis at the time of rating, and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. Credit quality can change from time to time, and recently issued credit ratings may not fully reflect the actual risks posed by a particular high yield security. If relevant to the Fund(s) in this SAI, corporate bond ratings are described in an appendix to the SAI (see the table of contents). Preferred stock and certain other hybrid securities may pay a fixed-dividend rate, but may be considered equity securities for purposes of a Fund’s investment restrictions (see “Preferred Stock” and “Hybrid Securities”).

The fixed-income securities market has been and may continue to be negatively affected by the COVID-19 pandemic. As with other serious economic disruptions, governmental authorities and regulators initially responded to this crisis with significant fiscal and monetary policy changes, including considerably lowering interest rates, which, in some cases resulted in negative interest rates. These actions, including their possible unexpected or sudden reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets and reduce market liquidity. To the extent the Fund has a bank deposit or holds a debt instrument with a negative interest rate to maturity, the Fund would generate a negative return on that investment. Similarly, negative rates on investments by money market funds and similar cash management products could lead to losses on investments, including on investments of the Fund’s uninvested cash. In 2022, the U.S. Federal Reserve began increasing interest rates and has signaled the potential for further increases, which could expose fixed-income and related markets to heightened volatility and could cause the value of the Fund’s investments, and the Fund’s net asset value to decline, potentially suddenly and significantly, which may negatively impact the Fund’s performance. It is difficult to accurately predict the pace at which the U.S. Federal Reserve will increase interest rates any further, or the timing, frequency or magnitude of any such increases, and the evaluation of macro-economic and other conditions could cause a change in approach in the future. During periods of rising inflation, debt securities have historically tended to decline in value due to the general increase in prevailing interest rates.

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Foreign Currency Transactions

As measured in U.S. dollars, the value of assets denominated in foreign currencies may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. If the U.S. dollar rises in value relative to a foreign currency, a security denominated in that foreign currency will be worth less in U.S. dollars. If the U.S. dollar decreases in value relative to a foreign currency, a security denominated in that foreign currency will be worth more in U.S. dollars. A devaluation of a currency by a country’s government or banking authority will have a significant impact on the value of any investments denominated in that currency. Foreign currency exchange transactions may be conducted on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into derivative currency transactions (see “Forward Foreign Currency Exchange Contracts,” “Option Contracts,” “Futures Contracts” and “Swap Agreements – Currency Swaps” herein). Currency transactions are subject to the risk of a number of complex political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying the derivative currency transactions. As a result, available information may not be complete. In an over-the-counter trading environment, there are no daily price fluctuation limits.

Foreign Investments

Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, because foreign companies may not be subject to uniform accounting, auditing and financial reporting standards, practices and requirements and regulatory measures comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a domestic company. Volume and liquidity in most foreign debt markets is less than in the United States and securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies. There is generally less government supervision and regulation of securities exchanges, broker-dealers and listed companies than in the United States. In addition, with respect to certain foreign countries, there is the possibility of nationalization, expropriation or confiscatory taxation, currency blockage, political or social instability, or diplomatic developments, which could affect investments in those countries. If a deterioration occurs in a country’s balance of payments, the country could impose temporary restrictions on foreign capital remittances. The Fund could also be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation. Any of these actions could adversely affect securities prices, impair the Fund’s ability to purchase or sell foreign securities, or transfer the Fund’s assets or income back to the United States, or otherwise adversely affect Fund operations. In the event of nationalization, expropriation or confiscation, the Fund could lose its entire investment in that country. The risks posed by such actions with respect to a particular foreign country, its nationals or industries or businesses within the country may be heightened to the extent the Fund invests significantly in the affected country or region or in issuers from the affected country that depend on global markets.

Other potential foreign market risks include exchange controls, difficulties in valuing securities, defaults on foreign government securities, and difficulties of enforcing favorable legal judgments in foreign courts. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, reinvestment of capital, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position. Certain economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Foreign securities markets, while growing in volume and sophistication, are generally not as developed as those in the United States. Foreign countries may not have the infrastructure or resources to respond to natural and other disasters that interfere with economic activities, which may adversely affect issuers located in such countries. Foreign investment in the securities markets of certain foreign countries is restricted or controlled to varying degrees. In addition, to the extent that a Fund holds such a security, one or more Fund intermediaries may decline to process customer orders with respect to such Fund unless and until certain representations are made by the Fund or the prohibited holdings are divested. As a result of forced sales of a security, or inability to participate in an investment the manager otherwise believes is attractive, a Fund may incur losses.

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The U.S. may renegotiate some or all of its global trade relationships and may impose or threaten to impose significant import tariffs. The imposition of tariffs, trade restrictions, currency restrictions or similar actions (or retaliatory measures taken in response to such actions) could lead to price volatility and overall declines in U.S. and global investment markets. In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”) could cause securities of a foreign (non-U.S.) company, including ADRs, to be delisted from U.S. stock exchanges if the company does not allow the U.S. government to oversee the auditing of its financial information. Although the requirements of the HFCAA apply to securities of all foreign (non-U.S.) issuers, the SEC has thus far limited its enforcement efforts to securities of Chinese companies. If securities are delisted, the Fund’s ability to transact in such securities will be impaired, and the liquidity and market price of the securities may decline. The Fund may also need to seek other markets in which to transact in such securities, which could increase the Fund’s costs.

Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Pursuant to regulatory changes effective in May 2024, many U.S., Canadian, and Mexican securities transitioned to a “T+1” (trade date plus one day) settlement cycle, while securities trading in most other markets typically have longer settlement cycles. As a result, there can be potential operational, settlement and other risks for the Funds associated with differences in settlement cycles between markets. Payment for securities before delivery may be required and in some countries delayed settlements are customary, which increases the Fund’s risk of loss. The Fund generally holds its foreign securities and related cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security or any of their agents goes bankrupt. Certain countries may require withholding on dividends paid on portfolio securities and on realized capital gains.

In addition, it is often more expensive to buy, sell and hold securities in certain foreign markets than in the United States. Foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. The fees paid to foreign banks and securities depositories generally are higher than those charged by U.S. banks and depositories. The increased expense of investing in foreign markets reduces the amount earned on investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.

Depositary receipts (including American Depositary Receipts (“ADRs”) sponsored or unsponsored and Global Depositary Receipts (“GDRs”)) are certificates evidencing ownership of shares of a foreign issuer and are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies. However, they continue to be subject to many of the risks associated with investing directly in foreign securities. These risks include the political and economic risks of the underlying issuer’s country, as well as in the case of depositary receipts traded on foreign markets, exchange risk. Depositary receipts may be sponsored or unsponsored. Unsponsored depositary receipts are established without the participation of the issuer. As a result, available information concerning the issuer of an unsponsored depository receipt may not be as current as for sponsored depositary receipts, and the prices of unsponsored depositary receipts may be more volatile than if such instruments were sponsored by the issuer. Unsponsored depositary receipts may involve higher expenses, may not pass through voting or other shareholder rights and they may be less liquid.

Unless otherwise provided in the Prospectus, in determining the domicile of an issuer, the investment adviser may consider the domicile determination of the Fund’s benchmark index or a leading provider of global indexes and may take into account such factors as where the company’s securities are listed, and where the company is legally organized, maintains principal corporate offices and/or conducts its principal operations.

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Global economies and financial markets are interconnected, and conditions in one country, region, or market could adversely impact economic conditions, market conditions, and issuers in other countries, regions, or markets. For example, a member state’s decision to leave the European Monetary Union and/or the European Union (“EU”), or any increased uncertainty as to the status of such entities, could have significant adverse effects on global currency and financial markets, and on the values of the Fund’s investments. The United Kingdom (“UK”) left the European Union (“EU”) on January 31, 2020 (commonly known as “Brexit”) and on December 30, 2020, the EU and UK signed the EU-UK Trade and Cooperation Agreement governing the relationship between the UK and EU. Market uncertainty remains regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are not yet fully known. Moreover, the uncertainty about the ramifications of Brexit may cause significant volatility and/or declines in the value of the Euro and the British pound. Brexit may create additional substantial economic stresses for the UK, including price volatility in UK stocks, capital outflows, wider corporate bond spreads due to uncertainty and declines in business and consumer spending as well as foreign direct investment. Brexit may also adversely affect UK-based financial firms that have counterparties in the EU or participate in market infrastructure (trading venues, clearing houses, settlement facilities) based in the EU. Political events, including nationalist unrest in Europe, uncertainties surrounding the sovereign debt of a number of EU countries and the viability of the EU (or the euro) itself, also may cause market disruptions. If one or more countries leave the EU (and/or abandon the euro) or the EU dissolves, the world’s securities markets likely will be significantly disrupted.

On February 1, 2022, the European Union adopted a settlement discipline regime pursuant to Central Securities Depositories Regulation (“CSDR”) that introduced new measures for the authorization and supervision of European Union Central Security Depositories. CSDR aims to reduce the number of settlement fails that occur in European Economic Area (“EEA”) central securities depositories (“CSDs”) and address settlement fails where they occur. Under the regime, among other things, EEA CSDs are required to impose cash penalties on participants that cause settlement fails and distribute these to receiving participants. The CSDR requirements apply to transactions in transferable securities (e.g., stocks and bonds), money market instruments, shares of funds and emission allowances that will be settled through an EEA CSD and are admitted to trading or traded on an EEA trading venue or cleared by an EEA central counterparty. The Fund may bear the net effect of any penalties and credits incurred under the CSDR in respect of its trading, which could increase the Fund’s expenses and adversely affect Fund performance. The investment adviser may seek reimbursement from the relevant broker, agent, or sub-adviser (if applicable), as determined by the investment adviser from time to time, although there can be no assurance that the investment adviser will seek such reimbursement or that the Fund will recover or be reimbursed for any amounts at issue.

Forward Foreign Currency Exchange Contracts

See also “Derivative Instruments and Related Risks” herein. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect against an adverse change in the relationship between currencies or to increase exposure to a particular foreign currency. Cross-hedging may be done by using forward contracts in one currency (or basket of currencies) to hedge against fluctuations in the value of instruments denominated in a different currency (or the basket of currencies and the underlying currency). Use of a different foreign currency (for hedging or non-hedging purposes) magnifies exposure to foreign currency exchange rate fluctuations. Forward foreign currency exchange contracts are individually negotiated and privately traded so they are dependent upon the creditworthiness of the counterparty. The precise matching of the forward contract amounts and the value of the instruments denominated in the corresponding currencies will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. There is additional risk that the use of currency forwards may reduce or preclude the opportunity for gain if the value of the currency should move in the direction opposite to the position taken and that currency forwards may create exposure to currencies in which the Fund’s securities are not denominated. In addition, it may not be possible to hedge against long-term currency changes.

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When a currency is difficult to hedge or to hedge against the U.S. dollar, the Fund may enter into a forward contract to sell a currency whose changes in value are generally considered to be linked to such currency. Currency transactions can result in losses if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. In addition, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time the hedge is in place. If the Fund purchases a bond denominated in a foreign currency with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Fund were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar.

Some of the forward foreign currency exchange contracts may be classified as non-deliverable forwards (“NDFs”). NDFs are cash-settled, forward contracts that may be thinly traded. NDFs are commonly quoted for time periods of one month up to two years, and are normally quoted and settled in U.S. dollars, but may be settled in other currencies. They are often used to gain exposure to or hedge exposure to foreign currencies that are not internationally traded. NDFs may also be used to gain or hedge exposure to gold.

Forward Rate Agreements

See also “Derivative Instruments and Related Risks” herein. Under a forward rate agreement, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates. Any such gain received by the Fund would be taxable. These instruments are traded in the OTC market.

Futures Contracts

See also “Derivative Instruments and Related Risks” herein. Futures contracts are standardized contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of the underlying reference instrument at a specified future date at a specified price. These contracts are traded on exchanges, so that, in most cases, either party can close out its position on the exchange for cash, without delivering the underlying asset. Upon purchasing or selling a futures contract, a purchaser or seller is required to deposit collateral (initial margin). Each day thereafter until the futures position is closed, the purchaser or seller will pay additional margin (variation margin) representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies. It is expected that other futures contracts will be developed and traded in the future. In computing daily net asset value, the Fund will mark to market its open futures positions. The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Futures contracts are traded on exchanges or boards of trade that are licensed by the CFTC and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant exchange or board.

Although some futures contracts call for making or taking delivery of the underlying reference instrument, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain, or if it is more, the Fund realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a capital gain, or if it is less, the Fund realizes a capital loss.

Hybrid Securities

Hybrid securities generally possess certain characteristics of both equity and debt securities. These securities may at times behave more like equity than debt, or vice versa. Preferred stocks, convertible securities, trust preferred securities and certain debt obligations are types of hybrid securities. The investment adviser has sole discretion to determine whether an investment has hybrid characteristics and generally will consider the instrument’s preference over the issuer’s common shares, the term of the instrument at the time of issuance and/or the tax character of the instrument’s distributions. Debt instruments with a preference over common shares and a perpetual term or a term at issuance of thirty years or more generally are considered by the investment adviser to be hybrid securities. Hybrid

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securities generally do not have voting rights or have limited voting rights. Because hybrid securities have both debt and equity characteristics, their values vary in response to many factors, including general market and economic conditions, issuer-specific events, changes in interest rates, credit spreads and the credit quality of the issuer, and, for convertible securities, factors affecting the securities into which they convert. Hybrid securities may be subject to redemption at the option of the issuer at a predetermined price. Hybrid securities may pay a fixed or variable rate of interest or dividends. The prices and yields of nonconvertible hybrid securities generally move with changes in interest rates and the issuer’s credit quality, similar to the factors affecting debt securities. If the issuer of a hybrid security experiences financial difficulties, the value of such security may be adversely affected similar to the issuer’s outstanding common stock or subordinated debt instruments. Trust preferred securities are issued by a special purpose trust that holds the subordinated debt of a company and, as such, are subject to the risks associated with such debt obligation. See also “Preferred Stock,” “Convertible Securities” and “Contingent Convertible Securities.”
Illiquid Investments

Certain investments are considered illiquid or restricted due to a limited trading market or legal or contractual restrictions on resale or transfer, or are otherwise illiquid because they cannot be sold or disposed of in seven calendar days or less under then-current market conditions without the sale or disposition significantly changing the market value of the investment. Such illiquid investments may include commercial paper issued pursuant to Section 4(a)(2) of the 1933 Act and securities eligible for resale pursuant to Rule 144A thereunder. Rule 144A securities may increase the level of portfolio illiquidity if eligible buyers become uninterested in purchasing such securities.

It may be difficult to sell illiquid investments at a price representing fair value until such time as the investments may be sold publicly. It also may be more difficult to determine the fair value of such investments for purposes of computing the Fund’s net asset value. Where registration is required, a considerable period of time may elapse between a decision to sell the investments and the time when the Fund would be permitted to sell. Thus, the Fund may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. The Fund may incur additional expense when disposing of illiquid investments, including all or a portion of the cost to register the investments. The Fund also may acquire investments through private placements under which it may agree to contractual restrictions on the resale of such investments that are in addition to applicable legal restrictions. Such restrictions might prevent the sale of such investments at a time when such sale would otherwise be desirable.

At times, a portion of the Fund’s assets may be invested in investments as to which the Fund, by itself or together with other accounts managed by the investment adviser and its affiliates, holds a major portion or all of such investments. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such investments when the investment adviser believes it advisable to do so or may be able to sell such investments only at prices lower than if such investments were more widely held. It may also be more difficult to determine the fair value of such investments for purposes of computing the Fund’s net asset value. The SEC has recently proposed amendments to Rule 22e-4 under the 1940 Act (the liquidity rule) that, if adopted as proposed, would result in changes to the Portfolio’s liquidity classification framework and could potentially increase the percentage of the Portfolio’s investments deemed to be illiquid. See also “Restricted Securities.” In addition, the Portfolio’s operations and investment strategies may be adversely impacted if the proposed amendments are adopted.

Indirect Exposure to Crypto Assets Risk

Crypto Assets Risk. Crypto assets (also referred to as “digital assets”) are assets issued and/or transferred using distributed ledger technology that may be designed to act as a store of wealth, a medium of exchange or an investment vehicle, among other use cases. A Fund’s exposure to crypto assets or Digital Asset-Related Companies (if any) will vary over time and could be significant.

Crypto assets constitute an emerging asset class with a limited history and exposure to crypto assets is subject to significant risks, including significant price and trading volatility and fraud and manipulation, which are generally more pronounced in the crypto asset market compared to traditional asset classes. In addition, the performance and value of indirect investments in crypto assets may differ significantly from the performance or value of underlying crypto assets.

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Crypto assets facilitate decentralized, peer-to-peer financial exchange and value storage without the oversight of a central authority or banks. The value of a crypto asset is generally determined by factors such as the perceived future prospects or the supply and demand for such crypto asset in the trading markets for such crypto asset. The value of a crypto asset may decline unpredictably and precipitously, including to zero, for a variety of reasons, including, but not limited to: investor perceptions and expectations; regulatory changes or uncertainty; general economic or financial market conditions; slower adoption and use in the retail and commercial marketplace; public opinion regarding the environmental impact of the creation or validation (“minting,” “mining” or “staking”) of crypto assets; confidence in, and the maintenance and development of, its network and open-source software protocols, such as blockchain, for ensuring the integrity of crypto asset transactional data; the further development of crypto assets; custody and safekeeping of crypto assets; a change in user preference to other crypto assets; and general risks tied to the use of information technologies, including cybersecurity risks. The development and value of crypto assets is also influenced by global adoption trends, regulatory treatment (e.g., classification as currencies, commodities or securities), tax implications, anti-money laundering and sanctions requirements, and restrictions on trading platforms.

In addition, crypto asset trading platforms and exchanges (if any) for crypto assets (referred to as “crypto asset trading platforms”) may be centralized or decentralized, are often unregulated and are more exposed to operational or technical issues as well as the potential for fraud or manipulation, misappropriation, or failure and other risks than established, regulated exchanges for securities, derivatives and traditional currencies. Also, crypto assets may not be widely accepted as a substitute for fiat currency. Many crypto assets do not have, or are unable to benefit from, viable trading markets. Accordingly, crypto assets are also subject to risks associated with illiquidity and valuation challenges. There may also be uncertainty on the application of laws and regulations to such platforms. Crypto asset trading platforms have in the past, and may in the future, fail or otherwise cease operating temporarily or even permanently, resulting in asset losses or other market disruptions. Because crypto assets may trade in multiple venues, liquidity may be dispersed, which may pose challenges for exiting positions, particularly in times of stress. In addition, crypto asset trading platforms and custodians (and similar market participants or service providers) are vulnerable to cyberattacks and breaches, loss, theft, destruction or other compromise of private keys, which could lead to theft or permanent and irretrievable loss of assets. A cyber-security breach or a business failure of a crypto asset platform or custodian (and similar market participants or service providers) may negatively impact the price of affected crypto assets (including securities of the crypto asset platform or custodian, if any). Although crypto asset transactions are typically publicly available on a blockchain or distributed ledger, the public address does not identify the controller, owner or holder of the private key. Unlike bank and brokerage accounts, crypto asset exchanges and custodians that hold crypto assets do not always identify the owner. The opaque nature of the crypto asset markets poses asset verification challenges for market participants, regulators and auditors and gives rise to increased risks, including risks associated with manipulation and fraud. Trading crypto assets generally involves paying fees to ensure that transactions are promptly recorded on a blockchain or distributed ledger. The amounts of these fees are subject to market forces and it is possible that the fees could increase substantially, particularly during a period of stress. In addition, crypto asset exchanges, wallet providers, and other custodians may charge high fees relative to custodians in many other financial markets. As an evolving asset class, crypto assets are subject to additional risks, and it is difficult to anticipate future developments or potential challenges they may present.

Additional factors affecting the further development of crypto assets (and, in turn, affecting the value and liquidity of crypto assets) include, but are not limited to: the maintenance and development of open-source software protocols; the availability and popularity of other forms or methods of buying and selling goods and services; the use of the networks supporting crypto assets, such as those for developing smart contracts and distributed applications; and cybersecurity risks. A breach or failure of one crypto asset or network may lead to a loss in confidence in, and thus decreased usage and/or value of, other crypto assets or networks. In addition, legal or regulatory changes may negatively impact the operation of a crypto asset network or restrict the use of crypto assets.

Flaws in open-source code that have been exposed and exploited or advances in fields such as quantum computing could undermine the cryptographic integrity of crypto assets and blockchain networks. Such blockchain networks are subject to operational risks, including delays in transaction processing, evolving regulatory requirements that may necessitate changes to recording methods,

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technical or key-custody flaws, compromise of cryptographic safeguards, inhibited access due to new technologies or services, loss of confidence from breaches on related chains, volatile transaction fees, and network forks. Any of these risks could materially and adversely affect the value of crypto assets.

Crypto assets are technological innovations with a limited history; they are highly speculative assets and future U.S. or foreign government or regulatory actions or policies may limit, perhaps to a materially adverse extent, the value of a Fund’s indirect investment in crypto assets and the ability to exchange a crypto asset or utilize it as a medium of exchange.

Furthermore, the opaque nature of the crypto asset market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud. Crypto assets have in the past been, and in the future could be, used to facilitate illicit activities, potentially exposing businesses transacting in such assets to increased risks of criminal or civil liability and loss of banking relationships or crypto assets to possible removal from trading platforms, all of which could negatively impact the value of the crypto assets. Any of the aforementioned occurrences could adversely affect the price of a crypto asset, the attractiveness of a crypto asset’s blockchain network and the value of a Fund’s investments.

Digital Asset-Related Companies. A Fund may invest in Digital Asset-Related Companies. These Digital Asset-Related Companies may, among other things, use crypto assets as reserve assets, accept crypto assets for payment of goods or services, invest directly in crypto assets, provide crypto asset-related services (including technology or other services that support a crypto asset exchange or payment network, such as banks, payment service providers, or other financial companies), engage in or support crypto asset mining (including by providing technology that can be used in the mining of crypto assets, such as manufacturers of graphics processing units), and/or hold crypto assets on their balance sheet (including publicly traded operating companies in unrelated industries). Digital Asset-Related Companies may or may not be focused on the digital asset industry as a primary line of business. As a result, overall operating results of a Digital Asset-Related Company may be affected to varying degrees by digital asset-related lines of business or activities.

To the extent a Fund invests in Digital Asset-Related Companies, the Fund will be exposed to the risks associated with crypto assets generally, including those summarized above, and may experience losses, which could be sudden and significant, resulting from such investments. For example, if a Digital Asset-Related Company that owns crypto assets intends to pay a dividend using such crypto asset holdings or to otherwise make a distribution of such holdings to its shareholders, including the Funds, such dividends or distributions may face regulatory, operational and technical issues. Volatility and price declines in the crypto asset markets, and other developments adversely affecting the crypto asset markets, may have an adverse effect on the business, financial condition, and results of operation of a Digital Asset-Related Company and the Funds may experience losses to the extent they invest in such companies. Digital Asset-Related Companies may also be negatively impacted by regulatory enforcement actions against the crypto asset trading venues upon which a crypto asset trades. Such actions could significantly reduce the number of venues upon which a crypto asset trades and could negatively impact the value and liquidity of crypto assets held by a Digital Asset-Related Company in which a Fund invests. For more details regarding crypto asset risks generally, please see “Crypto Assets Risk” above.

Additionally, Digital Asset-Related Companies face risks associated with crypto assets and their business models and operations generally, including profitability challenges, viability risks, intense competition, regulatory scrutiny and related risks (including regulatory fragmentation and uncertainty), cybersecurity threats and related risks, operational disruptions and related risks, market volatility, liquidity risks, and economic risks. Many Digital Asset-Related Companies, particularly smaller or newer companies, may struggle to achieve profitability or long-term viability. In addition, many Digital Asset-Related Companies store sensitive consumer information and could be the target of cybersecurity attacks and other types of theft, which could have a negative impact on such companies. These companies could also be negatively impacted by disruptions in service caused by hardware or software failure, or by interruptions or delays in service caused by reliance on third-party service providers, including third-party data center hosting facilities, custodians and maintenance providers. Digital Asset-

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Related Companies involved in the use of crypto assets as “alternative currencies” may face slower adoption rates and be subject to higher levels of regulatory scrutiny in the future, which could severely impact the viability of these companies. Digital Asset-Related Companies with such significant “alternative currency” exposure may also be negatively impacted during high periods of volatility within crypto markets. Smaller Digital Asset-Related Companies may face heightened risks compared to larger, more established companies. Smaller companies often have fewer resources, less diversified business models, and limited access to capital, making them more vulnerable to adverse market conditions. Additionally, the customers and/or suppliers of Digital Asset-Related companies may be concentrated in a particular country, region, or industry. Any adverse event affecting one of these countries, regions or industries could have a negative impact on Digital Asset-Related Companies.
Indexed Securities

See also “Derivative Instruments and Related Risks” herein. Indexed securities are securities that fluctuate in value with an index. The interest rate or, in some cases, the principal payable at the maturity of an indexed security may change positively or inversely in relation to one or more interest rates, financial indices, securities prices or other financial indicators (“reference prices”). An indexed security may be leveraged to the extent that the magnitude of any change in the interest rate or principal payable on an indexed security is a multiple of the change in the reference price. Thus, indexed securities may decline in value due to adverse market changes in reference prices. Because indexed securities derive their value from another instrument, security or index, they are considered derivative debt securities, and are subject to different combinations of prepayment, extension, interest rate and/or other market risks. Indexed securities may include interest only (“IO”) and principal only (“PO”) securities, floating rate securities linked to the Cost of Funds Index (“COFI floaters”), other “lagging rate” floating securities, floating rate securities that are subject to a maximum interest rate (“capped floaters”), leveraged floating rate securities (“super floaters”), leveraged inverse floating rate securities (“inverse floaters”), dual index floaters, range floaters, index amortizing notes and various currency indexed notes. Indexed securities may be issued by the U.S. Government or one of its agencies or instrumentalities or, if privately issued, collateralized by mortgages that are insured, guaranteed or otherwise backed by the U.S. Government, its agencies or instrumentalities.

Inflation-Indexed (or Inflation-Linked) Bonds

Inflation-indexed bonds are fixed-income securities the principal value of which is periodically adjusted according to the rate of inflation. Inflation-indexed bonds are issued by governments, their agencies or instrumentalities and corporations. Two structures are common: The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the inflation accruals as part of a semiannual coupon. The principal amount of an inflation-indexed bond is adjusted in response to changes in the level of inflation. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, and therefore, the principal amount of such bonds cannot be reduced below par even during a period of deflation. However, the current market value of these bonds is not guaranteed and will fluctuate, reflecting the risk of changes in their yields. In certain jurisdictions outside the United States, the repayment of the original bond principal upon the maturity of an inflation-indexed bond is not guaranteed, allowing for the amount of the bond repaid at maturity to be less than par. The interest rate for inflation-indexed bonds is fixed at issuance as a percentage of this adjustable principal. Accordingly, the actual interest income may both rise and fall as the principal amount of the bonds adjusts in response to movements in the Consumer Price Index.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

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Investing in a Portfolio	The Board may discontinue the Fund’s investment in one or more Portfolios if it determines that it is in the best interest of the Fund and its shareholders to do so. In such an event, the Board would consider what action might be taken, including investing Fund assets in another pooled investment entity, instructing the investment adviser to invest Fund assets directly or retaining an investment adviser to manage Fund assets in accordance with its investment objective(s). The Fund’s investment performance and expense ratio may be affected if its investment structure is changed or if another Portfolio investor withdraws all or a portion of its investment in the Portfolio.
Investments in the Subsidiary

The Subsidiary is organized under the laws of the Cayman Islands, and is overseen by a sole director affiliated with Eaton Vance. The Fund is the sole shareholder of the Subsidiary, and it is not currently expected that shares of the Subsidiary will be sold or offered to other investors. The Subsidiary expects to invest primarily in commodity-linked derivative instruments, including swap agreements, commodity options, futures and options on futures, backed by a portfolio of inflation-indexed securities and other fixed-income securities and is also permitted to invest in any other investments permitted by the Fund. To the extent that the Fund invests in the Subsidiary, the Fund will be subject to the risks associated with those derivative instruments and other securities, which are discussed elsewhere in the Prospectus and this SAI.

While the Subsidiary may be operated similarly to the Fund, it is not registered under the 1940 Act and, unless otherwise noted in the Prospectus and this SAI, is not subject to the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the U.S. and/or the Cayman Islands could result in the inability of the Fund and/or the Subsidiary to operate as described in the Prospectus and this SAI and could negatively affect the Fund and its shareholders.

Junior Loans

Due to their lower place in the borrower’s capital structure and possible unsecured status, certain loans (“Junior Loans”) involve a higher degree of overall risk than Senior Loans (described below) of the same borrower. Junior Loans may be direct loans or purchased either in the form of an assignment or a loan participation. Junior Loans are subject to the same general risks inherent in any loan investment (see “Loans” below). Junior Loans include secured and unsecured subordinated loans, as well as second lien loans and subordinated bridge loans. A second lien loan is generally second in line in terms of repayment priority and may have a claim on the same collateral pool as the first lien, or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale.

Bridge loans or bridge facilities are short-term loan arrangements (e.g., 12 to 18 months) typically made by a borrower in anticipation of intermediate-term or long-term permanent financing. Most bridge loans are structured as floating-rate debt with step-up provisions under which the interest rate on the bridge loan rises the longer the loan remains outstanding and may be converted into senior exchange notes if the loan has not been prepaid in full on or prior to its maturity date. Bridge loans may be subordinate to other debt and may be secured or unsecured. Bridge loans are generally made with the expectation that the borrower will be able to obtain permanent financing in the near future. Any delay in obtaining permanent financing subjects the bridge loan investor to increased risk. A borrower with an outstanding bridge loan may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness. From time to time, the Fund may make a commitment to participate in a bridge loan facility, obligating itself to participate in the facility if it funds. In return for this commitment, the Fund receives a fee.

For additional disclosure relating to investing in loans (including Junior Loans), see “Loans” below.
Liquidity or Protective Put Agreements

See also “Derivative Instruments and Related Risks” herein. The Fund may enter into a separate agreement with the seller of an instrument or some other person granting the Fund the right to put the instrument to the seller thereof or the other person at an agreed upon price. Interest income generated by certain municipal bonds with put or demand features may be taxable.

Loans	Loans may be primary, direct investments or investments in loan assignments or participation interests. A loan assignment represents a portion or the entirety of a loan and a portion of the entirety of a position previously attributable to a different lender. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement and has the same rights and obligations as
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the assigning investor. However, assignments through private negotiations may cause the purchaser of an assignment to have different and more limited rights than those held by the assigning investor. Loan participation interests are interests issued by a lender or other entity and represent a fractional interest in a loan. The Fund typically will have a contractual relationship only with the financial institution that issued the participation interest. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the financial institution and only upon receipt by such entity of such payments from the borrower. In connection with purchasing a participation interest, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights with respect to any funds acquired by other investors through set-off against the borrower and the Fund may not directly benefit from the collateral supporting the loan in which it has purchased the participation interest. As a result, the Fund may assume the credit risk of both the borrower and the financial institution issuing the participation interest. In the event of the insolvency of the entity issuing a participation interest, the Fund may be treated as a general creditor of such entity.

Loans may be originated by a lending agent, such as a financial institution or other entity, on behalf of a group or “syndicate” of loan investors (the “Loan Investors”). In such a case, the agent administers the terms of the loan agreement and is responsible for the collection of principal, and interest payments from the borrower and the apportionment of these payments to the Loan Investors. Failure by the agent to fulfill its obligations may delay or adversely affect receipt of payment by the Fund. Furthermore, unless under the terms of a loan agreement or participation (as applicable) the Fund has direct recourse against the borrower, the Fund must rely on the Agent and the other Loan Investors to pursue appropriate remedies against the borrower.

Loan investments may be made at par or at a discount or premium to par. The interest payable on a loan may be fixed or floating rate, and paid in cash or in-kind. In connection with transactions in loans, the Fund may be subject to facility or other fees. Loans may be secured by specific collateral or other assets of the borrower, guaranteed by a third party, unsecured or subordinated. During the term of a loan, the value of any collateral securing the loan may decline in value, causing the loan to be under collateralized. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a borrower’s obligations under the loan. In addition, if a loan is foreclosed, the Fund could become part owner of the collateral and would bear the costs and liabilities associated with owning and disposing of such collateral.

Private debt may be across all types of instruments and asset classes. Loans to private companies are typically illiquid and may be difficult to value. These loans can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt, and the degree to which such assets cover the subject company’s debt obligations. Private debt investments may be rated below investment grade or, if unrated, deemed to be of equivalent quality.

A lender’s repayment and other rights primarily are determined by governing loan, assignment or participation documents, which (among other things) typically establish the priority of payment on the loan relative to other indebtedness and obligations of the borrower. A borrower typically is required to comply with certain covenants contained in a loan agreement between the borrower and the holders of the loan. The types of covenants included in loan agreements generally vary depending on market conditions, the creditworthiness of the issuer, and the nature of the collateral securing the loan. Loans with fewer covenants that restrict activities of the borrower may provide the borrower with more flexibility to take actions that may be detrimental to the loan holders and provide fewer investor protections in the event covenants are breached. The Fund may experience relatively greater realized or unrealized losses or delays and expense in enforcing its rights with respect to loans with fewer restrictive covenants. Loans to entities located outside of the U.S. (including to sovereign entities) may have substantially different lender protections and covenants as compared to loans to U.S. entities and may involve greater risks. In the event of bankruptcy, applicable law may impact a lender’s ability to enforce its rights. The Fund may have difficulties and incur expense enforcing its rights with respect to non-U.S. loans and such loans could be subject to bankruptcy laws that are materially different than in the U.S. Sovereign entities may be unable or unwilling to meet their obligations under a loan due to budgetary limitations or economic or political changes within the country.

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Investing in loans involves the risk of default by the borrower or other party obligated to repay the loan. In the event of insolvency of the borrower or other obligated party, the Fund may be treated as a general creditor of such entity unless it has rights that are senior to that of other creditors or secured by specific collateral or assets of the borrower. Fixed-rate loans are also subject to the risk that their value will decline in a rising interest rate environment. This risk is mitigated for floating-rate loans, where the interest rate payable on the loan resets periodically by reference to a base lending rate. The base lending rate historically was LIBOR, the U.S. federal funds rate, the prime rate or other base lending rates used by commercial lenders.

The Fund will take whatever action it considers appropriate in the event of anticipated financial difficulties, default or bankruptcy of the borrower or other entity obligated to repay a loan. Such action may include: (i) retaining the services of various persons or firms (including affiliates of the investment adviser) to evaluate or protect any collateral or other assets securing the loan or acquired as a result of any such event; (ii) managing (or engaging other persons to manage) or otherwise dealing with any collateral or other assets so acquired; and (iii) taking such other actions (including, but not limited to, payment of operating or similar expenses relating to the collateral) as the investment adviser may deem appropriate to reduce the likelihood or severity of loss on the Fund’s investment and/or maximize the return on such investment. The Fund will incur additional expenditures in taking protective action with respect to loans in (or anticipated to be in) default and assets securing such loans. In certain circumstances, the Fund may receive equity or equity-like securities from a borrower to settle the loan or may acquire an equity interest in the borrower. Representatives of the Fund also may join creditor or similar committees relating to loans.

Lenders can be sued by other creditors and the debtor and its shareholders. Losses could be greater than the original loan amount and occur years after the loan’s recovery. If a borrower becomes involved in bankruptcy proceedings, a court may invalidate the Fund’s security interest in any loan collateral or subordinate the Fund’s rights under the loan agreement to the interests of the borrower’s unsecured creditors or cause interest previously paid to be refunded to the borrower. There are also other events, such as the failure to perfect a security interest due to faulty documentation or faulty official filings, which could lead to the invalidation of the Fund’s security interest in loan collateral. If any of these events occur, the Fund’s performance could be negatively affected.

Interests in loans generally are not listed on any national securities exchange or automated quotation system and no active market may exist for many loans. As described below, a secondary market exists for many Senior Loans, but it may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

From time to time the investment adviser and its affiliates may borrow money from various banks in connection with their business activities. Such banks may also sell interests in loans to or acquire them from the Fund or may be intermediate participants with respect to loans in which the Fund owns interests. Such banks may also act as agents for loans held by the Fund.

To the extent that legislation or state or U.S. federal regulators that regulate certain financial institutions impose additional requirements or restrictions with respect to the ability of such institutions to make loans, particularly in connection with highly leveraged transactions, the availability of loans for investment may be adversely affected. Further, such legislation or regulation could depress the market value of loans.

For additional disclosures relating to Junior and Senior Loans, see “Junior Loans” and “Senior Loans” herein.
Lower Rated Investments	Lower rated investments (commonly referred to as “junk”) are of below investment grade quality and generally provide greater income potential and/or increased opportunity for capital appreciation than higher quality investments but they also typically entail greater potential price volatility and principal and income risk. Lower rated investments are regarded as predominantly speculative with respect to the entity’s continuing ability to make timely principal and interest payments. Also, their yields and market
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values may fluctuate more than higher rated investments. Fluctuations in value do not affect the cash income from lower rated investments, but are reflected in the Fund’s net asset value. The greater risks and fluctuations in yield and value occur, in part, because investors generally perceive issuers of lower rated and unrated investments to be less creditworthy. The secondary market for lower rated investments may be less liquid than the market for higher grade investments and may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in lower rated investments.

Master Limited Partnerships (“MLPs”)

MLPs are publicly-traded limited partnership interests or units. An MLP that invests in a particular industry (e.g., oil and gas) will be harmed by detrimental economic events within that industry. As partnerships, MLPs may be subject to less regulation (and less protection for investors) under state laws than corporations. In addition, MLPs may be subject to state taxation in certain jurisdictions, which may reduce the amount of income paid by an MLP to its investors. Individuals and certain other non-corporate entities, such as partnerships, are generally allowed a deduction for 20% of “qualified publicly traded partnership income” such as income from MLPs. However, the law does not include any provision for a RIC to pass the character of its qualified publicly traded partnership income through to its shareholders. As a result, an investor who invests directly in MLPs will be able to receive the benefit of that deduction, while a shareholder of the Fund will not.

Money Market Instruments

Money market instruments include short term, high quality, U.S. dollar denominated instruments such as commercial paper, certificates of deposit and bankers’ acceptances issued by U.S. or foreign banks, and Treasury bills and other obligations with a maturity of one year or less, including those issued or guaranteed by U.S. Government agencies and instrumentalities. See “U.S. Government Securities” below. Certificates of deposit or time deposits are certificates issued against funds deposited in a commercial bank, are for a definite period of time, earn a specified rate of return, and are normally negotiable. Bankers’ acceptances are short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed “accepted” when a bank guarantees their payment at maturity.

The obligations of foreign branches of U.S. banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by governmental regulation. Payment of interest and principal upon these obligations may also be affected by governmental action in the country of domicile of the branch (generally referred to as sovereign risk). In addition, evidence of ownership of portfolio securities may be held outside of the U.S. and generally will be subject to the risks associated with the holding of such property overseas. Various provisions of U.S. law governing the establishment and operation of domestic branches do not apply to foreign branches of domestic banks. The obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by U.S. federal and state regulation as well as by governmental action in the country in which the foreign bank has its head office.

Money market instruments are often acquired directly from the issuers thereof or otherwise are normally traded on a net basis (without commission) through broker-dealers and banks acting for their own account. Such firms attempt to profit from such transactions by buying at the bid price and selling at the higher asked price of the market, and the difference is customarily referred to as the spread. Money market instruments may be adversely affected by market and economic events, such as a sharp rise in prevailing short-term interest rates; adverse developments in the banking industry, which issues or guarantees many money market securities; adverse economic, political or other developments affecting domestic issuers of money market securities; changes in the credit quality of issuers; and default by a counterparty. These securities may be subject to U.S. federal income, state income and/or other taxes. Instead of investing in money market instruments directly, the Fund may invest in an affiliated or unaffiliated money market fund. A low or negative interest rate environment could, and a prolonged low or negative interest rate environment is likely to result in negative rates on investments in money market funds and similar cash management products. During unusual market conditions, the Fund may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objective(s) and other policies.

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Money market funds and the securities in which they invest are subject to comprehensive regulations. The SEC has adopted amendments to money market fund regulation that, among other things, increase the daily and weekly liquid asset requirements; require certain money market funds to impose discretionary and mandatory liquidity fees; and permit government money market funds that are experiencing a negative gross yield as a result of negative interest rates to either convert from a stable share price to a floating share price or reduce the number of shares outstanding (e.g., through a reverse stock split) to maintain a stable net asset value per share, subject to certain board determinations and disclosures to shareholders. The SEC and other government agencies continue to review the regulation of money market funds and may implement additional regulatory changes in the future. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operation, performance and/or yield of money market funds, including the money market funds in which the Fund may invest.

Mortgage-Backed Securities (“MBS”)

MBS are “pass through” securities, meaning that a pro rata share of regular interest and principal payments, as well as unscheduled early prepayments, on the underlying mortgage pool is passed through monthly to the holder. MBS may include conventional mortgage pass through securities, participation interests in pools of adjustable and fixed rate mortgage loans, stripped securities (described herein), floating rate mortgage-backed securities and certain classes of multiple class CMOs. MBS pay principal to the holder over their term, which differs from other forms of debt securities that normally provide for principal payment at maturity or specified call dates. MBS are subject to the general risks associated with investing in real estate securities; that is, they may lose value if the value of the underlying real estate to which a pool of mortgages relates declines. In addition, investments in MBS involve certain specific risks, including the failure of a party to meet its commitments under the related operative documents, adverse interest rate changes, and the effects of prepayments on mortgage cash flows and that any guarantee or other structural feature, if present, is insufficient to enable the timely payment of interest and principal on the MBS. Although certain MBS are guaranteed as to timely payment of interest and principal by a government-sponsored enterprise, the market price for such securities is not guaranteed and will fluctuate. Certain MBS may be purchased on a when-issued basis subject to certain limitations and requirements.

There are currently four types of MBS: (1) those issued by the U.S. Government or one of its agencies or instrumentalities, such as the Government National Mortgage Association (“GNMA”), the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”); (2) those issued by private issuers that represent an interest in or are collateralized by pass through securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities; (3) those issued by the U.S. Government or one of its agencies or instrumentalities without a government guarantee, such as credit risk transfer bonds; and (4) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or pass through securities without a government guarantee but that usually have some form of private credit enhancement. Privately issued MBS are structured similar to GNMA, FNMA and FHLMC MBS, and are issued by originators of, or investors in, mortgage loans, including depositary institutions, mortgage banks and special purpose subsidiaries of the foregoing.

GNMA Certificates and FNMA Mortgage-Backed Certificates are MBS representing part ownership of a pool of mortgage loans. GNMA loans (issued by lenders such as mortgage bankers, commercial banks and savings and loan associations) are either insured by the Federal Housing Administration or guaranteed by the Veterans Administration. A pool of such mortgages is assembled and, after being approved by GNMA, is offered to investors through securities dealers. Once such pool is approved by GNMA, the timely payment of interest and principal on the Certificates issued representing such pool is guaranteed by the full faith and credit of the U.S. Government. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. FNMA, a federally chartered corporation owned entirely by private stockholders, purchases both conventional and federally insured or guaranteed residential mortgages from various entities, including savings and loan associations, savings banks, commercial banks, credit unions and mortgage bankers, and packages pools of such mortgages in the form of pass-through securities generally called FNMA Mortgage-Backed Certificates, which are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government; however, they are supported by the right of FNMA to borrow from the U.S. Treasury Department.

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FHLMC, a corporate instrumentality of the U.S. Government created by Congress for the purposes of increasing the availability of mortgage credit for residential housing, issues participation certificates (“PCs”) representing undivided interest in FHLMC’S mortgage portfolio. While FHLMC guarantees the timely payment of interest and ultimate collection of the principal of its PCs, its PCs are not backed by the full faith and credit of the U.S. Government. FHLMC PCs differ from GNMA Certificates in that the mortgages underlying the PCs are monthly “conventional” mortgages rather than mortgages insured or guaranteed by a U.S. federal agency or instrumentality. However, in several other respects, such as the monthly pass-through of interest and principal (including unscheduled prepayments) and the unpredictability of future unscheduled prepayments on the underlying mortgage pools, FHLMC PCs are similar to GNMA Certificates.

While it is not possible to accurately predict the life of a particular issue of MBS, the actual life of any such security is likely to be substantially less than the final maturities of the mortgage loans underlying the security. This is because unscheduled early prepayments of principal on MBS will result from the prepayment, refinancings or foreclosure of the underlying mortgage loans in the mortgage pool. Prepayments of MBS may not be able to be reinvested at the same interest rate. Because of the regular scheduled payments of principal and the early unscheduled prepayments of principal, MBS are less effective than other types of obligations as a means of “locking-in” attractive long-term interest rates. As a result, this type of security may have less potential for capital appreciation during periods of declining interest rates than other U.S. Government securities of comparable maturities, although many issues of MBS may have a comparable risk of decline in market value during periods of rising interest rates. If MBS are purchased at a premium above their par value, a scheduled payment of principal and an unscheduled prepayment of principal, which would be made at par, will accelerate the realization of a loss equal to that portion of the premium applicable to the payment or prepayment. If MBS have been purchased at a discount from their par value, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current returns and will accelerate the recognition of income, which, when distributed to Fund shareholders, will be taxable as ordinary income.

Mortgage Dollar Rolls

In a mortgage dollar roll, the Fund sells MBS for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) MBS on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the MBS. The Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the “drop”) as well as by the interest earned on the cash proceeds of the initial sales. Cash proceeds may be invested in instruments that are permissible investments for the Fund. The use of mortgage dollar rolls is a speculative technique involving leverage. A “covered roll” is a specific type of dollar roll for which there is an offsetting cash position or permissible liquid assets earmarked or in a segregated account to secure the obligation for the forward commitment to buy MBS, or a cash equivalent security position that matures on or before the forward settlement date of the dollar roll transaction. The Fund will only enter into covered rolls. Covered rolls are not treated as a borrowing or other senior security and will be excluded from the calculation of the Fund’s borrowings and other senior securities.

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Municipal Lease Obligations (“MLOs”)

An MLO is a bond that is secured by lease payments made by the party, typically a state or municipality, leasing the facilities (e.g., schools or office buildings) that were financed by the bond. Such lease payments may be subject to annual appropriation or may be made only from revenues associated with the facility financed. In other cases, the leasing state or municipality is obligated to appropriate funds from its general tax revenues to make lease payments as long as it utilizes the leased property. MLOs, like other municipal debt obligations, are subject to the risk of non-payment. Although MLOs do not constitute general obligations of the issuer for which the issuer’s unlimited taxing power is pledged, a lease obligation is frequently backed by the issuer’s covenant to budget for, appropriate and make the payments due under the lease obligation. However, certain lease obligations contain “non-appropriation” clauses, which provide that the issuer has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Although “non-appropriation” lease obligations may be secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. A certificate of participation (also referred to as a “participation”) in a municipal lease is an instrument evidencing a pro rata share in a specific pledged revenue stream, usually lease payments by the issuer that are typically subject to annual appropriation. The certificate generally entitles the holder to receive a share, or participation, in the payments from a particular project.

MLOs and participations therein represent a type of financing that may not have the depth of marketability associated with more conventional securities and, as such, they may be less liquid than conventional securities. Certain MLOs may be deemed illiquid for the purpose of the Fund’s limitation on investments in illiquid investments.

The ability of issuers of MLOs to make timely lease payments may be adversely impacted in general economic downturns and as relative governmental cost burdens are allocated and reallocated among U.S. federal, state and local governmental units. Such non-payment would result in a reduction of income from and value of the obligation. Issuers of MLOs might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, holders of MLOs could experience delays and limitations with respect to the collection of principal and interest on such MLOs and may not, in all circumstances, be able to collect all principal and interest to which it is entitled. To enforce its rights in the event of a default in lease payments, the Fund might take possession of and manage the assets securing the issuer’s obligations on such securities or otherwise incur costs to protect its rights, which may increase the Fund’s operating expenses and adversely affect the net asset value of the Fund. When the lease contains a non-appropriation clause, however, the failure to pay would not be a default and the Fund would not have the right to take possession of the assets. Any income derived from the Fund’s ownership or operation of such assets may not be tax-exempt.

Municipal Obligations

Municipal obligations include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities, refunding of outstanding obligations and obtaining funds for general operating expenses and loans to other public institutions and facilities. Certain types of bonds are issued by or on behalf of public authorities to finance various privately owned or operated facilities, including certain facilities for the local furnishing of electric energy or gas, sewage facilities, solid waste disposal facilities and other specialized facilities. Municipal obligations include bonds as well as tax-exempt commercial paper, project notes and municipal notes such as tax, revenue and bond anticipation notes of short maturity, generally less than three years. While most municipal bonds pay a fixed rate of interest semiannually in cash, there are exceptions. Some bonds pay no periodic cash interest, but rather make a single payment at maturity representing both principal and interest. Some bonds may pay interest at a variable or floating rate. Bonds may be issued or subsequently offered with interest coupons materially greater or less than those then prevailing, with price adjustments reflecting such deviation. Municipal obligations also include trust certificates representing interests in municipal securities held by a trustee. The trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities.

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In general, there are three categories of municipal obligations, the interest on which is exempt from U.S. federal income tax and is not a tax preference item for purposes of the AMT: (i) certain “public purpose” obligations (whenever issued), which include obligations issued directly by state and local governments or their agencies to fulfill essential governmental functions; (ii) certain obligations issued before August 8, 1986 for the benefit of non-governmental persons or entities; and (iii) certain “private activity bonds” issued after August 7, 1986, which include “qualified Section 501(c)(3) bonds” or refundings of certain obligations included in the second category. Opinions relating to the validity of municipal bonds, exclusion of municipal bond interest from an investor’s gross income for U.S. federal income tax purposes and, where applicable, state and local income tax, are rendered by bond counsel to the issuing authorities at the time of issuance.

Interest on certain “private activity bonds” issued after August 7, 1986 is exempt from regular U.S. federal income tax, but such interest (including a distribution by the Fund derived from such interest) is treated as a tax preference item that could subject the recipient to or increase the recipient’s liability for the AMT.

The two principal classifications of municipal bonds are “general obligation” and “revenue” bonds. Issuers of general obligation bonds include states, counties, cities, towns and regional districts. The proceeds of these obligations are used to fund a wide range of public projects, including the construction or improvement of schools, highways and roads, water and sewer systems and a variety of other public purposes. The basic security of general obligation bonds is the issuer’s pledge of its faith, credit, and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to rate and amount.

Typically, the only security for a limited obligation or revenue bond is the net revenue derived from a particular facility or class of facilities financed thereby or, in some cases, from the proceeds of a special tax or other special revenues. Revenue bonds have been issued to fund a wide variety of revenue-producing public capital projects including: electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; hospitals; and convention, recreational, tribal gaming and housing facilities. Although the security behind these bonds varies widely, many lower rated bonds provide additional security in the form of a debt service reserve fund that may also be used to make principal and interest payments on the issuer’s obligations. In addition, some revenue obligations (as well as general obligations) are insured by a bond insurance company or backed by a letter of credit issued by a banking institution. Revenue bonds also include, for example, pollution control, health care and housing bonds, which, although nominally issued by municipal authorities, are generally not secured by the taxing power of the municipality but by the revenues of the authority derived from payments by the private entity that owns or operates the facility financed with the proceeds of the bonds. Obligations of housing finance authorities have a wide range of security features, including reserve funds and insured or subsidized mortgages, as well as the net revenues from housing or other public projects. Many of these bonds do not generally constitute the pledge of the credit of the issuer of such bonds. The credit quality of such revenue bonds is usually directly related to the credit standing of the user of the facility being financed or of an institution which provides a guarantee, letter of credit or other credit enhancement for the bond issue. The Fund may on occasion acquire revenue bonds that carry warrants or similar rights covering equity securities. Such warrants or rights may be held indefinitely, but if exercised, the Fund anticipates that it would, under normal circumstances, dispose of any equity securities so acquired within a reasonable period of time. Investing in revenue bonds may involve (without limitation) the following risks.

Hospital bond ratings are often based on feasibility studies that contain projections of expenses, revenues and occupancy levels. A hospital’s income available to service its debt may be influenced by demand for hospital services, management capabilities, the service area economy, efforts by insurers and government agencies to limit rates and expenses, competition, availability and expense of malpractice insurance, and Medicaid and Medicare funding.

Education-related bonds are comprised of two types: (i) those issued to finance projects for public and private colleges and universities, charter schools and private schools, and (ii) those representing pooled interests in student loans. Bonds issued to supply educational institutions with funding are subject to many risks, including the risks of unanticipated revenue decline, primarily the result of decreasing student enrollment, decreasing state and U.S. federal funding, or changes in general

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economic conditions. Additionally, higher than anticipated costs associated with salaries, utilities, insurance or other general expenses could impair the ability of a borrower to make annual debt service payments. Student loan revenue bonds are generally offered by state (or sub-state) authorities or commissions and are backed by pools of student loans. Underlying student loans may be guaranteed by state guarantee agencies and may be subject to reimbursement by the United States Department of Education through its guaranteed student loan program. Others may be private, uninsured loans made to parents or students that may be supported by reserves or other forms of credit enhancement. Cash flows supporting student loan revenue bonds are impacted by numerous factors, including the rate of student loan defaults, seasoning of the loan portfolio, and student repayment deferral periods of forbearance. Other risks associated with student loan revenue bonds include potential changes in U.S. federal legislation regarding student loan revenue bonds, state guarantee agency reimbursement and continued U.S. federal interest and other program subsidies currently in effect.

Transportation debt may be issued to finance the construction of airports, toll roads, highways, or other transit facilities. Airport bonds are dependent on the economic conditions of the airport’s service area and may be affected by the business strategies and fortunes of specific airlines. They may also be subject to competition from other airports and modes of transportation. Air traffic generally follows broader economic trends and is also affected by the price and availability of fuel. Toll road bonds are also affected by the cost and availability of fuel as well as toll levels, the presence of competing roads and the general economic health of an area. Fuel costs, transportation taxes and fees, and availability of fuel also affect other transportation-related securities, as do the presence of alternate forms of transportation, such as public transportation.

Industrial development bonds (“IDBs”) are normally secured only by the revenues from the project and not by state or local government tax payments, they are subject to a wide variety of risks, many of which relate to the nature of the specific project. Generally, IDBs are sensitive to the risk of a slowdown in the economy.

Electric utilities face problems in financing large construction programs in an inflationary period, cost increases and delay occasioned by safety and environmental considerations (particularly with respect to nuclear facilities), difficulty in obtaining fuel at reasonable prices, and in achieving timely and adequate rate relief from regulatory commissions, effects of energy conservation and limitations on the capacity of the capital market to absorb utility debt.

Water and sewer revenue bonds are generally secured by the fees charged to each user of the service. The issuers of water and sewer revenue bonds generally enjoy a monopoly status and latitude in their ability to raise rates. However, lack of water supply due to insufficient rain, run-off, or snow pack can be a concern and has led to past defaults. Further, public resistance to rate increases, declining numbers of customers in a particular locale, costly environmental litigation, and U.S. federal environmental mandates are challenges faced by issuers of water and sewer bonds.

The obligations of any person or entity to pay the principal of and interest on a municipal obligation are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. Certain bond structures may be subject to the risk that a taxing authority may issue an adverse ruling regarding tax-exempt status. There is also the possibility that as a result of adverse economic conditions (including unforeseen financial events, natural disasters and other conditions that may affect an issuer’s ability to pay its obligations), litigation or other conditions, the power or ability of any person or entity to pay when due principal of and interest on a municipal obligation may be materially affected or interest and principal previously paid may be required to be refunded. There have been instances of defaults and bankruptcies involving municipal obligations that were not foreseen by the financial and investment communities. The Fund will take whatever action it considers appropriate in the event of anticipated financial difficulties, default or bankruptcy of either the issuer of any municipal obligation or of the underlying source of funds for debt service. Such action may include: (i) retaining the services of various persons or firms (including affiliates of the investment adviser) to evaluate or protect any real estate, facilities or other assets securing any such obligation or acquired by the Fund as a result of any such event; (ii) managing (or
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engaging other persons to manage) or otherwise dealing with any real estate, facilities or other assets so acquired; and (iii) taking such other actions as the adviser (including, but not limited to, payment of operating or similar expenses of the underlying project) may deem appropriate to reduce the likelihood or severity of loss on the fund’s investment. The Fund will incur additional expenditures in taking protective action with respect to portfolio obligations in (or anticipated to be in) default and assets securing such obligations.

Historically, municipal bankruptcies have been rare and certain provisions of the U.S. Bankruptcy Code governing such bankruptcy are unclear. Further, the application of state law to municipal obligation issuers could produce varying results among the states or among municipal obligation issuers within a state. These uncertainties could have a significant impact on the prices of the municipal obligations in which the Fund invests. There could be economic, business or political developments or court decisions that adversely affect all municipal obligations in the same sector. Developments such as changes in healthcare regulations, environmental considerations related to construction, construction cost increases and labor problems, failure of healthcare facilities to maintain adequate occupancy levels, and inflation can affect municipal obligations in the same sector. As the similarity in issuers of municipal obligations held by the Fund increases, the potential for fluctuations in the Fund’s share price also may increase.

The Commonwealth of Puerto Rico and its related issuers have faced and are currently experiencing financial difficulties, including persistent government budget deficits, underfunded public pension benefit obligations, underfunded government retirement systems, sizable debt service obligations and a high unemployment rate. Several rating agencies have downgraded a number of securities issued in Puerto Rico to below investment-grade, and Puerto Rico has previously missed payments on its general obligation debt. As a result of Puerto Rico’s fiscal challenges, it entered into a process analogous to a bankruptcy proceeding in U.S. courts. In March 2022, Puerto Rico received court approval to be released from bankruptcy through a large restructuring of its U.S. municipal debt. The restructuring was recommended by an oversight board, an unelected body that shares power with elected officials, that is federally mandated to oversee Puerto Rico’s finances. Pursuant to U.S. federal law, the oversight board will remain intact and can only disband after Puerto Rico experiences four consecutive years of balanced budgets. Further legislation by the U.S. Congress, or actions by the oversight board established by PROMESA, among other factors, could have a negative impact on the marketability, liquidity, or value of certain investments held by the Fund and could reduce the Fund’s performance.

In addition, Puerto Rico has faced significant out-migration relating to its economic difficulties, eroding the Commonwealth’s economic base and creating additional further uncertainty regarding its ability to meet its future repayment obligations. The Puerto Rican constitution prioritizes general obligation bonds over revenue bonds, so that all tax revenues, even those pledged to revenue bondholders, can be applied first to general obligation bonds and other Commonwealth-guaranteed debt if other revenues are insufficient to satisfy such obligations.

The secondary market for some municipal obligations issued within a state (including issues that are privately placed with the Fund) is less liquid than that for taxable debt obligations or other more widely traded municipal obligations. No established resale market exists for certain of the municipal obligations in which the Fund may invest. The market for obligations rated below investment grade is also likely to be less liquid than the market for higher rated obligations. As a result, the Fund may be unable to dispose of these municipal obligations at times when it would otherwise wish to do so at the prices at which they are valued.

Municipal obligations that are rated below investment grade but that, subsequent to the assignment of such rating, are backed by escrow accounts containing U.S. Government obligations may be determined by the investment adviser to be of investment grade quality for purposes of the Fund’s investment policies. In the case of a defaulted obligation, the Fund may incur additional expense seeking recovery of its investment. Defaulted obligations are denoted in the “Portfolio of Investments” in the “Financial Statements” included in the Fund’s reports to shareholders.

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The yields on municipal obligations depend on a variety of factors, including purposes of the issue and source of funds for repayment, general money market conditions, general conditions of the municipal bond market, size of a particular offering, maturity of the obligation and rating of the issue. The ratings of Moody’s, S&P and Fitch represent their opinions as to the quality of the municipal obligations which they undertake to rate, and in the case of insurers, other factors including the claims-paying ability of such insurer. It should be emphasized, however, that ratings are based on judgment and are not absolute standards of quality. Consequently, municipal obligations with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield. In addition, the market price of such obligations will normally fluctuate with changes in interest rates, and therefore the net asset value of the Fund will be affected by such changes.

Operational Risk

The Fund’s service providers, including the investment adviser, may experience disruptions or operating errors that could negatively impact the Fund. Disruptive events, including (but not limited to) natural disasters and public health crises, may adversely affect the Fund’s ability to conduct business, in particular if the Fund’s employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. While service providers are expected to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from the Fund’s in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. It also is not possible for Fund service providers to identify all of the operational risks that may affect the Fund or to develop processes and controls to completely eliminate or mitigate their occurrence or effects. To the extent the investment adviser or other service providers use or rely on proprietary and/or third-party technology and data, such uses are subject to operational risks associated with processing or human errors, systems or technology failures, cyber attacks, and errors caused by third party service providers and data sources. Additionally, legal and regulatory changes, such as those related to information privacy and data protection, may have an impact on the use of existing or emerging technologies, and may impact the investment adviser and the Fund. These and other operational risks could impede the Fund’s ability to effectively implement its investment strategy.

Option Contracts

See also “Derivative Instruments and Related Risks” herein. An option contract is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the reference instrument underlying the option (or the cash value of the index) at a specified exercise price at any time during the term of the option. The writer of an option on a security has the obligation upon exercise of the option to deliver the reference instrument (or the cash) upon payment of the exercise price or to pay the exercise price upon delivery of the reference instrument (or the cash). Upon exercise of an index option, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. Options may be “covered,” meaning that the party required to deliver the reference instrument if the option is exercised owns that instrument (or has set aside sufficient assets to meet its obligation to deliver the instrument). Options may be listed on an exchange or traded in the OTC market. In general, exchange-traded options have standardized exercise prices and expiration dates and may require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to counterparty risk. The ability of the Fund to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses to the Fund. OTC options also involve greater liquidity risk. This risk may be increased in times of financial stress, if the trading market for OTC derivative contracts becomes limited. The staff of the SEC takes the position that certain purchased OTC options, and assets used as cover for written OTC options, are illiquid. Derivatives on economic indicators generally are offered in an auction format and are booked and settled as OTC options. Options on futures contracts are discussed herein under “Futures Contracts.”

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If a written option expires unexercised, the Fund realizes a capital gain equal to the premium received at the time the option was written. If a purchased option expires unexercised, the Fund realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, reference instrument, exercise price, and expiration). A capital gain will be realized from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, a capital loss will be realized. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a capital gain or, if it is less, the Fund will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, the current market price of the reference instrument in relation to the exercise price of the option, the volatility of the reference instrument, and the time remaining until the expiration date. There can be no assurance that a closing purchase or sale transaction can be consummated when desired.

Straddles are a combination of a call and a put written on the same reference instrument. Because such combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open or close. In an equity collar, the Fund simultaneously writes a call option and purchases a put option on the same instrument.

The writer of an option has no control over the time when it may be required to fulfill its obligation under the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying reference instrument at the exercise price. If a put or call option purchased by the Fund is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Fund will lose the premium it paid for the option. Furthermore, if trading restrictions or suspensions are imposed on options markets, the Fund may be unable to close out a position.

Options positions are marked to market daily. The value of options is affected by changes in the value and dividend rates of the securities underlying the option or represented in the index underlying the option, changes in interest rates, changes in the actual or perceived volatility of the relevant index or market and the remaining time to the options’ expiration, as well as trading conditions in the options market. The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that would not be reflected concurrently in the options markets.

Option Strategy

The Fund implements the Option Strategy or Enhancement Strategy, as further described under “Investment Objective & Principal Policies and Risks” in the Prospectus, whereby it writes a series of call and put option spread combinations on the S&P 500® Composite Stock Price Index (S&P 500® Index) and/or a proxy for the S&P 500® Index (such as SPDR Trust Series I units (SPDRs)).

Participation in the ReFlow Liquidity Program	The Fund may participate in the ReFlow liquidity program, which is designed to provide an alternative liquidity source for mutual funds experiencing net redemptions of their shares. Pursuant to the program, ReFlow Fund, LLC (“ReFlow”) provides participating mutual funds with a source of cash to meet net shareholder redemptions by standing ready each business day to purchase fund shares up to the value of the net shares redeemed by other shareholders that are to settle the next business day. Following purchases of fund shares, ReFlow then generally redeems those shares when the fund experiences net sales, at the end of a maximum holding period determined by ReFlow (currently 8 days) or at other times at ReFlow’s discretion. While ReFlow holds fund shares, it will have the same rights and privileges with respect to those shares as any other shareholder. For use of the ReFlow service, a fund pays a fee to ReFlow each time it purchases fund shares, calculated by applying to the purchase amount a fee rate determined through an automated daily auction among participating mutual funds. Such fee is allocated among a fund’s share classes based on relative net assets. ReFlow’s purchases of fund shares through the liquidity program are made on an investment-blind basis without regard to the fund’s investment objective, policies or anticipated performance. In accordance with U.S. federal securities laws, ReFlow is prohibited from acquiring more than 3% of the outstanding voting securities
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of a fund. ReFlow will purchase Class I or Institutional Class shares (or, if applicable Class A or Investor Class shares) at net asset value and will not be subject to any sales charge (in the case of Class A shares), investment minimum or redemption fee applicable to such shares. ReFlow will periodically redeem its entire share position in the Fund and request that such redemption be met in kind in accordance with the Fund’s redemption-in-kind policies described under “Redeeming Shares” in the Prospectus. Investments in a fund by ReFlow in connection with the ReFlow liquidity program are not subject to the two round-trips within 90 days limitation described in “Restrictions on Excessive Trading and Market Timing” under “Purchasing Shares” in the Prospectus. The investment adviser believes that the program assists in stabilizing the Fund’s net assets to the benefit of the Fund and its shareholders. To the extent the Fund’s net assets do not decline, the investment adviser may also benefit. From time to time ReFlow may pledge fund shares as collateral in connection with its borrowings from third-party lenders.

Pooled Investment Vehicles

The Fund may invest in pooled investment vehicles including other open-end or closed-end investment companies affiliated or unaffiliated with the investment adviser, exchange-traded funds (described herein) and other collective investment pools in accordance with the requirements of the 1940 Act, and the rules, regulations and interpretations thereunder. Closed-end investment company securities are usually traded on an exchange. The demand for an exchange-traded closed-end fund’s securities is independent of the demand for the underlying portfolio assets, and accordingly, such securities can trade at a discount from, or a premium over, their net asset value. The Fund generally will indirectly bear its proportionate share of any management fees paid by a pooled investment vehicle in which it invests in addition to the investment advisory fee paid by the Fund.

Portfolio Turnover

A change in the securities held by the Fund is known as “portfolio turnover” and generally involves expense to the Fund, including brokerage commissions or dealer markups and other transaction costs on both the sale of securities and the reinvestment of the proceeds in other securities. If sales of portfolio securities cause the Fund to realize net short-term capital gains, such gains will be taxable as ordinary income to taxable shareholders. The Fund’s portfolio turnover rate for a fiscal year is the ratio of the lesser of purchases or sales of portfolio securities to the monthly average of the value of portfolio securities − excluding securities whose maturities at acquisition were one year or less. The Fund’s portfolio turnover rate is not a limiting factor when the investment adviser considers a change in the Fund’s portfolio holdings. The portfolio turnover rate(s) of the Fund for recent fiscal periods is included in the Financial Highlights in the Prospectus.

Preferred Stock

Preferred stock represents an equity interest in a corporation, company or trust that has a higher claim on the assets and earnings than common stock. Preferred stock usually has limited voting rights. Preferred stock involves credit risk, which is the risk that a preferred stock will decline in price, or fail to pay dividends when expected, because the issuer experiences a decline in its financial status. A company’s preferred stock generally pays dividends after the company makes the required payments to holders of its bonds and other debt instruments but before dividend payments are made to common stockholders. However, preferred stock may not pay scheduled dividends or dividends payments may be in arrears. The value of preferred stock may react more strongly than bonds and other debt instruments to actual or perceived changes in the company’s financial condition or prospects. Certain preferred stocks may be convertible to common stock. See “Convertible Securities” and “Contingent Convertible Securities.” Preferred stock may be subject to redemption at the option of the issuer at a predetermined price. In the event of redemption, a Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred stocks may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities, and U.S. government securities. Because they may make regular income payments, preferred stocks may be considered fixed-income securities for purposes of a Fund’s investment restrictions.

Real Estate Investments	Real estate investments, including real estate investment trusts (“REITs”), are sensitive to factors, such as changes in: real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer. Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others. Changes in
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underlying real estate values may have a magnified effect to the extent that investments concentrate in particular geographic regions or property types. Investments in REITs may also be adversely affected by rising interest rates. By investing in REITs, the Fund indirectly will bear REIT expenses in addition to its own expenses.

Private REITs are unlisted, which may make them difficult to value and less liquid. Moreover, private REITs are generally exempt from 1933 Act registration and, as such, the amount of public information available with respect to private REITs may be less extensive than that available for publicly traded REITs. Shares of REITs may trade less frequently and, therefore, are subject to more erratic price movements than securities of larger issuers. REITs are also subject to credit, market, liquidity and interest rate risks.

Individuals and certain other non-corporate entities, such as partnerships, are generally allowed a deduction for 20% of qualified REIT dividends. A RIC may pass the character of its qualified REIT dividends through to its shareholders provided certain holding period requirements are met. See “Taxes” for additional information.

REITs may issue debt securities to fund their activities. The value of these debt securities may be affected by changes in the value of the underlying property owned by the REIT, the creditworthiness of the REIT, interest rates, and tax and regulatory requirements, among other things.

Regulatory and Legal Risk

U.S. and non-U.S. governmental agencies and other regulators regularly implement additional regulations and legislators pass new laws that affect the investments held by a Fund, the strategies used by a Fund or the level of regulation or taxation applying to the Fund (such as regulations related to investments in derivatives and other transactions). These regulations and laws impact the investment strategies, performance, costs and operations of the Fund or taxation of shareholders. For example, the SEC recently adopted amendments to rules related to fund names and related strategies, which will result in costs to some funds in amending their names and/or strategies accordingly. In addition, a rapidly expanding or otherwise more aggressive regulatory environment may impose greater costs on all sectors and on financial services companies in particular.

Repurchase Agreements

Repurchase agreements involve the purchase of a security coupled with an agreement to resell at a specified date and price. In the event of the bankruptcy of the counterparty to a repurchase agreement, recovery of cash may be delayed. To the extent that, in the meantime, the value of the purchased securities may have decreased, a loss could result. The Fund bears the risk of a counterparty’s failure to meet its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights thereto; (ii) possible reduced levels of income and lack of access to income during this period; and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement. Entering into repurchase agreements entails additional risks, which include the risk that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Repurchase agreements maturing in more than seven days that the investment adviser believes may not be terminated within seven days at approximately the amount at which the Fund has valued the agreements are considered illiquid securities. Unless the Prospectus states otherwise, the terms of a repurchase agreement will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest earned on the agreement, and will be marked to market daily.

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Residual Interest Bonds

The Fund may invest in residual interest bonds in a trust that holds municipal securities (a “Tender Option Bond trust” or “TOB trust”). The interest rate payable on a residual interest bond (which may be reset periodically by a Dutch auction, a remarketing agent, or by reference to a short-term tax-exempt interest rate index) bears an inverse relationship to the interest rate on another security issued by the TOB trust. Because changes in the interest rate on the other security inversely affect the interest paid on the residual interest bond, the value and income of a residual interest bond is generally more volatile than that of a fixed rate bond. Residual interest bonds have interest rate adjustment formulas that generally reduce or, in the extreme, eliminate the interest paid to the Fund when short-term interest rates rise, and increase the interest paid to the Fund when short-term interest rates fall. Residual interest bonds have varying degrees of liquidity, and the market for these securities is relatively volatile. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. Although volatile, residual interest bonds typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities usually permit the investor to convert the floating rate to a fixed rate (normally adjusted downward), and this optional conversion feature may provide a partial hedge against rising rates if exercised at an opportune time. While residual interest bonds expose the Fund to leverage risk because they provide two or more dollars of bond market exposure for every dollar invested, they are not subject to the Fund’s restrictions on borrowings.

Under certain circumstances, the Fund may enter into a so-called shortfall and forbearance agreement relating to a residual interest bond held by the Fund. Such agreements commit the Fund to reimburse the difference between the liquidation value of the underlying security (which is the basis of the residual interest bond) and the principal amount due to the holders of the floating rate security issued in conjunction with the residual interest bond upon the termination of the TOB trust issuing the residual interest bond. Absent a shortfall and forbearance agreement, the Fund would not be required to make such a reimbursement. If the Fund chooses not to enter into such an agreement, the residual interest bond could be terminated and the Fund could incur a loss. The Fund’s investments in residual interest bonds and similar securities described in the Prospectus and this SAI will not be considered borrowing for purposes of the Fund’s restrictions on borrowing described herein and in the Prospectus. On December 10, 2013, five U.S. federal agencies published final rules implementing section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”). The Volcker Rule prohibits banking entities from engaging in proprietary trading of certain instruments and limits such entities’ investments in, and relationships with, covered funds, as defined in the rules. The Volcker Rule precludes banking entities and their affiliates from (i) sponsoring residual interest bond programs as such programs were commonly structured prior to the effective date of the Volcker Rule and (ii) continuing relationships with or services for existing residual interest bond programs. In response to the Volcker Rule, industry participants developed alternative structures for residual interest bond programs in which service providers may be engaged to assist with establishing, structuring and sponsoring the programs. The service providers, such as administrators, liquidity providers, trustees and remarketing agents act at the direction of, and as agent of, the Fund holding the residual interests. In addition, the Fund, rather than a bank entity, may act as the sponsor of the TOB trust and undertake certain responsibilities that previously belonged to the sponsor bank. Although the Fund may use third-party service providers to complete some of these additional responsibilities, sponsoring a TOB trust may give rise to certain additional risks, including compliance, securities law and operational risks.

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Restricted Securities

Restricted securities cannot be sold to the public without registration under the 1933 Act. Unless registered for sale, restricted securities can be sold only in privately negotiated transactions or pursuant to an exemption from registration. Restricted securities may be considered illiquid and subject to the Fund’s limitation on illiquid securities.

Restricted securities may involve a high degree of business and financial risk which may result in substantial losses. The securities may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund. The Fund may invest in restricted securities, including securities initially offered and sold without registration pursuant to Rule 144A (“Rule 144A Securities”) and securities of U.S. and non-U.S. issuers initially offered and sold outside the United States without registration with the SEC pursuant to Regulation S (“Regulation S Securities”) under the 1933 Act. Rule 144A Securities and Regulation S Securities generally may be traded freely among certain qualified institutional investors, such as the Fund, and non-U.S. persons, but resale to a broader base of investors in the United States may be permitted only in much more limited circumstances.

The Fund also may purchase restricted securities that are not eligible for resale pursuant to Rule 144A or Regulation S. The Fund may acquire such securities through private placement transactions, directly from the issuer or from security holders, generally at higher yields or on terms more favorable to investors than comparable publicly traded securities. However, the restrictions on resale of such securities may make it difficult for the Fund to dispose of them at the time considered most advantageous and/or may involve expenses that would not be incurred in the sale of securities that were freely marketable. Risks associated with restricted securities include the potential obligation to pay all or part of the registration expenses in order to sell certain restricted securities. A considerable period of time may elapse between the time of the decision to sell a security and the time the Fund may be permitted to sell it under an effective registration statement and/or after an applicable waiting period. If adverse conditions were to develop during this period, the Fund might obtain a price that is less favorable than the price that was prevailing at the time it decided to sell. See also “Illiquid Investments.”

Reverse Repurchase Agreements

Under a reverse repurchase agreement, the Fund temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Fund agrees to repurchase the instrument at an agreed upon time and price, which reflects an interest payment. The Fund may enter into a reverse repurchase agreement for various purposes, including, but not limited to, when it is able to invest the cash acquired at a rate higher than the cost of the agreement or as a means of raising cash to satisfy redemption requests without the necessity of selling portfolio assets. In a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Fund’s assets. As a result, such transactions may increase fluctuations in the value of the Fund. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. If the Fund reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Fund’s yield.

Rights and Warrants

See also “Derivative Instruments and Related Risks” herein. A right is a privilege granted to existing shareholders of a corporation to subscribe for shares of a new issue of common stock before it is issued. Rights normally have a short life, usually two to four weeks, are freely transferable and entitle the holder to buy the new common stock at a lower price than the public offering price. Warrants are securities that are typically issued together with a debt security or preferred stock and that give the holder the right to buy a proportionate amount of common stock at a specified price. Warrants are freely transferable and are often traded on major exchanges. Unlike rights, warrants normally have a life that is measured in years and entitle the holder to buy common stock of a company at a price that is usually higher than the market price at the time the warrant is issued. Corporations often issue warrants to make the accompanying debt security more attractive.

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Warrants and rights may entail greater risks than certain other types of investments. Generally, rights and warrants do not carry the right to receive dividends or exercise voting rights with respect to the underlying securities, and they do not represent any rights in the assets of the issuer. In addition, their value does not necessarily change with the value of the underlying securities, and they cease to have value if they are not exercised on or before their expiration date. If the market price of the underlying stock does not exceed the exercise price during the life of the warrant or right, the warrant or right will expire worthless. (Canadian special warrants issued in private placements prior to a public offering are not considered warrants.)

Royalty Bonds

Royalty bonds include debt securities collateralized by pharmaceutical royalty interests (“Royalty Bonds”). Pharmaceutical royalty streams are created when the owner of a patent on a pharmaceutical product licenses the discovery to a larger commercial entity for further development, while maintaining a royalty interest on future sales of the product. Royalty Bonds are created when the royalty owner borrows against the royalty stream by issuing debt collateralized by the royalty. Royalty Bond investors receive interest and principal payments collateralized and funded by the stream of royalty payments. Royalty Bonds are typically offered in a private placement pursuant to Section 4(a)(2) of the 1933 Act and are restricted as to resale.

Because Royalty Bonds are restricted securities and because of the proprietary nature of the underlying pharmaceutical product licenses, it may take longer to liquidate Royalty Bond positions than would be the case for other securities. Royalty Bonds are also subject to the industry risks associated with health sciences companies.

Securities Lending

The Fund may lend its portfolio securities to major banks, broker-dealers and other financial institutions in compliance with the 1940 Act. No lending may be made with any companies affiliated with the investment adviser. These loans earn income and are collateralized by cash, securities or letters of credit. The Fund may realize a loss if it is not able to invest cash collateral at rates higher than the costs to enter into the loan. The Fund invests cash collateral in an unaffiliated money market fund that operates in compliance with the requirements of Rule 2a-7 under the 1940 Act and seeks to maintain a stable $1.00 net asset value per share. When the loan is closed, the lender is obligated to return the collateral to the borrower. The lender could suffer a loss if the value of the collateral is below the market value of the borrowed securities or if the borrower defaults on the loan. The lender may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. The investment adviser will use its reasonable efforts to instruct the securities lending agent to terminate loans and recall securities with voting rights so that the securities may be voted in accordance with the Fund’s proxy voting policy and procedures. See “Taxes” for information on the tax treatment of payments in lieu of dividends received pursuant to securities lending arrangements.

Senior Loans

Senior Loans are loans that are senior in repayment priority to other debt of the borrower. Senior Loans generally pay interest that floats, adjusts or varies periodically based on benchmark indicators, specified adjustment schedules or prevailing interest rates. Senior Loans are often secured by specific assets or “collateral,” although they may not be secured by collateral. A Senior Loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution (the “Agent”) for a group of loan investors (“Loan Investors”), generally referred to as a “syndicate.” The Agent typically administers and enforces the Senior Loan on behalf of the Loan Investors in the syndicate. In addition, an institution, typically but not always the Agent, holds any collateral on behalf of the Loan Investors. Loan interests primarily take the form of assignments purchased in the primary or secondary market. Loan interests may also take the form of participation interests in, or novations of, a Senior Loan. Senior Loans primarily include senior floating rate loans and secondarily senior floating rate debt obligations (including those issued by an asset-backed pool), and interests therein.

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Loan Collateral. Borrowers generally will, for the term of the Senior Loan, pledge collateral to secure their obligation. In addition, Senior Loans may be guaranteed by or secured by assets of the borrower’s owners or affiliates. During the term of the Senior Loan, the value of collateral securing the Loan may decline in value, causing the Loan to be under-collateralized. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a borrower’s obligations under a Senior Loan. In addition, if a Senior Loan is foreclosed, the Fund could become part owner of the collateral and would bear the costs and liabilities associated with owning and disposing of such collateral.

Fees. The Fund may receive a facility fee when it buys a Senior Loan, and pay a facility fee when it sells a Senior Loan. On an ongoing basis, the Fund may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a Senior Loan. In certain circumstances, the Fund may receive a prepayment penalty fee upon the prepayment of a Senior Loan by a borrower or an amendment fee.

Loan Administration. In a typical Senior Loan, the Agent administers the terms of the loan agreement and is responsible for the collection of principal, and interest payments from the borrower and the apportionment of these payments to the Loan Investors. Failure by the Agent to fulfill its obligations may delay or adversely affect receipt of payment by the Fund. Furthermore, unless under the terms of a loan agreement or participation (as applicable) the Fund has direct recourse against the borrower, the Fund must rely on the Agent and the other Loan Investors to use appropriate remedies against the borrower. The Agent is typically responsible for monitoring compliance with covenants contained in the loan agreement based upon reports prepared by the borrower. The typical practice of an Agent or a Loan Investor in relying exclusively or primarily on reports from the borrower may involve the risk of fraud by the borrower. It is unclear whether an investment in a Senior Loan offers the securities law protections against fraud and misrepresentation.

A financial institution’s appointment as Agent may usually be terminated in the event that it fails to observe the requisite standard of care or becomes insolvent. A successor Agent would generally be appointed to replace the terminated Agent, and assets held by the Agent under the Loan Agreement should remain available to holders of Senior Loans. However, if assets held by the Agent for the benefit of the Fund were determined to be subject to the claims of the Agent’s general creditors, the Fund might incur certain costs and delays in realizing payment on a Senior Loan, or suffer a loss of principal and/or interest. In situations involving other Interposed Persons (as defined below), similar risks may arise.

Additional Information. The Fund may purchase and retain in its portfolio a Senior Loan where the borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. While such investments may provide opportunities for enhanced income as well as capital appreciation, they generally involve greater risk and may be considered speculative. The Fund may from time to time participate in ad-hoc committees formed by creditors to negotiate with the management of financially troubled borrowers. The Fund may incur legal fees as a result of such participation. In addition, such participation may restrict the Fund’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Fund also may expose the Fund to potential liabilities under bankruptcy or other laws governing the rights of creditors and debtors. The Fund will participate in such committees only when the investment adviser believes that such participation is necessary or desirable to enforce the Fund’s rights as a creditor or to protect the value of a Senior Loan held by the Fund.

In some instances, other accounts managed by the investment adviser may hold other securities issued by borrowers the Senior Loans of which may be held by the Fund. These other securities may include, for example, debt securities that are subordinate to the Senior Loans held by the Fund, convertible debt or common or preferred equity securities. In certain circumstances, such as if the credit quality of the borrower deteriorates, the interests of holders of these other securities may conflict with the interests of the holders of the borrower’s Senior Loans. In such cases, the investment adviser may owe conflicting fiduciary duties to the Fund and other client accounts. The investment adviser will endeavor to carry out its obligations to all of its clients to the fullest extent possible, recognizing that in some cases, certain

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clients may achieve a lower economic return, as a result of these conflicting client interests, than if the investment adviser’s client accounts collectively held only a single category of the issuer’s securities. See “Potential Conflicts of Interest.”
The Fund may acquire warrants and other equity securities as part of a unit combining a Senior Loan and equity securities of a borrower or its affiliates. The Fund may also acquire equity securities or debt securities (including non-dollar denominated debt securities) issued in exchange for a Senior Loan or issued in connection with the debt restructuring or reorganization of a borrower, or if such acquisition, in the judgment of the investment adviser, may enhance the value of a Senior Loan or would otherwise be consistent with the Fund’s investment policies.

The Fund will generally acquire participations only if the Loan Investor selling the participation, and any other persons interpositioned between the Fund and the Loan Investor (an “Interposed Person”), at the time of investment, has outstanding debt or deposit obligations rated investment grade (BBB or A-3 or higher by S&P or Baa or P- 3 or higher by Moody’s or comparably rated by another nationally recognized statistical ratings organization) or determined by the investment adviser to be of comparable quality.

For additional disclosure relating to investing in loans (including Senior Loans), see “Loans” above.
Short Sales

Short sales are transactions in which a party sells a security it does not own in anticipation of a decline in the market value of that security. To complete such a transaction, the party must borrow the security to make delivery to the buyer. When the party is required to return the borrowed security, it typically will purchase the security in the open market. The price at such time may be more or less than the price at which the party sold the security. Until the security is replaced, the party is required to repay the lender any dividends or interest, which accrues during the period of the loan. To borrow the security, it also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. Transaction costs are incurred in effecting short sales. A short seller will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which it replaces the borrowed security. A gain will be realized if the price of the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the short seller may be required to pay, if any, in connection with a short sale. Short sales may be “against the box” or uncovered. In a short sale “against the box,” at the time of the sale, the short seller owns or has the immediate and unconditional right to acquire the identical security at no additional cost. In an uncovered short sale, the short seller does not own the underlying security and, as such, losses from uncovered short sales may be significant. Further, if other short positions of the same security are closed out at the same time, a “short squeeze” can occur where demand exceeds the supply for the security sold short. A short squeeze makes it more likely that the Fund will need to replace the borrowed security at an unfavorable price. The Fund may sell short securities representing an index or basket of securities whose constituents the Fund holds in whole or in part. A short sale of an index or basket of securities will be a covered short sale if the underlying index or basket of securities is the same or substantially identical to securities held by the Fund.

Short-Term Trading

Fixed-income securities may be sold in anticipation of market decline (a rise in interest rates) or purchased in anticipation of a market rise (a decline in interest rates) and later sold. In addition, such a security may be sold and another purchased at approximately the same time to take advantage of what is believed to be a temporary disparity in the normal yield relationship between the two securities. Yield disparities may occur for reasons not directly related to the investment quality of particular issues or the general movement of interest rates, such as changes in the overall demand for or supply of various types of fixed-income securities or changes in the investment objectives of investors.

Significant Exposure to Health Sciences Companies	Because the Fund may invest a significant portion of its assets in pharmaceutical, biotechnology, life sciences, and health care equipment and services companies, the value of Fund shares may be affected by developments that adversely affect such companies and may fluctuate more than that of a fund that invests more broadly. Many health sciences companies are subject to substantial governmental regulations that can affect their prospects. Changes in governmental policies, such as
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reductions in the funding of third-party payment programs, may have a material effect on the demand for particular health care products and services. Regulatory approvals (often entailing lengthy application and testing procedures) are also generally required before new drugs and certain medical devices and procedures may be introduced. Many of the products and services of companies engaged in medical research and health care are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances. Additionally, such products are subject to risks such as the appearance of toxic effects following commercial introduction and manufacturing difficulties. The enforcement of patent, trademark and other intellectual property laws will affect the value of many such companies. Health sciences companies include companies that offer limited products or services or that are at the research and developmental stage with no marketable or approved products or technologies.

Significant Exposure to Smaller Companies

The investment risk associated with smaller companies is higher than that normally associated with larger, more established companies due to the greater business risks associated with small size, the relative age of the company, limited product lines, distribution channels and financial and managerial resources. Further, there is typically less publicly available information concerning smaller companies than for larger companies. The securities of small companies are often traded only over-the-counter and may not be traded in the volumes typical of trading on a national securities exchange. As a result, stocks of smaller companies are often more volatile than those of larger companies, which are often traded on a national securities exchange, may be more difficult and may take longer to liquidate at fair value than would be the case for the publicly traded securities of a large company.

Significant Exposure to Technology Companies	Technology related companies include, among others, internet, software, hardware, semiconductor, and IT services companies. Significant investments in technology companies may present more risks than would be the case for a fund that invests more broadly in numerous industries and sectors of the economy. The value of securities of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition. Securities of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.
Significant Exposure to Utilities and Financial Services Sectors

Because the Fund may invest a significant portion of its assets in the utilities and financial services sectors, the value of Fund shares may be affected by events that adversely affect those sectors and may fluctuate more than that of a fund with broader exposure. The utilities sector includes companies engaged in the manufacture, production, generation, transmission, sale and distribution of water, gas and electric energy. Companies in the financial services sector include, for example, commercial banks, savings and loan associations, brokerage and investment companies, insurance companies, and consumer and industrial finance companies. Companies in the utilities sector may be sensitive to changes in interest rates and other economic conditions, governmental regulation, uncertainties created by deregulation, power shortages and surpluses, the price and availability of fuel, environmental protection or energy conservation practices, the level and demand for services, and the cost and potential business disruption of technological developments. Companies in the financial services sector are also subject to extensive government regulation and can be significantly affected by the availability and cost of capital funds, changes in interest rates, the rate of corporate and consumer debt defaults, and price competition.

Stripped Securities	Stripped Securities (“Strips”) may be issued by the U.S. Government, its agencies or instrumentalities, and may also be issued by private originators or investors, including depository institutions, banks, investment banks and special purpose subsidiaries of these entities. Strips are usually structured with classes that receive different proportions of the interest and principal distributions from an underlying asset or pool of underlying assets. Strips are particularly sensitive to changes in interest rates, which may impact the frequency of principal payments (including prepayments) on the underlying assets or pool of underlying assets. Some structures may have a class that receives only interest from the underlying assets, an interest-only (“IO”) class, while another class may receive only principal, a principal-only (“PO”) class. IO and PO Strips may be purchased for their return and/or hedging
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characteristics. Because of their structure, IO Strips may move differently than typical fixed-income securities in relation to changes in interest rates. IO Strips tend to decrease in value if prepayments are greater than anticipated and increase in value if prepayments are less than anticipated. Conversely, PO Strips tend to increase in value if prepayments are greater than anticipated and decline if prepayments are less than anticipated. While the U.S. Government or its agencies or instrumentalities may guarantee the full repayment of principal on Strips they issue, repayment of interest is guaranteed only while the underlying assets or pools of assets are outstanding. To the extent the Fund invests in Strips, rapid changes in the rate of prepayments may have an adverse effect on the Fund’s performance. In addition, the secondary market for Strips may be less liquid than that for other securities. Certain Strips may also present certain operational and/or valuation risks.

Structured Notes

See also “Derivative Instruments and Related Risks” herein. Structured notes are derivative debt instruments, the interest rate or principal of which is determined by an unrelated indicator (for example, a currency, security, commodity or index thereof). The terms of the instrument may be “structured” by the purchaser and the borrower issuing the note. Indexed securities may include structured notes as well as securities other than debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities may include a multiplier that multiplies the indexed element by a specified factor and, therefore, the value of such securities may be very volatile. The terms of structured notes and indexed securities may provide that in certain circumstances no principal is due at maturity, which may result in a loss of invested capital. Structured notes and indexed securities may be positively or negatively indexed, so that appreciation of the unrelated indicator may produce an increase or a decrease in the interest rate or the value of the structured note or indexed security at maturity may be calculated as a specified multiple of the change in the value of the unrelated indicator. Structured notes and indexed securities may entail a greater degree of market risk than other types of investments because the investor bears the risk of the unrelated indicator. Structured notes or indexed securities also may be more volatile, less liquid, and more difficult to accurately price than less complex securities and instruments or more traditional debt securities.

Swap Agreements

See also “Derivative Instruments and Related Risks” herein. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular predetermined reference instrument or instruments, which can be adjusted for an interest rate factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index). Other types of swap agreements may calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a party’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).

Whether the use of swap agreements will be successful will depend on the investment adviser’s ability to predict correctly whether certain types of reference instruments are likely to produce greater returns than other instruments. Swap agreements may be subject to contractual restrictions on transferability and termination and they may have terms of greater than seven days. The Fund’s obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Fund under the swap). Developments in the swaps market, including government regulation, could adversely affect the Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements, as well as to participate in swap agreements in the future. If there is a default by the counterparty to a swap, the Fund will have contractual remedies pursuant to the swap agreement, but any recovery may be delayed depending on the circumstances of the default. To limit the counterparty risk involved in swap agreements, the Fund will only enter into swap agreements with counterparties that meet certain criteria. Although there can be no assurance that the Fund will be able to do so, the Fund may be able to reduce or eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or another creditworthy party. The Fund may have limited ability to eliminate its exposure under a credit default swap if the credit of the reference instrument has declined.

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The swaps market was largely unregulated prior to the enactment of the Dodd-Frank Act, which was enacted in 2010 in response to turmoil in the financial markets and other market events. Among other things, the Dodd-Frank Act sets forth a new regulatory framework for certain OTC derivatives, such as swaps, in which the Fund may invest. The Dodd-Frank Act requires many swap transactions to be executed on registered exchanges or through swap execution facilities, cleared through a regulated clearinghouse, and publicly reported. In addition, many market participants are now regulated as swap dealers or major swap participants and are subject to certain minimum capital and margin requirements and business conduct standards. The statutory requirements of the Dodd-Frank Act have been implemented primarily through rules and regulations adopted by the SEC and/or the CFTC.

Currently, central clearing is only required for certain market participants trading certain instruments, although central clearing for additional instruments may be implemented by the CFTC in the future. In addition, uncleared OTC swaps are subject to regulatory collateral requirements that may adversely affect the Fund’s ability to enter into swaps in the OTC market. These developments may cause the Fund to terminate new or existing swap agreements or to realize amounts to be received under such instruments at an inopportune time. Because these regulations are relatively new it isnot be possible to determine the complete impact of the Dodd-Frank Act and related regulations on the Fund. The Dodd-Frank Act and rules promulgated thereunder may exert a negative effect on the Fund’s ability to meet its investment objective, either through limits or requirements imposed on the Fund or its counterparties. The swap market could be disrupted or limited as a result of legislation, and such requirements may increase the cost of the Fund’s investments and of doing business, which could adversely affect the ability of the Fund to buy or sell OTC derivatives.

Regulatory bodies outside the U.S. have also implemented and continue to implement rules and regulations similar to the Dodd-Frank Act and such actions could similarly increase the costs of participating in, or otherwise adversely impact the liquidity of, participating in the swaps markets. U.S. and global regulators have issued final rules that will require the exchange of variation and, in some cases, initial margin in respect of uncleared swap agreements. In addition, regulations adopted by global prudential regulators that are now in effect require certain prudentially regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts, terms that delay or restrict the rights of counterparties (such as the Fund) to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the prudentially regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in non-U.S. jurisdictions that may apply to the Fund’s counterparties located in those jurisdictions. It is possible that these requirements, as well as potential additional related government regulation, could adversely affect the Fund’s ability to terminate existing derivatives contracts, exercise default rights or satisfy obligations owed to it with collateral received under such contracts.

Swap agreements include (but are not limited to):

Currency Swaps. Currency swaps involve the exchange of the rights of the parties to make or receive payments in specified currencies. Because currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If the investment adviser is incorrect in its forecasts of market value and currency exchange rates, performance may be adversely affected.

Equity Swaps. An equity swap is an agreement in which at least one party’s payments are based on the rate of return of an equity security or equity index, such as the S&P 500®. The other party’s payments can be based on a fixed rate, a non-equity variable rate, or even a different equity index. The Fund may enter into equity index swaps on a net basis pursuant to which the future cash flows from two reference instruments are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two.

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Credit Default Swaps. Under a credit default swap agreement, the protection “buyer” in a credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event, such as a default, on a reference instrument has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the reference instrument in exchange for an equal face amount of the reference instrument described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. The determination of a credit event under the swap agreement will depend on the terms of the agreement and may rely on the decision of persons that are not a party to the agreement. The Fund’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owed to the Fund).

Inflation Swaps. Inflation swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments or an exchange of floating rate payments based on two different reference indices. By design, one of the reference indices is an inflation index, such as the Consumer Price Index. Inflation swaps can be designated as zero coupon, where both sides of the swap compound interest over the life of the swap and then the accrued interest is paid out only at the swap’s maturity.

Total Return Swaps. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. Generally, the Fund will enter into total return swaps on a net basis (i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each total return swap will be accrued on a daily basis.

Interest Rate Swaps, Caps and Floors. Interest rate swaps are OTC contracts in which each party agrees to make a periodic interest payment based on an index or the value of an asset in return for a periodic payment from the other party based on a different index or asset. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index rises above a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The Fund usually will enter into interest rate swap transactions on a net basis (i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the Fund’s obligations will be accrued on a daily basis. Certain U.S. federal income tax requirements may limit the Fund’s ability to engage in certain interest rate transactions.

Commodity Index-Linked Swaps. Commodity index-linked swap agreements involve the exchange by the Fund with another party of payments dependent upon the price of the underlying commodity index. Commodity index-linked swaps may be used to obtain exposure to a particular commodity or commodity index without owning or taking physical custody of such commodity.

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Swaptions

See also “Derivative Instruments and Related Risks” herein. A swaption is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Fund may write (sell) and purchase put and call swaptions. Depending on the terms of the particular option agreement, the Fund will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Fund purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Fund writes a swaption, upon exercise of the option the Fund will become obligated according to the terms of the underlying agreement.

Tax-Managed Investing

Taxes are a major influence on the net returns that individual investors receive on their taxable investments. There are four components of the returns of a mutual fund that invests in equities that are treated differently for U.S. federal income tax purposes: price appreciation, distributions of qualified dividend income, distributions of other investment income, and distributions of realized short-term and long-term capital gains. Distributions of income other than qualified dividend income and distributions of net realized short-term gains (on stocks held for one year or less) are taxed as ordinary income. Distributions of qualified dividend income (subject to individual investors meeting certain holding period requirements with respect to their fund shares) and net realized long-term gains (on stocks held for more than one year) are currently taxed at rates up to 20%. The Fund’s investment program and the tax treatment of Fund distributions may be affected by IRS interpretations of the Code and future changes in tax laws and regulations. Returns derived from price appreciation are untaxed until the shareholder disposes of his or her shares. Upon disposition, a capital gain (short-term, if the shareholder has held his or her shares for one year or less, otherwise long-term) equal to the difference between the net proceeds of the disposition and the shareholder’s adjusted tax basis is realized.

Trust Certificates

Trust certificates are investments in a limited purpose trust or other vehicle formed under state law. Trust certificates in turn invest in instruments, such as credit default swaps, interest rate swaps, preferred securities and other securities, in order to customize the risk/return profile of a particular security. Like an investment in a bond, investments in trust certificates represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the certificate. However, these payments are conditioned on the trust’s receipt of payments from, and the trust’s potential obligations to, the counterparties to the derivative instruments and other securities in which the trust invests. Investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is expected that the trusts that issue credit-linked trust certificates will constitute “private” investment companies, exempt from registration under the 1940 Act. Although the trusts are typically private investment companies, they are generally not actively managed. It is also expected that the certificates will be exempt from registration under the 1933 Act. Accordingly, there may be no established trading market for the certificates and they may constitute illiquid investments.

U.S. Government Securities	U.S. Government securities include: (1) U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one year to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years); and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities, which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury; (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury; (c) discretionary authority of the U.S. Government to purchase certain obligations of the U.S. Government agency or instrumentality; or (d) the credit of the agency or instrumentality. U.S. Government securities also include any other security or agreement collateralized or otherwise secured by U.S. Government securities. Agencies and instrumentalities of the U.S. Government include but are not limited to: Farmers Home Administration, Export-Import Bank of the United States, Federal Housing Administration, Federal Land Banks, Federal Financing Bank, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Bank System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, General Services Administration, Government National Mortgage Association, Student Loan Marketing Association, United States Postal Service, Maritime Administration, Small Business Administration, Tennessee Valley Authority,
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Washington D.C. Armory Board and any other enterprise established or sponsored by the U.S. Government. Not all obligations of the U.S. Government, its agencies and instrumentalities are backed by the full faith and credit of the United States. Some obligations are backed only by the credit of the issuing agency or instrumentality, and in some cases there may be some risk of default by the issuer. Even if a security is backed by the U.S. Treasury or the full faith and credit of the United States, such guarantee applies only to the timely payment of interest and principal. The U.S. Government generally is not obligated to provide support to its instrumentalities. Interest rate changes, prepayments and other factors may affect the value of U.S. Government securities. The principal of and/or interest on certain U.S. Government securities could be: (a) payable in foreign currencies rather than U.S. dollars; or (b) increased or diminished as a result of changes in the value of the U.S. dollar relative to the value of foreign currencies. The value of such portfolio securities denominated in foreign currencies may be affected favorably by changes in the exchange rate between foreign currencies and the U.S. dollar.

Unlisted Securities

Unlisted securities are neither listed on a stock exchange nor traded over-the-counter. Unlisted securities may include investments in new and early stage companies, which may involve a high degree of business and financial risk that can result in substantial losses and may be considered speculative. Such securities may be deemed to be illiquid. Because of the absence of any public trading market for these investments, it may take longer to liquidate these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid or less than what may be considered the fair value of such securities. Furthermore, issuers whose securities are not publicly traded may not be subject to public disclosure and other investor protection requirements applicable to publicly traded securities. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. In addition, in foreign jurisdictions any capital gains realized on the sale of such securities may be subject to higher rates of foreign taxation than taxes payable on the sale of listed securities.

Variable Rate Instruments

Variable rate instruments provide for adjustments in the interest or dividend rate payable on the instrument at specified intervals (daily, weekly, monthly, semiannually, etc.) based on market conditions, credit ratings or interest rates and the investor may have the right to “put” the security back to the issuer or its agent. Variable rate instruments normally provide that the holder can demand payment of the instrument on short notice at par with accrued interest. These instruments may be secured by letters of credit or other support arrangements provided by banks. To the extent that such letters of credit or other arrangements constitute an unconditional guarantee of the issuer’s obligations, a bank may be treated as the issuer of a security for the purposes of complying with the diversification requirements set forth in Section 5(b) of the 1940 Act and Rule 5b-2 thereunder. The Fund may use these instruments as cash equivalents pending longer term investment of its funds. The rate adjustment features may limit the extent to which the market value of the instruments will fluctuate.

When-Issued Securities, Delayed Delivery and Forward Commitments	Securities may be purchased on a “forward commitment,” “when-issued” or “delayed delivery” basis (meaning securities are purchased or sold with payment and delivery taking place in the future beyond normal settlement times) in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. When the Fund agrees to purchase such securities, it assumes the risk of any decline in value of the security from the date of the agreement to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment, when-issued or delayed delivery transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

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Zero Coupon Bonds, Deep Discount Bonds and Payment-In-Kind (“PIK”) Securities

Zero coupon bonds are debt obligations that do not require the periodic payment of interest and are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of purchase. The effect of owning debt obligations that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the debt obligation. This implicit reinvestment of earnings at a fixed rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. The Fund is required to accrue income from zero coupon bonds on a current basis, even though it does not receive that income currently in cash, and the Fund is required to distribute that income for each taxable year. Thus, the Fund may have to sell other investments to obtain cash needed to make income distributions.

Bonds and preferred stocks that make “in-kind” payments and other securities that do not pay regular income distributions may experience greater volatility in response to interest rate changes and issuer developments. PIK securities generally carry higher interest rates compared to bonds that make cash payments of interest to reflect their payment deferral and increased credit risk. PIK securities generally involve significantly greater credit risk than coupon loans because the Fund receives no cash payments until the maturity date or a specified cash payment date. Even if accounting conditions are met for accruing income payable at a future date under a PIK bond, the issuer could still default when the collection date occurs at the maturity of or payment date for the PIK bond. PIK bonds may be difficult to value accurately because they involve ongoing judgments as to the collectability of the deferred payments and the value of any associated collateral. If the issuer of a PIK security defaults, the Fund may lose its entire investment. PIK interest has the effect of generating investment income and increasing the incentive fees, if any, payable at a compounding rate. Generally, the deferral of PIK interest increases the loan to value ratio.

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PART C

Item 28. Exhibits (with inapplicable items omitted)

(a)			Declaration of Trust of the Registrant dated March 10, 2022 filed as Exhibit (a) to the Original Registration Statement filed May 16, 2022 (Accession No. 0000940394-22-000997) and incorporated herein by reference.
(b)			By-Laws of the Registrant as adopted March 10, 2022 filed as Exhibit (b) to the Original Registration Statement filed May 16, 2022 (Accession No. 0000940394-22-000997) and incorporated herein by reference.
(c)	(1)		Reference is made to Item 28(a) and 28(b) above.
	(2)		Procedures for Allocations and Distributions dated May 16, 2022 filed as Exhibit (c)(2) to the Original Registration Statement filed May 16, 2022 (Accession No. 0000940394-22-000997) and incorporated herein by reference.
(d)	(1)		Investment Advisory Agreement between the Registrant and Boston Management and Research dated May 16, 2022 filed as Exhibit (d) to the Original Registration Statement filed May 16, 2022 (Accession No. 0000940394-22-000997) and incorporated herein by reference.
	(2)		Investment Sub-Advisory Agreement between Boston Management and Research and Morgan Stanley Investment Management Limited dated October 17, 2025 filed herewith.
(e)	(1)		Master Placement Agent Agreement with Eaton Vance Distributors, Inc. dated March 1, 2021 filed as Exhibit (e) to Post-Effective Amendment No. 12 of Stock Portfolio filed April 29, 2021 (Accession No. 0000940394-21-000883) and incorporated herein by reference.
	(2)		Amended Schedule A dated May 16, 2022 to the Master Placement Agreement with Eaton Vance Distributors, Inc. dated March 1, 2021 filed as Exhibit (e)(2) to the Original Registration Statement filed May 16, 2022 (Accession No. 0000940394-22-000997) and incorporated herein by reference.
(f)			The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).
(g)	(1)	(a)	Amended and Restated Master Custodian Agreement between Eaton Vance Funds and State Street Bank & Trust Company dated September 1, 2013 filed as Exhibit (g)(1) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946, 811-04015) filed September 24, 2013 (Accession No. 0000940394-13-001073) and incorporated herein by reference.
		(b)	Amendment dated August 13, 2020 and effective May 29, 2020 to Amended and Restated Master Custodian Agreement between Eaton Vance Funds and State Street Bank & Trust Company dated September 1, 2013 filed as Exhibit (g)(1)(b) to Post-Effective Amendment No. 79 of Eaton Vance Investment Trust (File Nos. 033-01121, 811-04443) filed September 24, 2020 (Accession No. 0000940394-20-001312) and incorporated herein by reference.
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		(c)	First Amendment effective October 20, 2023 to the Amended and Restated Master Custodian Agreement dated as of September 1, 2013 between State Street Bank and Trust Company and the Eaton Vance Funds filed as Exhibit (g)(1)(c) to Post-Effective Amendment No. 20 of Eaton Vance Series Fund, Inc. (File Nos. 333-182175, 811-22714) filed November 27, 2023 (Accession No. 0000940394-23-001152) and incorporated herein by reference.
(h)	(1)	(a)	Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(2) to Post-Effective Amendment No. 108 of Eaton Vance Special Investment Trust (File Nos. 002-27962, 811-1545) filed September 27, 2010 (Accession No. 0000940394-10-001000) and incorporated herein by reference.
		(b)	Amendment Number 1 dated May 16, 2012 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(3) to Post-Effective Amendment No. 39 of Eaton Vance Municipals Trust II (File Nos. 333-71320, 811-08134) filed May 29, 2012 (Accession No. 0000940394-12-000641) and incorporated herein by reference.
		(c)	Amendment dated September 1, 2013 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(4) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946, 811-04015) filed September 24, 2013 (Accession No. 0000940394-13-001073) and incorporated herein by reference.
		(d)	Amendment dated July 18, 2018 and effective June 29, 2018 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(5) to Post-Effective Amendment No. 212 of Eaton Vance Growth Trust (File Nos. 002-22019, 811-01241) filed July 31, 2018 (Accession No. 0000940394-18-001408) and incorporated herein by reference.
		(e)	Amendment dated August 13, 2020 and effective May 29, 2020 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (h)(1)(e) to Post-Effective Amendment No. 79 of Eaton Vance Investment Trust (File Nos. 033-01121, 811-04443) filed September 24, 2020 (Accession No. 0000940394-20-001312) and incorporated herein by reference.
(p)	(1)	(a)	Code of Ethics adopted by the Eaton Vance Funds effective June 1, 2021 filed as Exhibit (p)(1)(a) to Post-Effective Amendment No. 240 of Eaton Vance Growth Trust (File Nos. 002-22019, 811-01241) filed October 29, 2021 (Accession No. 0000940394-21-001414) and incorporated herein by reference.
		(b)	Code of Ethics and Personal Trading Guidelines adopted by Morgan Stanley Investment Management Public Side effective June 25, 2025 filed as Exhibit (p)(1)(b) to Post-Effective Amendment No. 259 of Eaton Vance Growth Trust (File Nos. 002-22019, 811-01241) filed June 26, 2025 (Accession No. 0001076598-25-000253) and incorporated herein by reference.

Item 29. Persons Controlled by or Under Common Control with Registrant

Not applicable.

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Item 30. Indemnification

Article V of the Registrant’s Declaration of Trust contains indemnification provisions for Trustees and officers. The Trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser are insured under an errors and omissions liability insurance policy.

The Placement Agent Agreement also provides for reciprocal indemnity of the placement agent, on the one hand, and the Trustees and officers, on the other.

Item 31. Business and Other Connections of the Investment Adviser

Reference is made to: (i) the information set forth under the caption “Management and Organization” in the Fund SAI; (ii) the Morgan Stanley 10-K filed under the Securities and Exchange Act of 1934 (File No. 001-11758); and (iii) the Forms ADV of Eaton Vance Management (File No. 801-15930) and Boston Management and Research (File No. 801-43127) filed with the SEC, all of which are incorporated herein by reference.

Item 32. Principal Underwriters

Not applicable.

Item 33. Location of Accounts and Records

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant’s custodian, State Street Bank and Trust Company, One Congress Street, Boston, MA 02114-2016, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant’s investment adviser at One Post Office Square, Boston, MA 02109. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant’s investment adviser.

Item 34. Management Services

Not applicable.

Item 35. Undertakings

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 6 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and State of New York on the 27th day of February, 2026 .

SHORT DURATION INFLATION-PROTECTED INCOME PORTFOLIO

By:	/s/ Kenneth A. Topping
Kenneth A. Topping President